As filed with the Securities and Exchange Commission on April 15, 1999
                                           REGISTRATION STATEMENT NO. 333-65271


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------


                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                       MELLON AUTO RECEIVABLES CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                        APPLICATION PENDING
     (State or other jurisdiction                 (IRS Employer
     of incorporation or organization)          Identification Number)



                             ONE MELLON BANK CENTER
                                  FOURTH FLOOR
                         PITTSBURGH, PENNSYLVANIA 15258
                                 (412) 234-7142
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive office)
                          ----------------------------
                                 STEPHEN COBAIN
                       MELLON AUTO RECEIVABLES CORPORATION
                             ONE MELLON BANK CENTER
                                  FOURTH FLOOR
                         PITTSBURGH, PENNSYLVANIA 15258
                                 (412) 234-7142
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ----------------------------
                                   Copies to:


         ROBERT T. MORRIS, ESQ.                     ROBERT C. WIPPERMAN, ESQ.
        REED SMITH SHAW & MCCLAY                 STROOCK & STROOCK & LAVAN LLP
           435 SIXTH AVENUE                             180 MAIDEN LANE
     PITTSBURGH, PENNSYLVANIA 15219                NEW YORK, NEW YORK 10038

                          ----------------------------

          Approximate date of commencement of proposed sale to public:
     From time to time after this Registration Statement becomes effective.

                           ---------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                       CALCULATION OF REGISTRATION FEE(1)
===================================================================================================================================
                                                            PROPOSED                 PROPOSED
TITLE OF EACH CLASS                     AMOUNT              MAXIMUM                  MAXIMUM                    AMOUNT OF
OF SECURITIES                           TO BE               OFFERING                 AGGREGATE                  REGISTRATION
TO BE REGISTERED                        REGISTERED          PRICE PER UNIT (2)       OFFERING PRICE(2)          FEE(3)

-----------------------------------------------------------------------------------------------------------------------------------

Asset Backed Notes
and Asset Backed
Certificates.......................     $2,000,000,000      100%                     $2,000,000,000             $556,000
-----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also registers an undeterminable amount of securities to be sold by Mellon Financial Markets, Inc. in market-making transactions where required.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3)  Of this amount, $295.00 previously has been paid.




     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

            INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR
              AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE
           SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE
         COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO
          BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT
           BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN
              OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY
               NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN
               ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE
                   WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR
           QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                EXPLANATORY NOTE


     This Registration Statement contains: (i) a form of prospectus supplement relating to a hypothetical Series of Asset Backed Notes and Asset Backed Certificates, (ii) a form of prospectus supplement relating to a hypothetical Series of Asset Backed Certificates, (iii) a prospectus supplement relating to an immediate takedown of a Series of Asset Backed Certificates, Series 1999-1,
(iv) a prospectus relating to the public offering of up to $2,000,000,000 aggregate original principal balance of Asset Backed Notes and Asset Backed Certificates, issuable from time to time in Series, and (v) immediately following such prospectus, alternate pages to a form of supplement to the prospectus supplement and prospectus to be used in connection with offers and sales relating to market-making transactions in the Notes and/or Certificates of one or more Series by an affiliate of the Registrant. All other pages of the prospectus and applicable prospectus supplement are also to be used in the market-making prospectus supplement.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. MELLON AUTO RECEIVABLES CORPORATION MAY NOT SELL THE SECURITIES THAT ARE DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT A REQUEST FOR ANY OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE LAWS IN THAT STATE DO NOT PERMIT THE DEPOSITOR TO OFFER OR SELL THESE SECURITIES.


Prospectus Supplement To Prospectus dated ___________            [Form 1]


                                  $------------
                            MELLON AUTO TRUST 199_-_
                                     ISSUER

                       MELLON AUTO RECEIVABLES CORPORATION
                                    DEPOSITOR
                                MELLON BANK, N.A.
                                    SERVICER


You should carefully consider the risk factors beginning on page S-___ in this prospectus supplement and on page ___ of the prospectus.

The securities are obligations only of the trust.

Neither the securities nor the receivables are guaranteed by any person.

The securities are not bank deposits.

SECURITIES OFFERED
 o $ ________, ________ % assetbacked notes
 o $ ________, ________% asset backed certificates


ASSETS
 o Retail automobile receivables

CREDIT ENHANCEMENT
 o Subordination of the certificates
 o Reserve account


EXPECTED RATINGS
 o or equivalent for the notes
 o or equivalent for the certificates



     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Making any contrary representation is a criminal offense.

     Subject to the satisfaction of certain conditions, the underwriter named below is offering the notes and certificates at the price to public shown. The securities will be delivered in book entry form only on or about ____________, 199_.


                                                                             UNDERWRITING
                                                       PRICE TO              DISCOUNTS AND              PROCEEDS TO
                                                       PUBLIC                COMMISSIONS                THE DEPOSITOR (1)
                                                       --------              -------------              -----------------
Per Note .........................................                     %                     %                        %
                                                          -------------         -------------             -------------
Per Certificate ..................................                     %                     %                        %
                                                          -------------         -------------            -------------
Total ............................................    $                      $                        $
                                                       ----------------        --------------         ----------------

-------------

(1) Before deducting expenses, estimated to be $ .

                                  [Underwriter]
            The date of this prospectus supplement is ____ __, 199_.

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the securities in two separate documents that provide progressively more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of securities; and

     o this prospectus supplement, which describes the specific terms of your series of securities.

     YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR SECURITIES IN THIS PROSPECTUS SUPPLEMENT.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

CAPTION                                                                PAGE
-------                                                                -----

Summary of Terms.......................................................S-
Risk Factors...........................................................S-
Formation of the Trust.................................................S-
The Trust Property.....................................................S-
The Receivables Pool...................................................S-
The Servicer...........................................................S-
Weighted Average Life of the Securities................................S-
Use of Proceeds........................................................S-
Description of the Notes...............................................S-
Description of the Certificates........................................S-
Description of the Transfer and Servicing  Agreements..................S-
Federal Income Tax Consequences........................................S-
State and Local Tax Consequences.......................................S-
ERISA Considerations...................................................S-
Underwriting...........................................................S-
Legal Matters..........................................................S-


                                   PROSPECTUS

CAPTION                                                               PAGE
-------                                                               -----
Risk Factors..........................................................
Incorporation of Certain Documents
   by Reference.......................................................
The Trusts............................................................
The Portfolio of Motor Vehicle Loans..................................
The Receivables Pools.................................................
Maturity and Prepayment Assumptions...................................
Pool Factors and Trading Information..................................
Use of Proceeds.......................................................
The Depositor.........................................................
The Servicer..........................................................
Description of the Notes..............................................
Description of the Certificates.......................................
Certain Information Regarding
   the Securities.....................................................
Description of the Transfer and
   Servicing Agreements...............................................
Certain Legal Aspects of the Receivables..............................
Federal Income Tax Consequences.......................................
State and Local Tax Consequences......................................
ERISA Considerations..................................................
Ratings...............................................................
Method of Distribution................................................
Legal Opinions........................................................
Index of Terms........................................................
Annex I...............................................................

                                SUMMARY OF TERMS

     THIS SECTION OUTLINES THE SIGNIFICANT TERMS OF THE OFFERED SECURITIES. AS A SUMMARY, WE DO NOT ATTEMPT TO DISCUSS OR DESCRIBE IN ANY DETAIL THE TERMS OUTLINED HERE. WE RECOMMEND THAT YOU REVIEW CAREFULLY THE MORE DETAILED INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND IN THE ATTACHED PROSPECTUS.

ISSUER..................................... Mellon  Auto Trust 199_-_, a limited purpose Delaware business trust.

DEPOSITOR.................................. Mellon Auto Receivables Corporation.

SERVICER................................... Mellon Bank, N.A.

SELLER..................................... Mellon Bank, N.A.

OWNER TRUSTEE.............................. __________________.

INDENTURE TRUSTEE.......................... __________________.

CLOSING DATE............................... On or about ____________, 199_.

CUTOFF DATE................................ The [close] [opening] of business on
                                            ____________,  199__.

DISTRIBUTION DATES......................... ____________ of each month or the next business day if the ______ day
                                             is not a business day, beginning in
                                             __________, 1999.

RECORD DATES............................... Last day of the month prior to a distribution date.

MINIMUM DENOMINATIONS...................... $25,000.

FORM....................................... Book-entry.

INTEREST ACCRUAL METHOD.................... 30/360.

FINAL SCHEDULED
      DISTRIBUTION DATE.................... ________ for the notes and _________
                                            for the certificates.

THE RECEIVABLES

The receivables are amounts owed by individuals under retail installment sale contracts to purchase or refinance new or used automobiles, including passenger cars, minivans, sport utility vehicles and light trucks, purchased from motor vehicle dealers.

     The depositor expects that the receivables will have the following characteristics as of ________, 1999. As of the closing date, no more than 5% of the receivables will have characteristics that differ from those described in this prospectus supplement as of _______, 1999.


Number of contracts                       __________
Principal Amount                         $__________
Annual Percentage Rates                        _____% to _____%
Weighted Average Annual
   Percentage Rate                             _____%
Original term                                  _____ months to _____ months
Weighted Average
   original term                               _____ months
Remaining term                                 _____ months to _____ months
Weighted Average
    remaining term                             _____ months
New                                            _____%
Used                                           _____%
States
    PA                                         _____%
    NJ                                         _____%
Balloon Loans                                  _____%

[For approximately ___% of the principal amount of the receivables, the amount of the receivable was more than the value of the financed vehicle at the time the loan was made.]


INTEREST DISTRIBUTIONS

     On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your securities during the related interest period. Interest periods begin on the prior distribution date and run through the day before the current distribution date. The first interest period, however, begins on the closing date and runs through the day before the first distribution date. We will assume that each year has 360 days.

PRINCIPAL DISTRIBUTIONS

     The trust will pay all principal collections to the noteholders until the notes are paid in full. The trust will not pay any principal collections to the certificateholders until the notes are paid in full.

RESERVE ACCOUNT


     There will be a reserve account to help cover cash flow shortfalls. Initially, the account will be $_____. On each distribution date amounts remaining after distribution of the total servicing fee and amounts to be paid to the noteholders and certificateholders will be deposited in the reserve account until the amount equals a specified amount.


OPTIONAL TERMINATION

     When the principal amount of the receivables is 5% or less than it was on the cutoff date, the servicer may buy the receivables. If the servicer does not do so, the indenture trustee will try to sell the receivables to another buyer. In either case, you must receive the principal amount of your securities and all accrued but unpaid interest or the receivables will not be sold.

TAX CONSEQUENCES

     Stroock & Stroock & Lavan LLP, special federal tax counsel to the trust, is of the opinion that, for federal income tax purposes the notes will constitute indebtedness and the certificates will constitute interests in a trust fund that will not be treated as an association taxable as a corporation or publicly traded partnership taxable as a corporation.

     Generally interest payments will be ordinary income and principal payments will be a return of principal. However, the tax code is complex, and we recommend that you and your tax advisors review the information under the caption "Federal Income Tax Consequences" in this prospectus supplement and the prospectus.

ERISA CONSIDERATIONS

     The notes may be purchased by ERISA and other retirement plans if one or more administrative exemptions apply. The certificates may not be purchased by ERISA or other retirement plans. See "ERISA Considerations" in this prospectus supplement and the prospectus.

                                  RISK FACTORS

     AN INVESTMENT IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. BEFORE YOU DECIDE TO INVEST, WE RECOMMEND THAT YOU CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE RISK FACTORS SPECIFIED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE __ OF THE PROSPECTUS.


YOU MAY HAVE DIFFICULTY SELLING YOUR SECURITIES


          The securities will not be listed on any securities exchange. As a result, if you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriter intends to make a secondary market for the securities. The underwriter will do so by offering to buy the securities from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of asset backed securities, and there may be such times in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.


CERTAIN FEATURES OF THE RECEIVABLES POOL MAY RESULT IN LOSSES


          There are a number of features of the receivables in the pool that create additional risk of loss, including the following:


     o CERTAIN OBLIGORS HAVE LITTLE EQUITY IN THEIR FINANCED VEHICLES WHICH MAY RESULT IN MORE SEVERE LOSSES. For approximately __% of the principal amount of the receivables, the original principal amount of the loan exceeded the cost of the related vehicle. Although each such obligor was required to make a downpayment from the obligor's own funds, those obligors have no equity in their vehicles. While those borrowers had excellent credit histories at the time, the lack of any equity in the vehicle may make it more likely that those obligors will default if their personal financial conditions change. In addition, if such an obligor defaults and the vehicle is repossessed, the trust is likely to suffer a loss.

     o THE CONCENTRATION OF THE RECEIVABLES IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS. Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables. As of the cutoff date, the billing addresses of the obligors with respect to approximately %, _____%, and _____% of the _____ principal amount of the receivables were located in __________, __________ and ________, respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the securities than if the concentration did not exist.

     o NEWLY ORIGINATED LOANS MAY BE MORE LIKELY TO DEFAULT WHICH MAY CAUSE LOSSES. Defaults on automobile loans tend to occur at higher rates during the early years of the automobile loans. Substantially all of the automobile loans will have been originated within 12 months prior to the sale to the trust. As a result, the trust may experience higher rates of default than if the automobile loans had been outstanding for a longer period of time.

     o BALLOON LOANS MAY HAVE A HIGHER RATES OF DEFAULT WHICH MAY CAUSE LOSSES. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available interest rates, the age or condition of the vehicle, or the borrower's payment or credit history. The trust will not have any funds to refinance a balloon loan, and the seller is not obligated to do so.

CERTIFICATES WILL ABSORB CASH SHORTFALLS AND LOSSES BEFORE THE NOTES


          The certificateholders will not receive any distribution of interest until the full amount of interest on the notes has been paid on each distribution date. The certificateholders will not receive any distributions of principal until the notes have been repaid in full. Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account. If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the securities. Delinquent payments on the receivables may result in a shortfall in the distributions on the certificates on any distribution date due to the priority of payments on the notes. Although on each distribution date distributions of interest on the certificates ranks senior to payments of principal of the notes, after an event of default or an acceleration of the notes, the principal amount of the notes must be paid in full prior to the distribution of any amounts on the certificates.


YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS

          The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

     o THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the securities and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

     o YOU MAY BE UNABLE TO REINVEST DISTRIBUTIONS IN COMPARABLE INVESTMENTS. Asset backed securities, like the securities, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from attaining your desired yield.

     o AN EARLY TERMINATION WILL SHORTEN THE LIFE OF YOUR INVESTMENT WHICH MAY REDUCE YOUR YIELD TO maturity. If the receivables are sold upon exercise of the servicer's optional termination or the auction call, you will receive the principal amount of your securities plus accrued interest through the related interest period. Because your securities will no longer be outstanding, you will not receive the additional interest payments that you would have received had the securities remained outstanding. If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional termination or auction call had not been exercised.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL REDUCE THE PRICES FOR
SECURITIES


          A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the securities after those securities are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the securities.


COMPUTER PROBLEMS IN THE YEAR 2000 MAY RESULT IN LOSSES


          Many computers and computer chips were not programmed to recognize more than two digits in a year of a date. As a result, in the year 2000, those computers will not know whether the '00 refers to the year 1900 or the year 2000. Mellon Bank Corporation, the parent corporation of the servicer, has taken actions as described under "The Servicer" in this prospectus supplement with a goal of addressing and correcting this problem. To the extent that such systems of the servicer continue to have such problems in the year 2000 and later, the amount and timing of distributions to securityholders could be adversely affected.


THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS


          The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.


                             FORMATION OF THE TRUST

THE TRUST

     Mellon Auto Trust 199_-_ is a business trust to be formed by the Depositor under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus. After its formation, the Trust will not engage in any activity other than

     ________(1) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom,

     ________(2) issuing the Certificates and the Notes,

     ________(3) making payments on the Certificates and the Notes and

     ________(4) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with equity of $_______, excluding amounts deposited in the Reserve Account, representing the initial principal balance of the Certificates. The Notes and Certificates will be transferred by the Trust to the Depositor in exchange for the Receivables. The Certificates and the Notes will be sold to the Underwriter for cash. The Servicer will initially service the Receivables pursuant to a sale and servicing agreement, to be dated as of _______, 199__ (the "Sale and Servicing Agreement"), among the Seller, the Depositor, the Trust and the Servicer, and will be compensated for acting as the Servicer. See "Description of the

     Transfer and Servicing Agreements--Servicing Compensation" herein and "--Servicing Compensation and Payment of Expenses" in the Prospectus. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trust, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the certificates of title of the Financed Vehicles.

     If the protection provided to the investment of the Securityholders in the Trust by the Reserve Account is insufficient, the Trust will look to the Obligors on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, there may not be sufficient funds to make distributions with respect to the Securities.

     The Trust's principal offices are in __________, in care of _____________, as Owner Trustee, at the address listed below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

Notes ..............................$______
Certificates........................$______
      Total........................ $______

The Owner Trustee

     _________________ is the Owner Trustee under the Trust Agreement.
_________________ is a __________________ and its principal offices are located at __________, ___________________. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.


                               THE TRUST PROPERTY

     The Notes will be collateralized by the Trust Property (other than the Certificate Distribution Account). Each Certificate represents a fractional undivided interest in the Trust. The "Trust Property" will include the Receivables, which were originated indirectly by Dealers and purchased indirectly by the Seller pursuant to agreements with Dealers ("Dealer Agreements"). On the Closing Date, the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust. The Servicer will, directly or through subservicers, service the Receivables. The Trust Property also includes:

     o all monies received under the Receivables on and after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date;

     o such amounts as from time to time may be held in the Collection Account, the Reserve Account, the Payahead Account, the Note Distribution Account and the Certificate Distribution Account, established and maintained by the Servicer pursuant to the Sale and Servicing Agreement as described below;

     o    security interests in the Financed Vehicles;

     o the rights of the Seller to receive proceeds from claims under certain insurance policies;

     o    the rights of the Trust under the Sale and Servicing Agreement;

     o the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors");

     o all right, title and interest of the Seller (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements;

     o    rights with respect to any repossessed Financed Vehicles; and

     o    all proceeds (within the meaning of the UCC) of the foregoing.

     The Reserve Account will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders.

                              THE RECEIVABLES POOL

POOL COMPOSITION

     The Receivables were selected from the Seller's portfolio by several criteria, including, as of the Cutoff Date, the following:


     1. each Receivable has a scheduled maturity of not later than the Final Scheduled Maturity Date;

     2.   each Receivable was originated in the United States of America;

     3. each Receivable has an original term to maturity of not more than ___ months and a remaining term to maturity of __ months or less as of the Cutoff Date;

     4. approximately __% of the Initial Pool Balance was secured by new Financed Vehicles, and approximately __% of the Initial Pool Balance was secured by used Financed Vehicles;

     5. each Receivable provides for level monthly payments which fully amortize the amount financed except, in the case of Simple Interest Receivables, for the last payment, which may be different from the level payment;

     6. each Receivable is not more than ___ days contractually past due as of the Cutoff Date and is not more than _______ months paid ahead;

     7. each Receivable has an outstanding principal balance between $_____ and $____;

     8.   and each Receivable has an APR of no less than ______%.


     As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any Receivable is not later than _____. No selection procedures believed by the Depositor to be adverse to Certificateholders or the Noteholders were used in selecting the Receivables.

     The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

     The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case, as of the Cutoff Date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.


                                        COMPOSITION OF THE RECEIVABLES AS OF THE CUTOFF DATE
                                                NEW FINANCED               USED FINANCED             TOTAL
                                                VEHICLES                   VEHICLES
Aggregate Principal                             $                          $                         $
Balance...................................
Number of Receivables.....................
Average Principal Balance.................      $                          $                         $
Average Original Balance..................      $                          $                         $
Weighted Average Contract Rate............       ___%                       ___%                      ___%
Contract Rate (Range).....................        ___%-  ___%                 ____%-  ___%              ____%-  ___%
Weighted Average Original Term............        months                      months                    months
Original Term (Range).....................        to  months                  to  months                to  months
Weighted Average Remaining Term...........        months                      months                    months
Remaining Term (Range)....................        to  months                  to  months                to  months



                              DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE

Remaining Term                                NUMBER OF        AGGREGATE                  PERCENTAGE OF
(RANGE)                                       RECEIVABLES      PRINCIPAL BALANCE          ORIGINAL POOL BALANCE
                                              -----------      -----------------          ---------------------
Less than 30 months...........................                    $                                         %
30 to 35 months...............................
36 to 41 months...............................
42 to 47 months...............................
48 to 53 months...............................
54 to 59 months...............................
60 to 65 months...............................
66 to 71 months...............................
72 to 77 months...............................
78 t o 89 months.............................. __________         __________                           ______%

Total.........................................                    $                                    100.00%
                                                ==========        ==========                           =======


                                              DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES AS OF THE CUTOFF DATE

ANNUAL PERCENTAGE                               NUMBER OF           AGGREGATE PRINCIPAL       PERCENTAGE OF ORIGINAL
   RATE RANGE                                   RECEIVABLES              BALANCE                   POOL BALANCE
-----------------                               ------------        -------------------        ---------------------
8.00% to below................................                      $                                 %
8.00% to 8.99%................................
9.00% to 9.99%................................
10.00% to 10.99%..............................
11.00% to 11.99%..............................
12.00% to 12.99%..............................
13.00% to 13.99%..............................
14.00% to 14.99%..............................
15.00% to 15.99%..............................
16.00% to 16.99%..............................
17.00% to 17.99%..............................
18.00% to 18.99%..............................
19.00% to 19.99%..............................
20.00% to 20.99%..............................
21.00% to 21.99%..............................
22.00% and above..............................  __________         __________                           ______%

Total.........................................                     $                                    100.00%
                                                ==========         ==========                           ======


                         GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                  NUMBER OF               AGGREGATE PRINCIPAL             PERCENTAGE OF ORIGINAL
STATE(1)                                          RECEIVABLES                 BALANCE                     POOL BALANCE
--------                                          -----------             -------------------             ---------------------
------------.............................                                     $
------------.............................
------------.............................
------------.............................
------------.............................
------------.............................
------------.............................
------------.............................
Others (2)...............................        __________                    __________                          _______%

Total.........................................                                $                                    100.00%
                                                  ==========                   ==========                          =======

___________


(1) Based on billing addresses of the Obligors as of the Cutoff Date, which may differ from the state of origination of the Receivable.
(2) Includes __ other states and ____________ none of which have a concentration of Receivables in excess of ____% of the aggregate principal balance.



                          DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE RECEIVABLES
                                               AS OF THE CUTOFF DATE

REMAINING PRINCIPAL                            NUMBER OF               AGGREGATE PRINCIPAL            PERCENTAGE OF ORIGINAL
BALANCE (RANGE)                                RECEIVABLES                 BALANCE                           BALANCE
-------------------                            -----------             ------------------             ----------------------
$ 2,500 to $ 4,999.....................                                  $                                         %
$ 5,000 to $ 7,499.....................
$ 7,500 to $ 9,999.....................
$10,000 to $12,499.....................
$12,500 to $14,999.....................
$15,000 to $17,499.....................
$17,500 to $19,999.....................
$20,000 to $22,499.....................
$22,500 to $24,999.....................
$25,000 to $27,499.....................
$27,500 to $29,999.....................
$30,000 to $32,499.....................
$32,500 to $34,999.....................
$35,000 to $37,499.....................
$37,500 to $39,999.....................
$40,000 to $41,499.....................
$42,500 to $44,999.....................
$45,000 to $47,499.....................
$47,500 to $49,999.....................
$50,000 to $52,499.....................
$52,500 to $54,999.....................       __________                    __________                       _______%

Total..................................                                   $                                  100.00%
                                              ==========                    ==========                       =======


     As of the Cutoff Date, approximately __% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, were between 1 payment and __ payments paid-ahead.

     As of the Cutoff Date, approximately ___% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, are Actuarial Receivables. "Actuarial Receivables" are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate ("APR") of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

     As of the Cutoff Date, approximately ___% of the aggregate principal balance of the Receivables, constituting ___% of the number of Receivables, are Simple Interest Receivables. "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" will be made to the borrower of the portion of the total amount of payments then due and payable under such contract or agreement allocable to "unearned" interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment. The amount of a rebate under an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. See "Maturity and Prepayment Considerations" in the Prospectus.


                                  THE SERVICER

SIZE OF SERVICING PORTFOLIO


     As of December 31, 1998, the Servicer serviced approximately 30,253 retail installments sale contracts, consisting primarily of new and used automobile (including passenger car, minivan, sport/utility vehicles and light truck) receivables, representing an outstanding balance of approximately $352 million. See "The Servicer" in the Prospectus.


DELINQUENCIES AND LOSS

     Set forth below is certain information concerning the historical delinquency and loss experience of Mellon Bank, N.A. and its subsidiaries pertaining to new and used automobile (including passenger car, minivan, sport/utility vehicle and light truck) receivables originated directly or indirectly by Mellon Bank, N.A. and its subsidiaries. There can be no assurance that the delinquency and loss experience on the Receivables will be comparable to that set forth below.


                                                  DELINQUENCY EXPERIENCE
                                                  (DOLLARS IN THOUSANDS)

                                                                               At December 31,
                     --------------------------------------------------------------------------------------
                            1998                          1997                          1996
                     -----------------------    ---------------------------   ----------------------------
                     NUMBER                     NUMBER                        NUMBER
                     OF                         OF                            OF
                     LOANS  DOLLARS   PERCENT   LOANS    DOLLARS    PERCENT   LOANS     DOLLARS    PERCENT
                     -----  -------   -------   -----    -------    -------   -----     -------    -------

Principal Amount
Outstanding(1) ....  30,253 $352,174     100%   22,126  $195,593      100%    26,120   $211,947     100%

Delinquencies (2)
  30-59 Days ......     306    2,793    0.79%      265     1,871      0.96%      388     2,509     1.18%
  60-89 Days ......      69      635    0.18%       53       384      0.20%       90       465     0.22%
  90-119 Days .....      24      231    0.07%        5        30      0.02%        9        22     0.01%
  over 120 days ...       1       11    0.00%        2        21      0.01%        2        26     0.01%

Total Delinquencies
as a Percentage of
the Total Amount
Outstanding .......     400  $  3,670   1.04%      325   $  2,306     1.18%      489    $ 3,022     1.43%
                        ===  ========   =====      ===   ========     ====       ===    =======     ====


-----------------
(1)  Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.


                                       DELINQUENCY EXPERIENCE
                                       (DOLLARS IN THOUSANDS)

                      --------------------------------------------------------
                                 1995                         1994
                      --------------------------- ----------------------------

                      NUMBER                      NUMBER
                      OF                          OF
                      LOANS    DOLLARS   PERCENT  LOANS     DOLLARS  PERCENT
                      -----    -------   -------  -----     -------  -------
Principal Amount
Outstanding(1) ....   36,742   $263,577    100%   51,001   $346,963  100%

Delinquencies (2)
  30-59 Days ......      511      2,477   0.94%     737      3,639    1.05%
  60-89 Days ......       87        447   0.17%     131        519    0.15%
  90-119 Days .....        5         39   0.01%      17         74    0.02%
  over 120 days ...        2         17   0.01%       2         --    0.00%

Total Delinquencies
as a Percentage of
the Total Amount
Outstanding .......      605    $ 2,980   1.13%     887    $  4,232   1.22%
                         ===    =======   ====      ===    ========   ====


-----------------
(1)  Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.



                                                    HISTORICAL LOSS EXPERIENCE
                                                      (DOLLARS IN THOUSANDS)

                                                                                       For Year Ended December 31,
                              ----------------------------------------  ---------------------------------------------------------
                                     1998                 1997                1996                 1995                1994
                              ------------------  --------------------  ---------------  ----------------------  ----------------
Period End Principal
 Amount
Outstanding(1)..............  $    352,174        $    195,593         $    211,947        $    263,577         $    346,963
Average Principal Amount
Outstanding(2)..............  $    250,063        $    197,164         $    223,459        $    292,661         $    403,395
Number of Loans Outstanding
(as of period end)..........        29,853              22,126               26,120              36,742               51,001
Average Number of Loans
Outstanding(2)..............        24,200              23,402               30,172              42,276               60,287
Number of Repossessions.....           N/A                 N/A                  N/A                 N/A                  N/A
Gross Losses(3).............  $      1,496         $     1,265          $     1,589         $     2,115          $     4,071
Recoveries (4)..............           876               1,232                1,646               2,434                3,693
                               ------------        ------------         ------------        ------------         ------------
Net Losses(5)...............           621                  33                  (57)               (319)                 378
Net Losses (Gains) as a
  Percent of Principal Amount
  Outstanding...............          0.18%               0.02%               (0.03%)             (0.12%)                0.11%
Net Losses (Gains) as a
Percentage of
Average Principal Amount
Outstanding..................         0.25%               0.02%               (0.03%)             (0.11%)                0.09%

------------------------------


(1) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2) Average of the month-end balances for each of the twelve months in the applicable calendar year.

(3)  Gross Losses is the aggregate remaining principal balance.

(4) Recoveries is any proceeds from the liquidation of the related vehicle and post-disposition monies received on previously charged-off contracts including proceeds of liquidation of the related vehicle after the related charge-off.

(5)  Net Losses is equal to Gross Losses less Recoveries.

     As shown in the foregoing tables, the Servicer's portfolio of automobile loans at December 31, 1998 was approximately 180% of the portfolio at December 31, 1997. At the same time, the average amount of an automobile loan increased to $11,796 at December 31, 1998 from $8,839 at December 31, 1997. The Servicer believes that the decrease in Total Delinquencies as a Percentage of the Total Amount Outstanding from 1.18% at December 31, 1997, to 1.04% at December 31, 1998, is primarily attributable to the large increase in the size of the portfolio. The Servicer believes that the Net Losses (Gains) as a Percent of Principal Amount Outstanding in 1995 and 1996 reflect the fact that defaults on automobile loans generally occur with greater frequency in the early months after origination and gradually diminish over time. Since the Servicer's portfolio was not being replenished during those years through the addition of new originations, the positive net loss experience largely reflects the diminishing frequency of defaults as the automobile loans in its portfolio seasoned. Beginning in 1997, the Servicer adopted a securitization strategy which allowed it to offer more competitive rates. As a result, it began to increase its portfolio through the addition of new originations. The Net Losses (Gains) as a Percent of Principal Amount Outstanding at December 31, 1998, reflects the expected default experience for the new originations.

     Delinquencies and Net Losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the Receivables may differ from those shown in the tables.

YEAR 2000 PROJECT

     The Servicer is an indirect wholly-owned subsidiary of Mellon Bank Corporation (the "Corporation"). The Corporation has publicly disclosed the following information concerning its Year 2000 Project.

     In early 1996, the Corporation formed a year 2000 project team to identify information technology and non-information technology systems that require modification for the year 2000. A project plan has been developed with goals and target dates. The Corporation's business areas are in various stages of this project plan. The Corporation has completed approximately 90% of the remediation and system testing for internal mission critical information technology systems. In late 1998, the Corporation began significant enterprise testing (i.e., testing with customers, integration testing between systems and testing with third-party vendors) of mission critical information technology systems, which testing is expected to be completed by June 30, 1999. The Corporation currently expects to have substantially completed remediation and testing of mission critical non-information technology systems by June 30, 1999. The Corporation also currently expects to have substantially completed remediation and testing of both information technology and non-information systems that the Corporation has determined are of high business value and priority (although not mission critical) by June 30, 1999.

     The impact of year 2000 issues on the Corporation will depend not only on corrective actions that the Corporation takes, but also on the way in which the year 2000 issues are addressed by governmental agencies, business and other third parties that provides services or data to, or receive services or data from, the Corporation, or whose financial condition or operational capability is important to the Corporation. To reduce this exposure, the Corporation has an ongoing process of identifying and contacting mission critical third party vendors and other significant third parties to determine their year 2000 plans and target dates. Risks associated with any such third parties located outside the United States may be higher insofar as it is generally believed that non-U.S. business may not be addressing their year 2000 issues on as timely a basis as U.S. businesses. Notwithstanding the Corporation's efforts, there can be no assurance that mission critical third party vendors or other significant third parties will adequately address their 2000 issues.

     The Corporation is developing contingency plans to address risks associated with year 2000 issues. These activities include remediation contingency plans, year 2000 business resumption contingency plans, and event management plans. Remediation contingency plans address the actions that may be taken if the current approach to remediating a mission critical technology system is falling behind schedule or may not be completed when required. Such plans principally involve internal remediation or identifying alternate vendors. The Corporation has substantially implemented its remediation contingency plans. Year 2000 business resumption contingency plans address year 2000 problems that occur, notwithstanding the remediation efforts of the Corporation and third parties. As a part of its year 2000 business resumption contingency planning, the Corporation is enhancing its existing business resumption plans to reflect year 2000 issues and is developing plans designed to coordinate the efforts of its personnel and resources in addressing any mission critical year 2000 problems that become evident. In this regard, all existing business resumption plans involving mission critical processes have been reviewed, and options for addressing potential year 2000 problems have been identified. The Corporation expects to continue reviewing, enhancing and validating such plans through mid-1999. Event planning is intended to address year 2000 risks by actively monitoring operations during the period of time around the turn of the century with a view to identifying any year 2000 problems that occur and taking action to manage and resolve such problems. These actions may include implementing previously developed business resumption contingency plans. Event planning is in progress and will continue throughout 1999 and the first quarter of 2000. There can be no assurance that any contingency plans will fully mitigate any year 2000 failures, problems or disruptions. Furthermore, there may be certain mission critical third parties, such as utilities, communication companies, transportation companies or governmental entities, where alternative arrangements or sources are unavailable or severely limited.

     The Corporation's credit risk associated with borrowers may increase to the extent borrowers fail to adequately address year 2000 issues. As a result, there may be increases in the Corporation's problem loans and credit losses in future years. In addition, the Corporation may be subject to increased risks as a fiduciary to the extent that issuers of assets it manages or administers fail to adequately address year 2000 issues and to increased liquidity risks to the extent of deposit withdrawals or to the extent its lenders are unable to provide the Corporation with funds due to year 2000 problems. It is not, however, possible to quantify the potential impact of any such risks or losses at this time.

     Until the year 2000 event actually occurs and for a period of time thereafter, there can be no assurance that there will be no problems related to year 2000. The year 2000 technology challenge is an unprecedented event. If year 2000 issues are not adequately addressed by the Corporation and third parties, the Corporation could face, among other things, business disruptions, operational problems, financial losses, legal liability and similar risks, and the Corporation's business, results of operations and financial position could be materially adversely affected.

     The Corporation has indicated in its public disclosure that the foregoing year 2000 discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including without limitation, the dates by which the Corporation expects to substantially complete programming changes, remediation and testing of systems and the impact of the redeployment of existing staff, are based on management's best current estimates, which were derived utilizing numerous assumptions about future events, including the continued availability of certain resources, representations received from third party service providers and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to: the availability and cost of personnel trained in this area; the ability to identify and convert all relevant systems; results of year 2000 testing; adequate resolution of year 2000 issues by governmental agencies, business or other third parties that are service providers, suppliers, borrowers or customers of the Corporation; unanticipated systems costs; the need to replace hardware; the adequacy of and ability to implement contingency plans; and similar uncertainties. The forward-looking statements made in the foregoing year 2000 discussion were made in the Corporation's Current Report on Form 8-K dated January 29, 1999. The Corporation indicated that such statements speak only as of the date on which the statements were made, and the Corporation undertook no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The Corporation also stated that such discussion constitutes a Year 2000 Readiness Disclosure within the meaning of the Year 2000 Readiness and Disclosure Act of 1998.

                    [WEIGHTED AVERAGE LIFE OF THE SECURITIES]

     [Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of the Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Notes could occur significantly earlier than the Final Scheduled Maturity Date for the Notes. The final distribution in respect of the Certificates also could occur prior to the Final Scheduled Distribution Date for the Certificates. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

     The table captioned "Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that

          (1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

          (2) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days,

          (3) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the ____ day of each applicable month),

          (4) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and

          (5) the Servicer does not exercise its option to purchase the Receivables. The first two pools have an assumed cutoff date of and the remaining pools have an assumed cutoff date of .

The ABS Table sets forth the percent of the initial principal amount of the Notes and the percent of the initial Certificate Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.

     The ABS Table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, APR, original term to maturity as of the Cutoff Date) will be such that each pool will fully amortize by the end of its remaining term to maturity.



Pool                                                                                        Weighted Average      Weighted Average
----          Remaining Term                                       Weighted                 Original Term         Remaining Term to
              to Maturity                Aggregate                 Average                  to Maturity           Maturity
              Range (in months)          Principal Balance         Contract Rate            (in Months)            (in Months)
              -----------------          ------------------        -------------            ----------------      ----------------

1..........                               $                             %
2..........                               $                             %
3..........                               $                             %
4..........                               $                             %



     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes and the Certificates.]

      PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES


                                                           Notes
                                                           --------------------------------------------------------------------
                                                           Assumed ABS Percentage(2)
                                                           --------------------------------------------------------------------
DISTRIBUTION DATES                                         ____%             ____%             ____%               ____%
------------------                                         --------------    ----------------  ----------------    ------------
Closing Date.........................................      100               100               100                 100
-----------------....................................
-----------------....................................
-----------------....................................
-----------------....................................
Weighted Average Life (years)(1).....................


----------------------

(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.

(2) An asterisk "*" means a percent of initial Note principal balance of more than zero and less than 0.5%. THE ABS TABLES HAVE BEEN PREPARED BASED ON
     THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE
     CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM
     THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN
     CONJUNCTION THEREWITH.


        PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES


                                                           Certificates
                                                           --------------------------------------------------------------------
                                                           Assumed ABS Percentage
                                                           --------------------------------------------------------------------
DISTRIBUTION DATES                                         ____%             ____%             ____%               ____%
------------------                                         --------------    ----------------  ----------------    ------------
Closing Date.........................................      100               100               100                 100
-----------------....................................
-----------------....................................
-----------------....................................
-----------------....................................



---------------------

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Securities will be applied by the Depositor first, to deposit approximately $______ into the Reserve Account and second, the balance to purchase the Receivables and the other Trust Property from the Seller.

                            DESCRIPTION OF THE NOTES

     The Notes will be issued pursuant to the terms of the Indenture, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given Series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

THE NOTES

     PAYMENTS OF INTEREST. The Notes will constitute [Fixed Rate] Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the outstanding principal amount of the Notes will accrue at the Interest Rate and will be payable to the Noteholders monthly on each Distribution Date, commencing ___________. Interest will accrue from and including the Closing Date (in the case of the first Distribution Date), or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an "Interest Period"). Interest on the Notes will be calculated on the basis of a 360 day year consisting of twelve 30 day months. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods (the "Total Servicing Fee"). See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein. Interest payments to the Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate.

     PAYMENTS OF PRINCIPAL. Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Percentage of the Principal Distribution Amount in respect of such Collection Period, subject to certain limitations. Principal payments on the Notes will be generally derived from the Total Distribution Amount remaining after the payment of the Total Servicing Fee, the Noteholders' Interest Distributable Amount and the Certificateholders' Interest Distributable Amount; provided, however, that following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the distributions may be made on the Certificates. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Credit Enhancement--Reserve Account" herein.

     The principal balance of the Notes, to the extent not previously paid, will be due on the Note Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Notes is paid may be earlier than the Note Final Scheduled Distribution Date based on a variety of factors.

     OPTIONAL REDEMPTION. The Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance has declined to 5% or less of the Initial Pool Balance. The redemption price will be equal to the unpaid principal amount of the Notes and the Certificates plus accrued and unpaid interest thereon. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

     AUCTION SALE. In the event of an Auction Sale, the Notes will be redeemed in an amount equal to the unpaid principal amount of the then outstanding Notes plus accrued and unpaid interest thereon at the Interest Rate. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

     THE INDENTURE TRUSTEE. ___________________ will be the Indenture Trustee under the Indenture. The Depositor maintains normal commercial banking relations with the Indenture Trustee.


                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the terms of the Trust Agreement, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

THE CERTIFICATES

     DISTRIBUTIONS OF INTEREST. Certificateholders will be entitled to distributions of interest in an amount equal to accrued interest on the Certificate Balance at the Pass-Through Rate. Such amounts will be distributable monthly on each Distribution Date commencing ___________. [The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities"] in the Prospectus. That interest entitlement will accrue from and including the Closing Date (in the case of the first such Distribution Date) or from the most recent Distribution Date on which interest distributions have been made to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions with respect to the Certificates will be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee and the Noteholders' Interest Distributable Amount. On any Distribution Date, the Certificateholders' Interest Distributable Amount will equal 30 days' interest at the Pass-Through Rate on the Certificate Balance (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding the first Distribution Date) plus any amounts due but not paid on previous Distribution Dates with interest thereon at the Pass-Through Rate. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement- -Reserve Account" herein.

     DISTRIBUTIONS OF PRINCIPAL PAYMENTS. Certificateholders will be entitled to distributions of principal on each Distribution Date commencing on the Distribution Date on which the Notes have been paid in full, in an amount equal to the Certificateholders' Percentage of the Principal Distribution Amount in respect of the related Collection Period, subject to certain limitations. Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee, the Noteholders' Distributable Amount, if any, and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreement--Distributions" and "--Credit Enhancement--Reserve Account" herein.

     On and after any Distribution Date on which the Notes have been paid in full, funds in the Reserve Account will be applied to reduce the Certificate Balance to zero if, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date, the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance.

     SUBORDINATION OF CERTIFICATES. The rights of Certificateholders to receive distributions of interest are subordinated to the rights of Noteholders to receive payments of interest. In addition, the Certificateholders have no right to receive distributions of principal until the principal amount of the Notes has been paid in full. Consequently, funds on deposit in the Collection Account (including amounts deposited therein from the Reserve Account) will be applied to the payment of interest on the Notes before distributions of interest on the Certificates and will be applied to the payment of principal on the Notes before distributions of principal on the Certificates. In addition, following the occurrence of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the Certificateholders are entitled to any distributions.

     OPTIONAL PREPAYMENT. If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 5% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued and unpaid interest thereon, which distribution will effect early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

     AUCTION SALE. In the event of an Auction Sale, the Certificates will be prepaid at a price equal to the Certificate Balance plus accrued and unpaid interest thereon at the Pass-Through Rate. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following information summarizes all material provisions of the Sale and Servicing Agreement, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the Trust is purchasing and the Servicer is undertaking to service the Receivables and the Trust Agreement pursuant to which the Trust will be created and the Certificates will be issued (collectively the "Transfer and Servicing Agreements"). The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Certain information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

ACCOUNTS

     [The assets of the Trust will not include a Pre-Funding Account.] All other Accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, as well as a Reserve Account, will be established by the Servicer and maintained with the Indenture Trustee in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

SERVICING COMPENSATION

     The Servicer will be entitled to receive a fee (the "Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of ___% per annum for so long as Mellon Bank, N.A. or an affiliate thereof is the Servicer, and ___% per annum if Mellon Bank, N.A. or an affiliate thereof is no longer the Servicer (the "Servicing Fee Rate") and the Pool Balance as of the first day of the Collection Period. The "Servicing Fee" will also include such other amounts to be paid to the Servicer as described in the Prospectus. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates (the "Total Servicing Fee"), will be paid from the Total Distribution Amount. The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders. See "Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

     DEPOSITS TO THE COLLECTION ACCOUNT. On or before the earlier of the eighth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding such Distribution Date (the "Determination Date"), the Servicer will calculate the Total Distribution Amount, the Interest Distribution Amount, the Available Principal, the Principal Distribution Amount, the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount, the Advances, if any, to be made by the Servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account and the amount, if any, to be withdrawn from the Reserve Account and paid to the Depositor, in each case, with respect to such Distribution Date.

     On or before each Distribution Date, the Servicer will cause the Indenture Trustee to withdraw from the Payahead Account and


     (1) deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivable in full and

     (2) distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period. On or before each Distribution Date the Servicer will deposit any Advances for such Distribution Date into the Collection Account.


On or before the Business Day preceding each Distribution Date, the Servicer will cause the Interest Distribution Amount and the Available Principal for such Distribution Date to be deposited into the Collection Account. On or before each Distribution Date, the Servicer shall cause the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount (the "Reserve Account Transfer Amount") equal to the lesser of


     (x) the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (before giving effect to any withdrawals therefrom relating to such Distribution Date) or

     (y)  the amount, if any, by which

          (A) the sum of the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount for such Distribution Date exceeds

          (B) the sum of the Interest Distribution Amount and the Available Principal for such Distribution Date.


     The "Interest Distribution Amount" for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

          o that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period);

          o all proceeds (other than any proceeds from any Dealer commission) ("Liquidation Proceeds") of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures;

          o all Advances made by the Servicer of interest due on the Actuarial Receivables in respect of the preceding Collection Period;

          o the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest thereon;

          o all monies collected, from whatever source (other than any proceeds from any Dealer commission), in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries"); and

          o    Investment Earnings for such Distribution Date;



     In calculating the Interest Distribution Amount, the following shall be excluded: all payments and proceeds (including Liquidation Proceeds) of any Receivables


     (1) repurchased by the Seller or purchased by the Servicer, the Purchase Amount of which has been included in the Interest Distribution Amount on a prior Distribution Date and

     (2) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed Advances in accordance with the Sale and Servicing Agreement.



     The "Available Principal" for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method:

          o that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case, in respect of the preceding Collection Period);

          o Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures with respect to such Liquidated Receivables;

          o all Advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

          o to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

          o partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.


In calculating the Available Principal, the following shall be excluded: all payments and proceeds (including Liquidation Proceeds) of any Receivables

     (1) repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Available Principal on a prior Distribution Date, and

     (2) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed Advances in accordance with the Sale and Servicing Agreement.


     The "Principal Distribution Amount" for a Distribution Date will be the sum of the following amounts with respect to the preceding Collection Period:


     (1) (a) with respect to Simple Interest Receivables, that portion of all collections on the Receivable allocable to principal in respect of the preceding Collection Period and (b) with respect to Actuarial Receivables the sum of

          (x) the amount of all scheduled payments allocable to principal due during the preceding Collection Period and

          (y) the portion of all prepayments in full allocable to principal received during the preceding Collection Period,

in the case of both (a) and (b) without regard to any extensions or modifications thereof effected after the Cutoff Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period;

     (2) the principal balance of each Receivable that was repurchased by the Seller or purchased by the Servicer in each case during the preceding Collection Period (except to the extent included in (1) above);

     (3) the principal balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (1) above);

     (4) partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (1) above; and

     (5)  the aggregate amount of Cram Down Losses during such Collection
          Period.

     MONTHLY WITHDRAWALS FROM COLLECTION ACCOUNT. On each Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period. On each Distribution Date, the Servicer shall instruct the Indenture Trustee to make the following withdrawals, based upon the calculations set forth in "Deposits to the Collection Account" above, deposits and distributions, in the amounts and in the order of priority specified below, to the extent of the sum of the Interest Distribution Amount and the Available Principal in respect of such Distribution Date and the Reserve Account Transfer Amount in respect of such Distribution Date (the "Total Distribution Amount"):

          (1) from the Collection Account to the Servicer, from the Total Distribution Amount, the Total Servicing Fee;

          (2) from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause
     (1), the Noteholders' Interest Distributable Amount;

          (3) from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) and (2), the Certificateholders' Interest Distributable Amount;

          (4) from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses
     (1) through (3), the Noteholders' Principal Distributable Amount;

          (5) from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (4), the Certificateholders' Principal Distributable Amount; and

          (6) from the Collection Account to the Reserve Account, any amounts remaining after the application of clauses (1) through (5).

     Notwithstanding the foregoing, following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Total Distribution Amount remaining after the application of clauses (1) and (2) above will be deposited in the Note Distribution Account to the extent necessary to reduce the principal balance of the Notes to zero.

     On each Distribution Date, all amounts on deposit in the Note Distribution Account will be paid in the following order of priority:

          (a) to the Noteholders, accrued and unpaid interest on the outstanding principal balance of the Notes at the Interest Rate; and

          (b) to the Noteholders in reduction of principal until the principal balance of the Notes has been reduced to zero;

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders in the following order of priority:

          (a) to the Certificateholders, accrued and unpaid interest on the Certificate Balance at the Pass-Through Rate; and

          (b) to the Certificateholders in reduction of principal until the principal balance of the Certificates has been reduced to zero.

RELATED DEFINITIONS

     For purposes hereof, the following terms have the following meanings:

     "Collection Period" means, with respect to a Distribution Date, (x) in the case of the initial Distribution Date, the period from and including the Cutoff Date through and including _______ ___, ________ and (y) thereafter, the calendar month preceding the related Distribution Date.

     "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to

     (1) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or

     (2) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured.

A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

     The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Purchase Amounts and Advances to be remitted by the Depositor, the Servicer and the Seller, as the case may be, all for such Collection Period, all losses realized on Receivables that became Liquidated Receivables during such Collection Period and all Cram Down Losses for such Collection Period.

     "Realized Losses" means the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     "Liquidated Receivables" means, Receivables (1) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (2) as to which all or a portion representing 10% or more of a scheduled payment due is [150] or more days delinquent or (3) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Interest Rate (or, in the case of the first Distribution Date, the Interest Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date and the denominator of which is 360) and (y) the outstanding principal balance of the Notes on the immediately preceding Distribution Date, after giving effect to all distributions of principal to the Noteholders on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Notes from such preceding Distribution Date through the current Distribution Date.

     "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, on the Note Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Notes to zero.

     "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

     "Noteholders' Percentage" means (a) for each Distribution Date until the principal balance of the Notes is reduced to zero, 100%, and (b) zero for each Distribution Date thereafter.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

     "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

     "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Pass-Through Rate (or, in the case of the first Distribution Date, the Pass-Through Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date) and the denominator of which is 360) and (y) the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

     "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of

     (a) any payments of principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or

     (b) the portion of the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders' Principal Distributable Amount to the Note Distribution Account. In addition, on any Distribution Date on which, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date,

          (1)  the outstanding principal balance of the Notes is zero and

          (2) the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance, the Certificateholders' Principal Distributable Amount shall include an amount equal to such Certificate Balance.

     "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount or, with respect to any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such Distribution Date to reduce the outstanding principal balance of the Notes to zero, which shall be deposited into the Note Distribution Account).

     "Certificateholders' Percentage" means 100% minus the Noteholders' Percentage.

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

     "Certificate Balance" equals, initially, $_____________ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     "Pass-Through Rate" means, with respect to the Certificates, ____% per annum.

CREDIT ENHANCEMENT


     RESERVE ACCOUNT. Pursuant to the Sale and Servicing Agreement, the Reserve Account will be created and maintained with the Indenture Trustee. On the Closing Date, the Depositor will deposit $_______ (____% of aggregate initial principal balance of the Notes plus the initial Certificate Balance) (the "Reserve Account Initial Deposit") in the Reserve Account. The Reserve Account Initial Deposit will be augmented on each Distribution Date by the deposit in the Reserve Account of amounts remaining after distribution of the Total Servicing Fee and amounts to be paid to the Noteholders and Certificateholders. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution
Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Depositor. Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. In certain circumstances, funds in the Reserve Account will be used to reduce the Certificate Balance to zero.


     "Specified Reserve Account Balance" with respect to any Distribution Date generally means the greater of

     (a) -----% of the sum of the aggregate outstanding principal amount of the Notes and the outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution Date) or

     (b) -----% of the aggregate initial principal balance of the Notes plus the initial Certificate Balance. In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

     SUBORDINATION OF THE CERTIFICATES. The rights of the Certificateholders to receive distributions will be subordinated to the rights of the Noteholders following the occurrence of certain Events of Default or an acceleration of the Notes. The subordination of the Certificates is intended to enhance the likelihood of receipt by Noteholders of amounts due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Noteholders and Certificateholders of amounts due them and to decrease the likelihood that the Noteholders and Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount on deposit in the Reserve Account a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result. In addition, depletion of the Reserve Account ultimately could result in losses to Noteholders and Certificateholders.


                         FEDERAL INCOME TAX CONSEQUENCES

     Stroock & Stroock & Lavan LLP is of the opinion that,

     (x) based on the terms of the Notes and the transactions relating to the Receivables as set forth herein, the Notes will be treated as debt for federal income tax purposes and

     (y) based on the applicable provisions of the Trust Agreement and Related Documents, for federal income tax purposes, the Trust will not be classified as an association taxable as a corporation and the Trust will not be treated as a publicly traded partnership taxable as a corporation. The Notes will not be issued will original issue discount ("OID"). See "Federal Income Tax Consequences" in the Prospectus.


                        STATE AND LOCAL TAX CONSEQUENCES

     The discussion above does not address the tax consequences of purchase, ownership or disposition of the Securities under any state or local tax law. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

THE NOTES


     A fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan or arrangement's particular circumstances before authorizing an investment of a portion of such plan or arrangement's assets in the Notes. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:


     (1) whether the investment is for the exclusive benefit of participants and their beneficiaries;

     (2) whether the investment satisfies the applicable diversification requirements;

     (3) whether the investment is in accordance with the documents and instruments governing the plan or arrangement; and

     (4) whether the investment is prudent, considering the nature of the investment.

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan or retirement arrangements, including individual retirement accounts and certain types of Keogh Plans, as well as any entity whose underlying assets include plan assets by reason of a plan or arrangement investing in such entity (including an insurance company general account), (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor, 29 C.F.R. ' 2510.3-101 (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness under applicable local law without substantial equity features for purposes of the Plan Assets Regulation, then the Notes will be eligible for purchase by Benefit Plans.

     However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     A Benefit Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

THE CERTIFICATES

     The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of the Benefit Plan by reason of a plan's investment in the entity. By acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting agreement relating to the Notes and the Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to ____________________ (the "Underwriter"), and the Underwriter has agreed to purchase, the Notes and the Certificates, subject to the satisfaction of certain conditions precedent.

     The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Notes to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession of % per Note, that the Underwriter and such dealers may allow a discount of ___% per Note on the sale to certain other dealers; and that after the initial public offering of the Notes, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

     The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession of % per Certificate; that the Underwriter and such dealers may allow a discount of % per Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering price and the concession and discount to dealers may be changed by the Underwriter.

     Until the distribution of the Securities is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the prices of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Securities.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Depositor has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

     The Trust may, from time to time, invest the funds in the Trust Accounts and the Certificate Distribution Account in Eligible Investments acquired from the Underwriter.

         The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates, and the closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Depositor by Carl Krasik, Esq., Associate General Counsel of Mellon Bank Corporation (the "Corporation"). Mr. Krasik is also a shareholder of the Corporation and one of its subsidiaries and holds options to purchase additional shares of the Corporation's Common Stock. Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP also will pass upon the material federal income tax consequences related to the Notes and the Certificates. Certain legal matters under the laws of the State of Delaware will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. MELLON AUTO RECEIVABLES CORPORATION MAY NOT SELL THE SECURITIES THAT ARE DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT A REQUEST FOR ANY OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE LAWS IN THAT STATE DO NOT PERMIT THE DEPOSITOR TO OFFER OR SELL THESE SECURITIES.


Prospectus Supplement To Prospectus dated ___________                  [Form 2]


                                  $------------
                            MELLON AUTO TRUST 199_-_
                                     ISSUER


                       MELLON AUTO RECEIVABLES CORPORATION
                                    DEPOSITOR
                                MELLON BANK, N.A.
                                    SERVICER

You should carefully consider the risk factors beginning on page S-___ in this prospectus supplement and on page ___ of the prospectus.

The certificates are obligations only of of the trust.

Neither the certificates nor the receivables are guaranteed by any person.

The certificates are not bank deposits.


 CERTIFICATES OFFERED
     o   $----------,---------- % Class A asset backed certificates
     o   $----------,---------- % Class B asset backed certificates

  ASSETS
     o   Retail automobile receivables

  CREDIT ENHANCEMENT
     o   Subordination of the Class B certificates
     o   Reserve account


  EXPECTED RATINGS
     o      or equivalent for the Class A certificates
     o      or equivalent for the Class B certificates


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Making any contrary representation is a criminal offense.

     Subject to the satisfaction of certain conditions, the underwriter named below is offering the Class A certificates and Class B certificates at the price to public shown. The certificates will be delivered in book entry form only on or about ____________, 199_.



                                                                           UNDERWRITING
                                                     PRICE TO              DISCOUNTS              PROCEEDS TO
                                                     PUBLIC                AND                    THE
                                                     ----------            COMMISSIONS            DEPOSITOR (1)
                                                                           -------------          --------------
Per Class A Certificate .......................        ----------%           ----------%             ----------%

Per Class B Certificate .......................        ----------%           ----------%             ----------%

Total .........................................      $-----------          $-----------             $-----------


--------------------
(1) Before deducting expenses, estimated to be $---------------.

                                  [Underwriter]
            The date of this prospectus supplement is ____ __, 199_.

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR SECURITIES IN THIS PROSPECTUS SUPPLEMENT.

                                TABLE OF CONTENTS

             PROSPECTUS SUPPLEMENT

CAPTION                                     PAGE
--------                                    -----
Summary of Terms............................S-
Risk Factors................................S-
Formation of the Trust......................S-
The Trust Property..........................S-
The Receivables Pool........................S-
The Servicer................................S-
Weighted Average Life of the Certificates...S-
Use of Proceeds.............................S-
Description of the Certificates.............S-
Federal Income Tax Consequences.............S-
State and Local Tax Consequences............S-
ERISA Considerations........................S-
Underwriting................................S-
Legal Matters...............................S-


                   PROSPECTUS

CAPTION                                    PAGE
-------                                    -----

Risk Factors...................................
Incorporation of Certain Documents
   by Reference................................
The Trusts.....................................
The Portfolio of Motor Vehicle Loans...........
The Receivables Pools..........................
Maturity and Prepayment Assumptions............
Pool Factors and Trading Information...........
Use of Proceeds................................
The Depositor..................................
The Servicer...................................
Description of the Notes.......................
Description of the Certificates................
Certain Information Regarding
   the Securities..............................
Description of the Transfer and
   Servicing Agreements........................
Certain Legal Aspects of the Receivables.......
Federal Income Tax Consequences................
State and Local Tax Consequences...............
ERISA Considerations...........................
Ratings........................................
Method of Distribution.........................
Legal Opinions.................................
Index of Terms.................................
Annex I........................................

                                SUMMARY OF TERMS

     THIS SECTION OUTLINES THE SIGNIFICANT TERMS OF THE OFFERED CERTIFICATES. AS A SUMMARY, WE DO NOT ATTEMPT TO DISCUSS OR DESCRIBE IN ANY DETAIL THE TERMS OUTLINED HERE. WE RECOMMEND THAT YOU REVIEW CAREFULLY THE MORE DETAILED INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND IN THE ATTACHED PROSPECTUS.



ISSUER................................   Mellon Auto Trust 199__-__.


DEPOSITOR.............................   Mellon Auto Receivables Corporation.

SERVICER..............................   Mellon Bank, N.A.

SELLER................................   Mellon Bank, N.A.

TRUSTEE AND COLLATERAL AGENT..........   ______________________.

CLOSING DATE..........................   On or about ________, 199_.

CUTOFF DATE...........................   The [close] [opening] of business on
                                          _____, 199__.

DISTRIBUTION DATES....................    ________ of each month or the next
                                          business day if the _______ day is
                                          not a business day, beginning in
                                          ________, 1999.

RECORD DATES...........................   Last day of the month prior to a
                                          distribution date.

MINIMUM DENOMINATIONS..................   $25,000.

FORM..................................    Book-entry.

INTEREST ACCRUAL METHOD...............    30/360.

 FINAL SCHEDULED
     DISTRIBUTION DATE..................  ________ for the Class A certificates and _________ for the Class B
                                          certificates.

THE RECEIVABLES

The receivables are amounts owed by individuals under retail installment sale contracts to purchase or refinance new or used automobiles, including passenger cars, minivans, sport utility vehicles and light trucks, purchased from motor vehicle dealers.

The depositor expects that the receivables will have the following characteristics as of ________, 1999. As of the closing date, no more than 5% of the receivables will have characteristics that differ from those described in this prospectus supplement as of _______, 1999.


Number of contracts                       __________
Principal Amount                         $__________
Annual Percentage Rates             _____% to _____%
Weighted Average
   Annual Percentage Rate                     _____%
Original term                         ____ months to
                                        ____ months
Weighted Average
   original term                        _____ months
Remaining term                       _____ months to
                                        ____ months
Weighted Average
    remaining term                      _____ months
New                                           _____%
Used                                          _____%
States
    PA                                        _____%
    NJ                                        _____%
Balloon Loans                                 _____%


[For approximately ___% of the principal amount of the receivables, the amount of the receivable was more than the value of the financed vehicle at the time the loan was made.]

INTEREST DISTRIBUTIONS

     On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your certificates during the related interest period. Interest periods begin on the prior distribution date and run through the day before the current distribution date. The first interest period, however, begins on the closing date and runs through the day before the first distribution date. We will assume that each year has 360 days.

PRINCIPAL DISTRIBUTIONS

     The trust will pay all principal collections to the holders of the Class A certificates until the Class A certificates are paid in full. The trust will not pay any principal collections to the holders of the Class B certificates until the Class A certificates are paid in full.

RESERVE ACCOUNT


     There will be a reserve account to help cover cash flow shortfalls. Initially, the account will be $__________. On each distribution date amounts remaining after distribution of the total servicing fee and amounts to be paid to the certificateholders will be deposited in the reserve account until the amount equals a specified amount.


OPTIONAL TERMINATION

     When the principal amount of the receivables is 5% or less than it was on the cutoff date, the servicer may buy the receivables. If the servicer does not do so, the trustee will try to sell the receivables to another buyer. In either case, you must receive the principal amount of your certificates and all accrued but unpaid interest or the receivables will not be sold.

TAX CONSEQUENCES


     Stroock & Stroock & Lavan LLP, special federal tax counsel to the trust, is of the opinion that the trust will be classified, for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Certificateholders must report their respective allocable shares of income earned on trust assets excluding certain amounts retained by the depositor as described herein and, subject to certain limitations applicable to individuals, estates and trusts, may deduct their respective allocable shares of reasonable servicing and other fees. However, the tax code is complex, and we recommend that you and your tax advisors review the information under the caption "Federal Income Tax Consequences" in this prospectus supplement and the prospectus.


ERISA CONSIDERATIONS

     The Class A certificates may be purchased by ERISA and other retirement plans if one or more administrative exemptions apply. No Class B certificate may be purchased by ERISA or other retirement plans other than "an insurance company general account". See "ERISA Considerations" in this prospectus supplement and the prospectus.

                                  RISK FACTORS

     AN INVESTMENT IN THE CERTIFICATES INVOLVES SIGNIFICANT RISKS. BEFORE YOU DECIDE TO INVEST, WE RECOMMEND THAT YOU CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE RISK FACTORS SPECIFIED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE __ OF THE PROSPECTUS.


YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES


                    The certificates will not be listed on any securities exchange. As a result, if you want to sell your certificates you must locate a purchaser that is willing to purchase those certificates. The underwriter intends to make a secondary market for the certificates. The underwriter will do so by offering to buy the certificates from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of asset backed securities, and there may be such times in the future. As a result, you may not be able to sell your certificates when you want to do so or you may not be able to obtain the price that you wish to receive.


CERTAIN FEATURES OF THE RECEIVABLES POOL MAY RESULT IN LOSSES


                    There are a number of features of the receivables in the pool that create additional risk of loss, including the following:


               o CERTAIN OBLIGORS HAVE LITTLE EQUITY IN THEIR FINANCED VEHICLES WHICH MAY RESULT IN MORE SEVERE LOSSES. For approximately __% of the principal amount of the receivables, the original principal amount of the loan exceeded the cost of the related vehicle. Although each such obligor was required to make a downpayment from the obligor's own funds, those obligors have no equity in their vehicles. While those borrowers had excellent credit histories at the time, the lack of any equity in the vehicle may make it more likely that those obligors will default if their personal financial conditions change. In addition, if such an obligor defaults and the vehicle is repossessed, the trust is likely to suffer a loss.

               o THE CONCENTRATION OF THE RECEIVABLES IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS. Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables. As of the cutoff date, the billing addresses of the obligors with respect to approximately %, _____%, and _____% of the principal amount of the receivables were located in __________, __________ and ________, respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the certificates than if the concentration did not exist.

               o NEWLY ORIGINATED LOANS MAY BE MORE LIKELY TO DEFAULT WHICH MAY CAUSE LOSSES. Defaults on automobile loans tend to occur at higher rates during the early years of the automobile loans. Substantially all of the automobile loans will have been originated within 12 months prior to the sale to the trust. As a result, the trust may experience higher rates of default than if the automobile loans had been outstanding for a longer period of time.

               o BALLOON LOANS MAY HAVE HIGHER RATES OF DEFAULT WHICH MAY CAUSE LOSSES. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available interest rates, the age or condition of the vehicle, or the borrower's payment or credit history. The trust will not have any funds to refinance a balloon loan, and the seller is not obligated to do so.

CLASS B CERTIFICATES WILL ABSORB CASH SHORTFALLS AND LOSSES BEFORE THE CLASS A CERTIFICATES

                    The Class B certificateholders will not receive any distribution of interest until the full amount of interest on the Class A certificates has been paid on each distribution date. The Class B certificateholders will not receive any distributions of principal until the Class A certificates have been repaid in full. Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account. If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the certificates. Delinquent payments on the receivables may result in a shortfall in the distributions on the Class B certificates on any distribution date due to the priority of payments on the Class A certificates.


YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS

                    The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

               o THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

               o YOU MAY BE UNABLE TO REINVEST DISTRIBUTIONS IN COMPARABLE INVESTMENTS. Asset backed securities, like the certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield.

               o AN EARLY TERMINATION WILL SHORTEN THE LIFE OF YOUR INVESTMENT WHICH MAY REDUCE YOUR YIELD TO maturity. If the receivables are sold upon exercise of the servicer's optional termination or the auction call, you will receive the principal amount of your securities plus accrued interest through the related interest period. Because your securities will no longer be outstanding, you will not receive the additional interest payments that you would have received had the securities remained outstanding. If you bought your securities at par on at a premium, your yield to maturity will be lower than it would have been if the optional termination or auction call had not been exercised.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL REDUCE THE PRICES FOR CERTIFICATES

                    A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the certificates after those certificates are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the certificates.

COMPUTER PROBLEMS IN THE YEAR 2000 MAY RESULT IN LOSSES


                    Many computers and computer chips were not programmed to recognize more than two digits in a year of a date. As a result, in the year 2000, those computers will not know whether the '00 refers to the year 1900 or the year 2000. Mellon Bank Corporation, the parent corporation of the servicer, has taken actions as described under "The Servicer" in this prospectus supplement with a goal of addressing and correcting this problem. To the extent that such systems of the servicer continue to have such problems in the year 2000 and later, the amount and timing of distributions to certificateholders could be adversely affected.


CLASS B CERTIFICATEHOLDERS MAY HAVE TO PAY TAXES ON AMOUNTS NOT ACTUALLY
RECEIVED


                    For federal income tax purposes, amounts otherwise payable to the owners of the Class B certificates that are paid to the owners of the Class A certificates will be deemed to have been received by the owners of the Class B certificates and then paid by them to the owners of the Class A certificates pursuant to a guaranty. Accordingly, the owners of the Class B certificates could be liable for taxes on amounts not actually received. See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences--Trusts Treated as Grantor Trusts" in the prospectus.


THE CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS


                    The certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.


                             FORMATION OF THE TRUST

     Pursuant to the Agreement, the Depositor will establish the Trust by selling and assigning the Receivables and the other Trust Property to the Trust in exchange for the Certificates. The Depositor will sell the Certificates to the Underwriter in exchange for cash. All references herein to sales, assignments and transfers to the Trust refer to sales, assignments and transfers to the Trustee on behalf of the Trust for the benefit of the Certificateholders. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. Upon formation, the Trust will not engage in any business activities other than acquiring and holding the Receivables, issuing the Certificates and distributing payments thereon.

     The Servicer will, directly or through subservicers, hold the Receivables and the certificates of title or ownership or other documents evidencing the notation of the Seller's lien on the certificates of title or ownership relating to the Financed Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trustee as the new secured party. Under the foregoing circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Financed Vehicles may be defeated. See "Risk Factors--Failure to Note Transfer on Title Documents May Cause Losses" and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust will not acquire any contracts or assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments thereon, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.


                               THE TRUST PROPERTY

     Each Certificate represents a fractional undivided interest in the Trust. The Trust Property will include the Receivables, which were originated indirectly by Dealers and purchased indirectly by the Seller pursuant to agreements with Dealers ("Dealer Agreements"). On the Closing Date, the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust. The Servicer will, directly or through subservicers, service the Receivables. The Trust Property also includes:

     o all monies received under the Receivables on and after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date;

     o such amounts as from time to time may be held in the Collection Account, the Reserve Account, the Payahead Account, the Class A Distribution Account and the Class B Distribution Account, established and maintained by the Servicer pursuant to the Agreement as described below;

     o    security interests in the Financed Vehicles;

     o the rights of the Seller to receive proceeds from claims under certain insurance policies;

     o    the rights of the Trust under the Agreement;

     o the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors");

     o all right, title and interest of the Seller (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements;

     o    rights with respect to any repossessed Financed Vehicles; and

     o    all proceeds (within the meaning of the UCC) of the foregoing.

     The Reserve Fund will be maintained in the name of the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.


                              THE RECEIVABLES POOL

POOL COMPOSITION

     The Receivables were selected from the Seller's portfolio by several criteria, including, as of the Cutoff Date, the following:


                    1. each Receivable has a scheduled maturity of not later
               than either Final Scheduled Distribution Date;

                    2. each Receivable was originated in the United States of
               America;

                    3. each Receivable has an original term to maturity of not more than __ months and a remaining term to maturity of __ months or less as of the Cutoff Date;

                    4. approximately ___% of the Initial Pool Balance was
               secured by new Financed Vehicles, and approximately ___% of the Initial Pool Balance was secured by used Financed Vehicles;

                    5. each Receivable provides for level monthly payments which fully amortize the amount financed (except, in the case of Simple Interest Receivables, for the last payment, which may be different from the level payment);

                    6. each Receivable is not more than __ days contractually
               past due as of the Cutoff Date and is not more than _______ months paid ahead;

                    7. each Receivable has an outstanding principal balance
               between $____ and $______; and

                    8. each Receivable has an APR of no less than -----%.

     As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any Receivable is not later than _____. No selection procedures believed by the Depositor to be adverse to Certificateholders were used in selecting the Receivables.


     The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

     The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables as of the Cutoff Date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.


                                   COMPOSITION OF THE RECEIVABLES AS OF THE CUTOFF DATE


                                                   New Financed                   Used Financed
                                                   Vehicles                       Vehicles                      Total
                                                   -------------                  --------------                ------
Aggregate Principal Balance.....................   $                              $                             $
Number of Receivables...........................
Average Principal Balance.......................   $                              $                             $
Average Original Balance........................   $                              $                             $
Weighted Average Contract Rate..................                 %                             %                             %
Contract Rate (Range)...........................   _____% - _____%                _____% - ____%               _____% - _____%
Weighted Average Original Term..................            ___ months                     ___ months                    ___ months
Original Term (Range)...........................   _____ to ___ months            _____ to ___ months           _____ to ___ months
Weighted Average Remaining Term.................            ___ months                     ___ months                    ___ months
Remaining Term (Range)..........................   _____ to ___ months            _____ to ___ months           _____ to ___ months



                DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                 Aggregate                  Percentage of
Remaining                                     Number of          Principal                  Original
Term (Range)                                  Receivables        Balance                    Pool Balance
------------                                  ------------       ------------               -------------

Less than 30 months.........................                      $                                %
30 to 35 months.............................
36 to 41 months.............................
42 to 47 months.............................
48 to 53 months.............................
54 to 59 months.............................
60 to 65 months.............................
66 to 71 months.............................
72 to 77 months.............................
78 to 89 months.............................

                                               __________           __________                 __________
Total.......................................                        $                           100.00%
                                               ==========           ===========                ==========



                       DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES AS OF THE CUTOFF DATE

Annual Percentage                         Number of          Aggregate                     Percentage of
Rate Range                                Receivables        Principal Balance             Original Pool Balance
------------------                        -------------      ------------------            ----------------------
8.00% to below..............................                      $                                %
8.00% to 8.99%..............................
9.00% to 9.99%..............................
10.00% to 10.99%............................
11.00% to 11.99%............................
12.00% to 12.99%............................
13.00% to 13.99%............................
14.00% to 14.99%............................
15.00% to 15.99%............................
16.00% to 16.99%............................
17.00% to 17.99%............................
18.00% to 18.99%............................
19.00% to 19.99%............................
20.00% to 20.99%............................
21.00% to 21.99%............................
22.00% and above............................

                                               __________           __________                 __________
Total.......................................                        $                           100.00%
                                               ==========           ===========                ==========


                          GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE


                                               Number of               Aggregate                         Percentage of
State(1)                                        Receivables             Principal Balance                 Original Pool Balance
--------                                        ------------            ------------------                ----------------------
------------.................................                             $                                           %
------------.................................
------------.................................
------------.................................
------------.................................
------------.................................
------------.................................
------------.................................
Others (2)...................................

                                               __________                  __________                        __________
Total.......................................                              $                                   100.00%
                                               ==========                 ===========                        ==========


-------------

(1) Based on billing addresses of the Obligors as of the Cutoff Date, which may differ from the state of origination of the Receivable.

(2) Includes __ other states and ___________ none of which have a concentration of Receivables in excess of _______% of the aggregate principal balance.


                          DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE RECEIVABLES
                                               AS OF THE CUTOFF DATE

Remaining Principal                          Number of               Aggregate                        Percentage of
Balance (Range)                              Receivables             Principal Balance                Original Pool Balance
--------------------                        -------------            ------------------               ----------------------

$ 2,500 to $ 4,999........................                           $                                           %
$ 5,000 to $ 7,499........................
$ 7,500 to $ 9,999........................
$10,000 to $12,499........................
$12,500 to $14,999........................
$15,000 to $17,499........................
$17,500 to $19,999........................
$20,000 to $22,499........................
$22,500 to $24,999........................
$25,000 to $27,499........................
$27,500 to $29,999........................
$30,000 to $32,499........................
$32,500 to $34,999........................
$35,000 to $37,499........................
$37,500 to $39,999........................
$40,000 to $41,499........................
$42,500 to $44,999........................
$45,000 to $47,499........................
$47,500 to $49,999........................
$50,000 to $52,499........................
$52,500 to $54,999........................

                                               __________                  __________                        __________
Total.......................................                              $                                   100.00%
                                               ==========                 ===========                        ==========

     As of the Cutoff Date, approximately __% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, were between 1 payment and __ payments paid-ahead.

     As of the Cutoff Date, approximately ___% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, are Actuarial Receivables. "Actuarial Receivables" are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate ("APR") of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

     As of the Cutoff Date, approximately ___% of the aggregate principal balance of the Receivables, constituting ___% of the number of Receivables, are Simple Interest Receivables. "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" will be made to the borrower of the portion of the total amount of payments then due and payable under such contract or agreement allocable to "unearned" interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment. The amount of a rebate under an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. See "Maturity and Prepayment Considerations" in the Prospectus.

                                  THE SERVICER

SIZE OF SERVICING PORTFOLIO


     As of December 31, 1998, the Servicer serviced approximately 30,253 retail installments sale contracts, consisting primarily of new and used automobile (including passenger car, minivan, sport/utility vehicles and light truck) receivables, representing an outstanding balance of approximately $352 million. See "The Servicer" in the Prospectus.


DELINQUENCIES AND LOSS

     Set forth below is certain information concerning the historical delinquency and loss experience of Mellon Bank, N.A. and its subsidiaries pertaining to new and used automobile (including passenger car, minivan, sport/utility vehicle and light truck) receivables originated directly or indirectly by Mellon Bank, N.A. and its subsidiaries. There can be no assurance that the delinquency and loss experience on the Receivables will be comparable to that set forth below.


                                                  DELINQUENCY EXPERIENCE
                                                  (DOLLARS IN THOUSANDS)

                                                                               At December 31,
                     --------------------------------------------------------------------------------------
                            1998                          1997                          1996
                     -----------------------    ---------------------------   ----------------------------
                     NUMBER                     NUMBER                        NUMBER
                     OF                         OF                            OF
                     LOANS  DOLLARS   PERCENT   LOANS    DOLLARS    PERCENT   LOANS     DOLLARS    PERCENT
                     -----  -------   -------   -----    -------    -------   -----     -------    -------

Principal Amount
Outstanding(1) ....  30,253 $352,174     100%   22,126  $195,593      100%    26,120   $211,947     100%

Delinquencies (2)
  30-59 Days ......     306    2,793    0.79%      265     1,871      0.96%      388     2,509     1.18%
  60-89 Days ......      69      635    0.18%       53       384      0.20%       90       465     0.22%
  90-119 Days .....      24      231    0.07%        5        30      0.02%        9        22     0.01%
  over 120 days ...       1       11    0.00%        2        21      0.01%        2        26     0.01%

Total Delinquencies
as a Percentage of
the Total Amount
Outstanding .......     400  $  3,670   1.04%      325   $  2,306     1.18%      489    $ 3,022     1.43%
                        ===  ========   =====      ===   ========     ====       ===    =======     ====


-----------------
(1)  Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.


                                       DELINQUENCY EXPERIENCE
                                       (DOLLARS IN THOUSANDS)

                      --------------------------------------------------------
                                 1995                         1994
                      --------------------------- ----------------------------
                      NUMBER                      NUMBER
                      OF                          OF
                      LOANS    DOLLARS   PERCENT  LOANS     DOLLARS  PERCENT
                      -----    -------   -------  -----     -------  -------
Principal Amount
Outstanding(1) ....   36,742   $263,577    100%   51,001   $346,963  100%

Delinquencies (2)
  30-59 Days ......      511      2,477   0.94%     737      3,639    1.05%
  60-89 Days ......       87        447   0.17%     131        519    0.15%
  90-119 Days .....        5         39   0.01%      17         74    0.02%
  over 120 days ...        2         17   0.01%       2         --    0.00%

Total Delinquencies
as a Percentage of
the Total Amount
Outstanding .......      605    $ 2,980   1.13%     887    $  4,232   1.22%
                         ===    =======   ====      ===    ========   ====


-----------------
(1)  Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.



                                                    HISTORICAL LOSS EXPERIENCE
                                                      (DOLLARS IN THOUSANDS)

                                                                                       For Year Ended December 31,
                              ----------------------------------------  ---------------------------------------------------------
                                     1998                 1997                1996                 1995                1994
                              ------------------  --------------------  ---------------  ----------------------  ----------------
Period End Principal
 Amount
Outstanding(1)..............  $    352,174        $    195,593         $    211,947        $    263,577         $    346,963
Average Principal
Amount
Outstanding(2)..............  $    250,063        $    197,164         $    223,459        $    292,661         $    403,395
Number of Loans
Outstanding
(as of period end)..........        29,853              22,126               26,120              36,742               51,001
Average Number
of Loans
Outstanding(2)..............        24,200              23,402               30,172              42,276               60,287
Number of Repossessions.....           N/A                 N/A                  N/A                 N/A                  N/A
Gross Losses(3).............  $      1,496         $     1,265          $     1,589         $     2,115          $     4,071
Recoveries (4)..............           876               1,232                1,646               2,434                3,693
                               ------------        ------------         ------------        ------------         ------------
Net Losses(5)...............           621                  33                  (57)               (319)                 378
Net Losses (Gains) as a
  Percent of
  Principal Amount
  Outstanding...............          0.18%               0.02%               (0.03%)             (0.12%)                0.11%
Net Losses (Gains) as a
Percentage of
Average Principal Amount
Outstanding..................         0.25%               0.02%               (0.03%)             (0.11%)                0.09%

------------------------------


(1) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2) Average of the month-end balances for each of the twelve months in the applicable calendar year.

(3)  Gross Losses is the aggregate remaining principal balance.

(4) Recoveries is any proceeds from the liquidation of the related vehicle and post-disposition monies received on previously charged-off contracts including proceeds of liquidation of the related vehicle after the related charge-off.

(5)  Net Losses is equal to Gross Losses less Recoveries.

     As shown in the foregoing tables, the Servicer's portfolio of automobile loans at December 31, 1998 was approximately 180% of the portfolio at December 31, 1997. At the same time the average amount of an automobile loan increased to $11,796 at December 31, 1998 from $8,839 at December 31, 1997. The Servicer believes that the decrease in total Delinquencies as a Percentage of the Total Amount Outstanding from 1.18% at December 31, 1997, to 1.04% at December 31, 1998, is primarily attributable to the large increase in the size of the portfolio. The Servicer believes that the Net Losses (Gains) as a Percent of Principal Amount Outstanding in 1995 and 1996 reflect the fact that defaults on automobile loans generally occur with greater frequency in the early months after origination and gradually diminish over time. Since the Servicer's portfolio was not being replenished during those years through the addition of new originations, the positive net loss experience largely reflects the diminishing frequency of defaults as the automobile loans in its portfolio seasoned. Beginning in 1997, the Servicer adopted a securitization strategy which allowed it to offer more competitive rates. As a result, it began to increase its portfolio through the addition of new originations. The Net Losses (Gains) as a Percent of Principal Amount Outstanding at December 31, 1998, reflects the expected default experience for the new originations.

     Delinquencies and Net Losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the Receivables may differ from those shown in the tables.

YEAR 2000 PROJECT

     The Servicer is an indirect wholly-owned subsidiary of Mellon Bank Corporation (the "Corporation"). The Corporation has publicly disclosed the following information concerning its Year 2000 Project.

     In early 1996, the Corporation formed a year 2000 project team to identify information technology and non-information technology systems that require modification for the year 2000. A project plan has been developed with goals and target dates. The Corporation's business areas are in various stages of this project plan. The Corporation has completed approximately 90% of the remediation and system testing for internal mission critical information technology systems. In late 1998, the Corporation began significant enterprise testing (i.e., testing with customers, integration testing between systems and testing with third-party vendors) of mission critical information technology systems, which testing is expected to be completed by June 30, 1999. The Corporation currently expects to have substantially completed remediation and testing of mission critical non-information technology systems by June 30, 1999. The Corporation also currently expects to have substantially completed remediation and testing of both information technology and non-information systems that the Corporation has determined are of high business value and priority (although not mission critical) by June 30, 1999.

     The impact of year 2000 issues on the Corporation will depend not only on corrective actions that the Corporation takes, but also on the way in which the year 2000 issues are addressed by governmental agencies, business and other third parties that provides services or data to, or receive services or data from, the Corporation, or whose financial condition or operational capability is important to the Corporation. To reduce this exposure, the Corporation has an ongoing process of identifying and contacting mission critical third party vendors and other significant third parties to determine their year 2000 plans and target dates. Risks associated with any such third parties located outside the United States may be higher insofar as it is generally believed that non-U.S. business may not be addressing their year 2000 issues on as timely a basis as U.S. businesses. Notwithstanding the Corporation's efforts, there can be no assurance that mission critical third party vendors or other significant third parties will adequately address their 2000 issues.

     The Corporation is developing contingency plans to address risks associated with year 2000 issues. These activities include remediation contingency plans, year 2000 business resumption contingency plans, and event management plans. Remediation contingency plans address the actions that may be taken if the current approach to remediating a mission critical technology system is falling behind schedule or may not be completed when required. Such plans principally involve internal remediation or identifying alternate vendors. The Corporation has substantially implemented its remediation contingency plans. Year 2000 business resumption contingency plans address year 2000 problems that occur, notwithstanding the remediation efforts of the Corporation and third parties. As a part of its year 2000 business resumption contingency planning, the Corporation is enhancing its existing business resumption plans to reflect year 2000 issues and is developing plans designed to coordinate the efforts of its personnel and resources in addressing any mission critical year 2000 problems that become evident. In this regard, all existing business resumption plans involving mission critical processes have been reviewed, and options for addressing potential year 2000 problems have been identified. The Corporation expects to continue reviewing, enhancing and validating such plans through mid-1999. Event planning is intended to address year 2000 risks by actively monitoring operations during the period of time around the turn of the century with a view to identifying any year 2000 problems that occur and taking action to manage and resolve such problems. These actions may include implementing previously developed business resumption contingency plans. Event planning is in progress and will continue throughout 1999 and the first quarter of 2000. There can be no assurance that any contingency plans will fully mitigate any year 2000 failures, problems or disruptions. Furthermore, there may be certain mission critical third parties, such as utilities, communication companies, transportation companies or governmental entities, where alternative arrangements or sources are unavailable or severely limited.

     The Corporation's credit risk associated with borrowers may increase to the extent borrowers fail to adequately address year 2000 issues. As a result, there may be increases in the Corporation's problem loans and credit losses in future years. In addition, the Corporation may be subject to increased risks as a fiduciary to the extent that issuers of assets it manages or administers fail to adequately address year 2000 issues and to increased liquidity risks to the extent of deposit withdrawals or to the extent its lenders are unable to provide the Corporation with funds due to year 2000 problems. It is not, however, possible to quantify the potential impact of any such risks or losses at this time.

     Until the year 2000 event actually occurs and for a period of time thereafter, there can be no assurance that there will be no problems related to year 2000. The year 2000 technology challenge is an unprecedented event. If year 2000 issues are not adequately addressed by the Corporation and third parties, the Corporation could face, among other things, business disruptions, operational problems, financial losses, legal liability and similar risks, and the Corporation's business, results of operations and financial position could be materially adversely affected.

     The Corporation has indicated in its public disclosure that the foregoing year 2000 discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including without limitation, the dates by which the Corporation expects to substantially complete programming changes, remediation and testing of systems and the impact of the redeployment of existing staff, are based on management's best current estimates, which were derived utilizing numerous assumptions about future events, including the continued availability of certain resources, representations received from third party service providers and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to: the availability and cost of personnel trained in this area; the ability to identify and convert all relevant systems; results of year 2000 testing; adequate resolution of year 2000 issues by governmental agencies, business or other third parties that are service providers, suppliers, borrowers or customers of the Corporation; unanticipated systems costs; the need to replace hardware; the adequacy of and ability to implement contingency plans; and similar uncertainties. The forward-looking statements made in the foregoing year 2000 discussion were made in the Corporation's Current Report on Form 8-K dated January 29, 1999. The Corporation indicated that such statements speak only as of the date on which the statements were made, and the Corporation undertook no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The Corporation also stated that such discussion constitutes a Year 2000 Readiness Disclosure within the meaning of the Year 2000 Readiness and Disclosure Act of 1998.

                   [WEIGHTED AVERAGE LIFE OF THE CERTIFICATES]

     [Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of the Certificates will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date for the Certificates. Reinvestment risk associated with early payment of the Certificates will be borne exclusively by the Certificateholders.

     The table captioned "Percent of Original Class A Principal Balance or Original Class B Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that


     (1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

     (2) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days,

     (3) distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the ____ day of each applicable month),

     (4) the balance in the Reserve on each Distribution Date is equal to the Specified Reserve Balance, and

     (5) the Servicer does not exercise its option to purchase the Receivables. The first two pools have an assumed cutoff date of and the remaining pools have an assumed cutoff date of .

     The ABS Table sets forth the percent of the Original Class A Principal Balance and the percent of the Original Class B Principal Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.


     The ABS Table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, APR, original term to maturity as of the Cutoff Date) will be such that each pool will fully amortize by the end of its remaining term to maturity.


Pool                                                                                        Weighted Average      Weighted Average
----          Remaining Term                                       Weighted                 Original Term         Remaining Term to
              to Maturity                Aggregate                 Average                  to Maturity           Maturity
              Range (in months)          Principal Balance         Contract Rate            (in Months)            (in Months)
              -----------------          ------------------        -------------            ----------------      ----------------

1..........                               $                             %
2..........                               $                             %
3..........                               $                             %
4..........                               $                             %


     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A Certificates and the Class B Certificates.]



                         PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                                                             Class A
                                                                                          Certificates
                                                           --------------------------------------------------------------------
                                                                                      Assumed ABS Percentage(2)
                                                           --------------------------------------------------------------------
DISTRIBUTION DATES                                         ____%             ____%             ____%               ____%
------------------                                         --------------    ----------------  ----------------    ------------
Closing Date.........................................      100               100               100                 100
-----------------....................................
-----------------....................................
-----------------....................................
-----------------....................................
Weighted AVerage Life (years)(1).....................


---------------

(1) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each principal payment of such Class A
     Certificate by the number of years from the date of the issuance of such Class A Certificate to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Class A Certificate.

(2) An asterisk "*" means a percent of initial Class A Certificate principal balance of more than zero and less than 0.5%.

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.


                         PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                                                             Class B
                                                                                          Certificates
                                                           --------------------------------------------------------------------
                                                                                      Assumed ABS Percentage(2)
                                                           --------------------------------------------------------------------
DISTRIBUTION DATES                                         ____%             ____%             ____%               ____%
------------------                                         --------------    ----------------  ----------------    ------------
Closing Date.........................................      100               100               100                 100
-----------------....................................
-----------------....................................
-----------------....................................
-----------------....................................
Weighted AVerage Life (years)(1).....................

---------------

(1) The weighted average life of a Class B Certificate is determined by (i) multiplying the amount of each principal payment of such Class B
     Certificate by the number of years from the date of the issuance of such Class B Certificate to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Class B Certificate.

(2) An asterisk "*" means a percent of initial Class B Certificate principal balance of more than zero and less than 0.5%.

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.


                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be applied by the Depositor first, to deposit approximately $______ into the Reserve Account and second, the balance to purchase the Receivables and the other Trust Property from the Seller.

                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Certificates and the Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.

GENERAL

     The Certificates will evidence fractional undivided interests in the assets of the Trust to be created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of __% of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of __% of the Trust.

THE POOLING AND SERVICING AGREEMENT

SALE AND ASSIGNMENT OF THE RECEIVABLES

     Certain information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

ACCOUNTS

     [The assets of the Trust will not include a Pre-Funding Account.] All other Accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, will be established by the Servicer and maintained with the Trustee in the name of the Trustee on behalf of the Certificateholders. The Reserve Fund will be established by the Servicer as a segregated account with the Collateral Agent on behalf of the Certificateholders.

SERVICING COMPENSATION

     The Servicer will be entitled to receive a fee (the "Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of ___% per annum for as long as Mellon Bank, N.A. or an affiliate thereof is the Servicer, and ___% per annum if Mellon Bank, N.A. or an affiliate thereof is no longer the Servicer (the "Servicing Fee Rate") and the Pool Balance as of the first day of the Collection Period. The "Servicing Fee" will also include amounts to be paid to the Servicer as described in the Prospectus. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates (the "Total Servicing Fee"), will be paid from the Total Distribution Amount. The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Certificateholders. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS ON CERTIFICATES

     DEPOSITS TO COLLECTION ACCOUNT. On or before the earlier of the eighth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding such Distribution Date (the "Determination Date"), the Servicer will provide the Trustee with certain information with respect to the preceding Collection Period, including the amount of aggregate Collections on the Receivables, the aggregate amount of Liquidated Receivables, the Advances, if any, to be made by the Servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Fund and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Fund and paid to the Depositor, in each case, with respect to such Distribution Date and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer, in each case with respect to such Distribution Date.

     On or before each Distribution Date, the Servicer will cause the Trustee to withdraw from the Payahead Account and

     (1) deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivables in full and

     (2) distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period.

On or before each Distribution Date the Servicer will deposit any Advances for such Distribution Date into the Collection Account. On or before the Business Day preceding each Distribution Date, the Servicer will cause the Interest Collections and the Principal Collections for such Distribution Date to be deposited into the Collection Account.

     "Collections" for any Distribution Date will equal the sum of Interest Collections and Principal Collections for the related Distribution Date.

     "Interest Collections" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

     o that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period);

     o all proceeds (other than any proceeds from any Dealer commission) ("Liquidation Proceeds") of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures;

     o all Advances made by the Servicer of interest due on the Actuarial Receivables in respect of the preceding Collection Period;

     o the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest thereon;

     o all monies collected, from whatever source (other than any proceeds from any Dealer commission), in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries"); and

     o    Investment Earnings for such Distribution Date.


     In calculating the Interest Collections, the following shall be excluded: all payments and proceeds (including Liquidation Proceeds) of any Receivables


     (1) repurchased by the Seller or purchased by the Servicer, the Purchase Amount of which has been included in the Interest Collections on a prior Distribution Date and


     (2) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed Advances in accordance with the Agreement.


     "Principal Collections" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method:

     o that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case, in respect of the preceding Collection Period);

     o Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures with respect to such Liquidated Receivables;

     o all Advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period;

     o to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

     o partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.


     In calculating the Principal Collections, the following shall be excluded: all payments and proceeds (including Liquidation Proceeds) of any Receivables

     (1) repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Principal Collections on a prior Distribution Date, and

     (2) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed Advances in accordance with the Agreement.


     The "Principal Distribution Amount" for a Distribution Date shall be the sum of the following amounts with respect to the preceding Collection Period:


     (1) (a) with respect to Simple Interest Receivables, that portion of all collections on the Receivable allocable to principal in respect of the preceding Collection Period and (b) with respect to Actuarial Receivables the sum of

          (x) the amount of all scheduled payments allocable to principal due during the preceding Collection Period and

          (y) the portion of all prepayments in full allocable to principal received during the preceding Collection Period,

          in the case of both (a) and (b) without regard to any extensions or modifications thereof effected alter the Cutoff Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period;

     (2) the principal balance of each Receivable that was repurchased by the Seller or purchased by the Servicer in each case during the preceding Collection Period (except to the extent included in (1) above);

     (3) the principal balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (1) above);

     (4) partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (1) above; and

     (5) the aggregate amount of Cram Down Losses during such Collection
     Period.


     Interest Collections and Principal Collections on any Distribution Date shall exclude all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in Collections in a prior Collection Period.

     MONTHLY WITHDRAWALS FROM THE COLLECTION ACCOUNT. On each Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period. On each Distribution Date, the Servicer shall instruct the Trustee to make the following deposits and distributions, to the extent of Interest Collections (and, in the case of shortfalls occurring under clause (2) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections to the extent of such shortfalls):

     (1) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods (to the extent not retained by the Servicer as described under "--Net Deposits" below);

     (2) to the Class A Distribution Account, after the application of clause (1), the Class A Interest Distribution; and

     (3) to the Class B Distribution Account, after the application of clauses (1) and (2), the Class B Interest Distribution.

     On each Distribution Date, the Servicer shall instruct the Trustee to make the following deposits and distributions, to the extent of Principal Collections and Interest Collections remaining after the application of clauses (1), (2) and
(3) above:

     (4) to the Class A Distribution Account, the Class A Principal
     Distribution;

     (5) to the Class B Distribution Account, after the application of clause (4), the Class B Principal Distribution; and

     (6) to the Reserve Fund, any amounts remaining after the application of clauses (1) through (5).

     To the extent necessary to satisfy the distributions described above, the Servicer shall instruct the Trustee to withdraw from the Reserve Fund and deposit in the Class A Distribution Account or the Class B Distribution Account as described below in the following order of priority on each Distribution Date:

     (1) an amount equal to the excess of the Class A Interest Distribution over the sum of Interest Collections and the Class B Percentage of Principal Collections will be deposited into the Class A Distribution
     Account:

     (2) an amount equal to the excess of the Class B Interest Distribution over the portion of Interest Collections remaining after the distribution of the Class A Interest Distribution will be deposited into the Class B Distribution Account;

     (3) an amount equal to the excess of the Class A Principal
     Distribution over the portion of Principal Collections and Interest Collections remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution will be deposited into the Class A Distribution Account; and

     (4) an amount equal to the excess of the Class B Principal
     Distribution over the portion of Principal Collections and Interest Collections remaining after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution will be deposited into the Class B Distribution Account.

     On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders.

RELATED DEFINITIONS

     For purposes hereof, the following terms have the following meanings:

     "Collection Period" means, with respect to a Distribution Date, (x) in the case of the initial Distribution Date, the period from and including the Cutoff Date through and including _______ ___, ________ and (y) thereafter, the calendar month preceding the related Distribution Date.

     "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to


     (1) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or

     (2) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured.


A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

     "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

     "Class A Interest Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

     "Class A Monthly Interest" means, with respect to any Distribution Date, the product of (x) one-twelfth (or, in the case of the first Distribution Date a fraction, the numerator of which is equal to __ and the denominator of which is
360) of the Class A Pass-Through Rate and (y) the Class A Principal Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Original Class A Principal Balance.

     "Class A Monthly Principal" means, with respect to any Distribution Date, the Class A Percentage of the Principal Distribution Amount for such Distribution Date plus the Class A Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period.

     "Class A Principal Balance" equals the Original Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A Certificates previously distributed to Class A Certificateholders.

     "Class A Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such preceding Distribution Date.

     "Class A Principal Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and the Class A Principal Carryover Shortfall for such Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Class A Distribution Account will include the lesser of

     (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or

     (b) the portion of the amount required to be deposited under clause
     (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class A Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A Principal Balance to zero.

     "Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

     "Class B Interest Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

     "Class B Monthly Interest" means, with respect to any Distribution Date, the product of (x) one-twelfth (or, in the case of the first Distribution Date a fraction, the numerator of which is equal to __ and the denominator of which is
360) of the Class B Pass-Through Rate and (y) the Class B Principal Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Original Class B Principal Balance.

     "Class B Monthly Principal" means, with respect to any Distribution Date, the Class B Percentage of the Principal Distribution Amount for such Distribution Date plus the Class B Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period.

     "Class B Principal Balance" equals the Original Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B Certificates previously distributed to Class B Certificateholders.

     "Class B Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such preceding Distribution Date.

     "Class B Principal Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and the Class B Principal Carryover Shortfall for such Distribution Date; provided, however, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Class B Certificateholders will include the lesser of

     (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or

     (b) the portion of the amount required to be deposited under clause
     (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class B Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B Principal Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution of the amount described in clause (a) to the Class A Distribution Account.


     "Liquidated Receivables" means, Receivables (x) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (y) as to which all or a portion representing 10% or more of a scheduled payment due is 150 or more days delinquent or (z) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.


     The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Purchase Amounts and Advances to be remitted by the Depositor, the Servicer and the Seller, as the case may be, all for such Collection Period, all losses realized on Receivables that became Liquidated Receivables during such Collection Period and all Cram Down Losses for such Collection Period.

     "Realized Losses" means, for any period, the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

CREDIT ENHANCEMENT

     SUBORDINATION OF THE CLASS B CERTIFICATES. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.

     No interest distribution will be made to the Class B Certificateholders on any Distribution Date in respect of interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. No principal distribution will be made to the Class B Certificateholders on any Distribution Date in respect of principal until the full amount of interest on and principal of the Class A Certificates and interest on the Class B Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and the Class B Certificateholders, respectively. Distributions of interest on the Class B Certificates, however, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Fund, will not be subordinated to the payment of principal of the Class A Certificates.

     RESERVE FUND. In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables, to the extent described above under "--Subordination of the Class B Certificates," prior to any distribution being made on a Distribution Date to the Class B Certificateholders, and to receive amounts on deposit in the Reserve Fund. Amounts on deposit in the Reserve Fund will also be generally available to cover shortfalls in required distributions to the Class B Certificateholders, in respect of interest, after payment of interest on the Class A Certificates and, in respect of principal, after payment of interest on and principal of the Class A Certificates and interest on the Class B Certificates. The Reserve Fund will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Collateral Agent for the benefit of the Certificateholders.


     Pursuant to the Agreement, the Reserve Fund will be created and maintained with the Trustee. On the Closing Date, the Depositor will deposit $_______ (___% of the Initial Pool Balance) (the "Reserve Fund Initial Deposit") into the Reserve Fund. The Reserve Fund Initial Deposit will be augmented on each Distribution Date by deposit therein of Collections remaining after distribution of the Servicing Fee and amounts to be paid to Class A Certificateholders and Class B Certificateholders as described above under "--Distributions on Certificates." Amounts on deposit in the Reserve Fund will be released to the Depositor on each Distribution Date to the extent that the amount on deposit in the Reserve Fund exceeds the Specified Reserve Balance. Upon any such release to the Depositor of amounts from the Reserve Fund, neither the Class A Certificateholders nor the Class B Certificateholders will have any further rights in, or claims to, such amounts.


     "Specified Reserve Balance" with respect to any Distribution Date generally means the greater of

     (a) ___% of the sum of the Class A Principal Balance and Class B Principal Balance on such Distribution Date (after giving effect to all distributions with respect to the Certificates to be made on such Distribution Date), or

     (b) ___% of the sum of the Original Class A Principal Balance and
     Original Class B Principal Balance. In no circumstances will the Depositor be required to deposit any amounts in the Reserve Fund other than the Reserve Fund Initial Deposit to be made on the Closing Date.

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Certificateholders and may be invested in Eligible Investments. Any loss on such investment will be charged to the Reserve Fund. Any investment earnings (net of losses) will be paid to the Depositor.

     The time necessary for the Reserve Fund to reach and maintain the Specified Reserve Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

     If on any Distribution Date the protection afforded the Class A Certificates by the Class B Certificates and by the Reserve Fund is exhausted, the Class A Certificateholders will directly bear the risks associated with ownership of the Receivables. If on any Distribution Date amounts on deposit in the Reserve Fund have been depleted, the protection afforded the Class B Certificates by the Reserve Fund will be exhausted and the Class B Certificateholders will directly bear the risks associated with ownership of the Receivables.

     None of the Class B Certificateholders, the Trustee, the Servicer, the Seller or the Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

TERMINATION

     The Servicer will be permitted, at its option, in the event that the Pool Balance as of the first day of a Collection Period has declined to 5% or less of the Initial Pool Balance, to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest thereon at the applicable Pass-Through Rates. The exercise of this right will effect an early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

AUCTION SALE

     In the event of an Auction Sale, the Certificates will be redeemed at a redemption price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest thereon at the applicable Pass-Through Rates. See "Description of the Transfer and Servicing Agreements-Termination" in the Prospectus.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication of the Certificates), the Receivables or any related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account. The Trustee will not independently verify the Receivables. If no Event of Servicing Termination has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Servicing Termination unless a responsible officer of the Trustee obtains actual knowledge of such failure as specified in the Agreement.

     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceedings.

THE TRUSTEE


     ___________________, a ___________________, will act as Trustee under the
Agreement. The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and such co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such co-trustee or separate trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.


     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Servicer will be obligated to appoint a successor trustee. However, any such resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will also provide that the Trustee will be entitled to indemnification by the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence. Indemnification will be unavailable to the Trustee to the extent that any such loss, liability or expense results from a breach of any of the Trustee's representations or warranties set forth in the Agreement, and for any tax, other than those for which the Depositor or the Servicer is required to indemnify the Trustee.

     The Trustee's Corporate Trust Office is located at ________________. The Depositor, the Servicer, the Seller and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.


                         FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Stroock & Stroock & Lavan LLP, special tax counsel, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Accordingly, each Certificate Owner will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust. Each Certificate Owner therefore must report on its federal income tax return the gross income from the portion of the assets of the Trust that is allocable to such Certificate and may deduct the portion of the expenses incurred or accrued by the Trust that is allocable to such Certificate, at the same time and to the same extent as such items would be reported by such Certificate Owner if it had purchased and held directly an interest in such assets and received or accrued directly its share of the payments with respect to such assets and incurred or accrued directly its share of expenses incurred or accrued by the Trust when those amounts are received, incurred or accrued by the Trust.

     If the Class B Certificate Owners receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of their Certificates, such Class B Certificate Owners would probably be treated for federal income tax purposes as if they had


     (1) received as distributions their full share of such receipts,

     (2) paid over to the Class A Certificate Owners an amount equal to such Shortfall Amount, and

     (3) retained the right to reimbursement of such amounts from certain funds in the Reserve Account. Under this treatment,

          (x) Class B Certificate Owners would be required to accrue as current income any interest, original issue discount income, or (to the extent paid on the Trust's assets) accrued market discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificate Owners,

          (y) a loss would only be allowed to the Class B Certificate
          Owners when their right to receive reimbursement of such Shortfall Amount became worthless, and

          (z) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to a Class B Certificate Owner because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method. All Class B Certificate Owners are encouraged to consult their tax advisors regarding the character and timing of loss deductions.

     We recommend that each Certificate Owner review "Federal Income Tax Consequences" in the Prospectus for a more detailed discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Certificates.



                        STATE AND LOCAL TAX CONSEQUENCES

     The discussion above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law. We recommend that investors consult their own tax advisors regarding state and local tax consequences.


                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:


          (1) whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

          (2) whether the investment satisfies the applicable diversification requirements;

          (3) whether the investment is in accordance with the documents and instruments governing the plan; and

          (4) whether the investment is prudent, considering the nature of the investment.

     Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.


     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Certificates includes plan assets by reason of a plan or account investing in such entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by
Section 4975 of the Code.

     An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity, unless certain exceptions apply. The Depositor believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Certificate.

     The DOL has issued an individual exemption, Prohibited Transaction Exemption ("PTE") _________________________________________________________,
___________, Exemption Application No. D-_______________, to ___________ (the
"Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables. The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Class A Certificates by a Plan to be eligible for the exemptive relief thereunder:

     (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interest evidenced by other certificates of the Trust;

     (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any one of four rating entities;

     (4) the Trustee is not an affiliate of any other member of the "Restricted Group", which consists of the Underwriters, the Depositor, the Trustee, the Servicer, each subservicer, each insurer and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Class A Certificates, and any affiliate of such parties.

     (5) the sum of all payments made to and retained by the Underwriters in connection with the offering of the Class A Certificates represents not more than reasonable compensation for placing the Class A Certificates. The sum of all payments made to and retained by the Servicer represents not more than the reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

     (6) the Plan investing in the Class A Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission (the "Commission") under the Securities Act.

     Because the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Class A Certificates that they be rated in the highest rating category by a nationally recognized rating agency and thus the third general condition should be satisfied. The Depositor and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Class A Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(l) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Class A Certificates in the initial issuance of Class A Certificates between the Depositor or the Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

     The Exemption also may provide relief from the restriction imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Class A Certificates.

     Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific conditions set forth in
Section II of the Exemption and the other requirements set forth in the Exemption will be satisfied.

     Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan are encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     Because the Class B Certificates are subordinate interests, the Exemption will not be available for Class B Certificates. Accordingly, no Class B Certificate may be purchased by or otherwise transferred to a Plan other than an "insurance company general account" as defined in, and which complies with the provisions of, PTE 95-60 which may be deemed to be holding Plan assets. Furthermore, each purchaser of Class B Certificates will be deemed to have represented that it is not acquiring Class B Certificates, directly or indirectly, for or on behalf of a Plan other than an "insurance company general account" as defined in, and which complies with the provisions of, PTE 95-60. If Definitive Certificates are issued, each transferee of a Class B Certificate will be required to deliver to the Trustee a certificate to such effect. Any purchaser whose source of funds for the purchase of Class B Certificates includes such assets of an insurance company general account should itself confirm that all applicable requirements set forth in PTE 95-60 will be satisfied, particularly the requirement (set forth in Section IV(c) of PTE 95-60) that neither the insurance company nor an affiliate thereof will be a party in interest or disqualified person in connection with the purchase and holding of Class B Certificates or the servicing, management and operation of the Trust.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to________ (the "Underwriter"), and the Underwriter has agreed to purchase, the Certificates, subject to the satisfaction of certain conditions precedent.

     The Depositor has been advised by the Underwriter that it proposes to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less a concession of _____% per Class A Certificate and _____% per Class B Certificate; that the Underwriter and such dealers may allow a discount of _____% per Class A Certificate and _____% per Class B Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

     Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the prices of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Depositor has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

     The Trustee or the Collateral Agent, as applicable, may, from time to time, invest the funds in the Accounts in Eligible Investments acquired from the Underwriter.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Carl Krasik, Esq., Associate General Counsel of Mellon Bank Corporation (the "Corporation"). Mr. Krasik is also a shareholder of the Corporation and one of its subsidiaries and holds options to purchase additional shares of the Corporation's Common Stock. Certain legal matters with respect to the Certificates will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP also will pass upon the material federal income tax consequences related to the Certificates.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. MELLON AUTO RECEIVABLES CORPORATION MAY NOT SELL THE SECURITIES THAT ARE DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT A REQUEST FOR ANY OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE LAWS IN THAT STATE DO NOT PERMIT THE DEPOSITOR TO OFFER OR SELL THESE SECURITIES.

                   SUBJECT TO COMPLETION, DATED APRIL __, 1999

Prospectus Supplement To Prospectus dated April __, 1999               [FORM 3]

                                  $------------
                        MELLON AUTO GRANTOR TRUST 1999-1
                                     ISSUER

                       MELLON AUTO RECEIVABLES CORPORATION
                                    DEPOSITOR

                               MELLON BANK, N.A.
                                    Servicer

You should carefully consider the risk factors beginning on page S-___ in this prospectus supplement and on page ___ of the prospectus.

The certificates are obligations only of of the trust.

Neither the certificates nor the receivables are guaranteed by any person.

The certificates are not bank deposits.


 CERTIFICATES OFFERED
     o   $----------,---------- % Class A asset backed certificates
     o   $----------,---------- % Class B asset backed certificates

  ASSETS
     o   Retail automobile receivables

  CREDIT ENHANCEMENT
     o   Subordination of the Class B certificates
     o   Reserve account

  EXPECTED RATINGS
     o    AAA or equivalent for the Class A certificates
     o    AAA or equivalent for the Class B certificates

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Making any contrary representation is a criminal offense.

     Subject to the satisfaction of certain conditions, the underwriter named below is offering the Class A certificates and Class B certificates at the price to public shown. The certificates will be delivered in book entry form only on or about April 29, 1999.


                                                                           UNDERWRITING
                                                     PRICE TO              DISCOUNTS              PROCEEDS TO
                                                     PUBLIC(1)             AND                    THE
                                                     ----------            COMMISSIONS            DEPOSITOR (1)(2)
                                                                           -------------          --------------
Per Class A Certificate .......................        ----------%           ----------%             ----------%

Per Class B Certificate .......................        ----------%           ----------%             ----------%

Total .........................................      $-----------          $-----------             $-----------


--------------------
(1) Plus accrued interest from April 1, 1999.

(2) Before deducting expenses, estimated to be $-------------.

CHASE SECURITIES INC.                            MELLON FINANCIAL MARKETS, INC.

            The date of this prospectus supplement is April __, 1999.

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR SECURITIES IN THIS PROSPECTUS SUPPLEMENT.

                                           TABLE OF CONTENTS

                         PROSPECTUS SUPPLEMENT

CAPTION                                                                PAGE
-------                                                                -----

Summary of Terms.......................................................S-
Risk Factors...........................................................S-
Formation of the Trust.................................................S-
The Trust Property.....................................................S-
The Receivables Pool...................................................S-
The Servicer...........................................................S-
Weighted Average Life of the Certificates..............................S-
Use of Proceeds........................................................S-
Description of the Certificates........................................S-
Federal Income Tax Consequences........................................S-
State and Local Tax Consequences.......................................S-
ERISA Considerations...................................................S-
Underwriting...........................................................S-
Legal Matters..........................................................S-


                            PROSPECTUS

CAPTION                                                               PAGE
-------                                                               -----
Risk Factors..........................................................
Incorporation of Certain Documents
   by Reference.......................................................
The Trusts............................................................
The Portfolio of Motor Vehicle Loans..................................
The Receivables Pools.................................................
Maturity and Prepayment Assumptions...................................
Pool Factors and Trading Information..................................
Use of Proceeds.......................................................
The Depositor.........................................................
The Servicer..........................................................
Description of the Notes..............................................
Description of the Certificates.......................................
Certain Information Regarding
   the Securities.....................................................
Description of the Transfer and
   Servicing Agreements...............................................
Certain Legal Aspects of the Receivables..............................
Federal Income Tax Consequences.......................................
State and Local Tax Consequences......................................
ERISA Considerations..................................................
Ratings...............................................................
Method of Distribution................................................
Legal Opinions........................................................
Index of Terms........................................................
Annex I...............................................................

                                SUMMARY OF TERMS

     THIS SECTION OUTLINES THE SIGNIFICANT TERMS OF THE OFFERED CERTIFICATES. AS A SUMMARY, WE DO NOT ATTEMPT TO DISCUSS OR DESCRIBE IN ANY DETAIL THE TERMS OUTLINED HERE. WE RECOMMEND THAT YOU REVIEW CAREFULLY THE MORE DETAILED INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND IN THE ATTACHED PROSPECTUS.


ISSUER..................................   Mellon Auto Grantor Trust 1999-1.

DEPOSITOR...............................   Mellon Auto Receivables Corporation.

SERVICER................................   Mellon Bank, N.A.

SELLER..................................   Mellon Bank, N.A.

TRUSTEE AND COLLATERAL AGENT............   Norwest Bank Minnesota,
                                           National Association.

CLOSING DATE............................   On or about April 29, 1999.

CUTOFF DATE.............................   The opening of business on April 1,
                                           1999.

DISTRIBUTION DATES......................   The 15th day of each month or the
                                           next business day if the 15th day
                                           is not a business day, beginning
                                           in May 1999.

 RECORD DATES...........................   The business day immediately prior to
                                           a distribution date  or, if
                                           definitive certificates are issued,
                                           the last day of the  month prior to a
                                           distribution date.

 MINIMUM DENOMINATIONS..................   $25,000.

 FORM...................................   Book-entry.

 INTEREST ACCRUAL METHOD................   30/360.

 FINAL SCHEDULED
     DISTRIBUTION DATE..................   _________________.

THE RECEIVABLES

The receivables are amounts owed by individuals under fixed rate simple interest retail installment sale contracts to purchase or refinance new or used automobiles, including passenger cars, minivans sport utility vehicles and light trucks, substantially all of which were purchased from motor vehicle dealers.

The depositor expects that the receivables will have the following characteristics as of April 1, 1999. As of the closing date, no more than 5% of the receivables will have characteristics that differ from those described in this prospectus supplement as of April 1, 1999.

Number of receivables                         24,587
Principal amount                     $317,258,887.13
Annual percentage rates              6.55% to 17.00%
Weighted average annual
   percentage rate                             9.21%
Original term                           12 months to
                                           72 months
Weighted average
   original term                         59.9 months
Remaining term                           1 month to
                                           72 months
Weighted average
    remaining term                       52.3 months
New                                           53.46%
Used                                          46.54%
States
    PA                                        85.26%
    DE                                         7.97%


INTEREST DISTRIBUTIONS

     On each distribution date, if the trust has sufficient cash, it will pay you the interest accrued on your certificates during the related interest period. The trust will not pay interest on the Class B certificates on any distribution date until the Class A certificateholders have received their full payment of interest on that distribution date. Interest periods begin on the prior distribution date and run through the day before the current distribution date. The first interest period begins on April 15, 1999 and runs through the day before the first distribution date. We will assume that each year has 360 days consisting of twelve 30 day months.

PRINCIPAL DISTRIBUTIONS

     The Class A and Class B certificates will be entitled to a pro rata share of the principal collections. However, the trust will make principal distributions to the Class A certificates before making principal distributions to the Class B certificates on each distribution date.

RESERVE ACCOUNT

     There will be a reserve account to help cover cash flow shortfalls. Initially, the account will be $__________. On each distribution date amounts remaining after distribution of the total servicing fee and amounts to be paid to the certificateholders will be deposited in the reserve account until the amount equals a specified amount.

 OPTIONAL TERMINATION

     When the principal amount of the receivables is 10% or less than it was on the cutoff date, the servicer may buy the receivables. You must receive the principal amount of your certificates and all accrued but unpaid interest or the receivables will not be sold.

FEDERAL TAX CONSEQUENCES

     Stroock & Stroock & Lavan LLP, special federal tax counsel to the trust, is of the opinion that the trust will be classified, for federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. Certificateholders must report their respective allocable shares of income earned on trust assets excluding certain amounts retained by the depositor as described herein and, subject to certain limitations applicable to individuals, estates, trusts and partnerships, may deduct their respective allocable shares of reasonable servicing and other fees. However, the tax code is complex, and we recommend that you and your tax advisors review the information under the caption "Federal Income Tax Consequences" in this prospectus supplement and the prospectus.

ERISA CONSIDERATIONS

     The Class A certificates may be purchased by ERISA and other retirement plans if one or more administrative exemptions apply. No Class B certificate may be purchased by ERISA or other retirement plans other than "an insurance company general account". See "ERISA Considerations" in this prospectus supplement and the prospectus.

                                  RISK FACTORS

     AN INVESTMENT IN THE CERTIFICATES INVOLVES SIGNIFICANT RISKS. BEFORE YOU DECIDE TO INVEST, WE RECOMMEND THAT YOU CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE RISK FACTORS SPECIFIED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE __ OF THE PROSPECTUS.

YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES

               The certificates will not be listed on any securities exchange. As a result, if you want to sell your certificates you must locate a purchaser that is willing to purchase those certificates. Each underwriter intends to make a secondary market for the certificates purchased by it. The underwriters will do so by offering to buy the certificates from investors that wish to sell. However, neither underwriter will be obligated to make offers to buy the certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of asset backed securities, and there may be such times in the future. As a result, you may not be able to sell your certificates when you want to do so or you may not be able to obtain the price that you wish to receive.

CERTAIN FEATURES OF THE RECEIVABLES POOL MAY RESULT IN LOSSES OR CASH FLOW SHORTFALLS

               There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

          o THE CONCENTRATION OF RECEIVABLES IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS. Economic conditions in the states where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the receivables. As of the cutoff date, the billing addresses of the obligors with respect to approximately 85.26% and 7.97% of the principal amount of the receivables were located in Pennsylvania and Delaware, respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the certificates than if the concentration did not exist.

               We are not aware of any adverse economic conditions that are peculiar to Pennsylvania or Delaware as of the date of this prospectus supplement. In addition, we do not believe that the laws of those states relating to motor vehicle financing and the rights of lenders are more burdensome than those in other states.

          o NEWLY ORIGINATED LOANS MAY BE MORE LIKELY TO DEFAULT WHICH MAY CAUSE LOSSES. Defaults on automobile loans tend to occur at higher rates during the early years of the automobile loans. [Substantially all of the automobile loans will have been originated within 12 months prior to the sale to the trust.] As a result, the trust may experience higher rates of default than if the automobile loans had been outstanding for a longer period of time.

          o EARLY PAYMENT OF THE RECEIVABLES MAY RESULT IN CASH FLOW SHORTFALLS. All of the receivables are simple interest receivables. If a borrower makes a monthly payment, there will be less interest than otherwise would have been the case. In addition, if a borrower makes more than one payment at a time, that borrower will not be required to make a monthly payment on the next scheduled due date. The trust will have to rely on amounts in the reserve account to cover the resulting cash flow shortfalls.

CLASS B CERTIFICATES WILL ABSORB CASH SHORTFALLS BEFORE THE CLASS A CERTIFICATES

               The Class B certificateholders will not receive any distribution of interest until the full amount of interest on the Class A certificates has been paid on each distribution date. The Class B certificateholders will not receive any distributions of principal until the full amount of principal of the Class A certificates has been paid on that distribution date. Holders of the certificates must rely for repayment upon payments on the receivables, and, if and to the extent available, amounts on deposit in the reserve account. If funds in the reserve account are exhausted, the trust will depend solely on current distributions on the receivables to make payments on the certificates. Delinquent payments on the receivables may result in a shortfall in the distributions on the Class B certificates on any distribution date due to the priority of payments on the Class A certificates.

YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS, DELINQUENCIES AND
DEFAULTS

               The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors including the following:

          o THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

          o YOU MAY BE UNABLE TO REINVEST DISTRIBUTIONS IN COMPARABLE INVESTMENTS. Asset backed securities, like the certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield.

          o THE SERVICER WILL NOT ADVANCE DELINQUENT PAYMENTS WHICH MAY RESULT IN CASH FLOW SHORTFALLS. The servicer will not make advances of delinquent payments by borrowers. As a result, the trust will have to rely on amounts in the reserve account to cover shortfalls caused by the borrowers' failure to make their payments when due. If the reserve account is exhausted, you will not receive all of the interest which you would have received if all borrowers made their required payments.

          o AN EARLY TERMINATION WILL SHORTEN THE LIFE OF YOUR INVESTMENT WHICH MAY REDUCE YOUR YIELD TO MATURITY. If the receivables are sold upon exercise of the servicer's optional termination, you will receive the principal amount of your certificates plus accrued interest through the related interest period. Because your certificates will no longer be outstanding, you will not receive the additional interest payments that you would have received had the certificates remained outstanding. If you bought your securities at par or at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL REDUCE THE PRICES FOR CERTIFICATES

               A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the certificates after those certificates are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the certificates.

COMPUTER PROBLEMS IN THE YEAR 2000 MAY RESULT IN LOSSES

               Many computers and computer chips were not programmed to recognize more than two digits in a year of a date. As a result, in the year 2000, those computers will not know whether the '00 refers to the year 1900 or the year 2000. Mellon Bank Corporation, the parent corporation of the servicer, has taken actions as described under "The Servicer" in this prospectus supplement with a goal of addressing and correcting this problem. To the extent that such systems of the servicer continue to have such problems in the year 2000 and later, the amount and timing of distributions to certificateholders could be adversely affected.

CLASS B CERTIFICATEHOLDERS MAY HAVE TO PAY TAXES ON AMOUNTS NOT ACTUALLY
RECEIVED

               For federal income tax purposes, amounts otherwise payable to the owners of the Class B certificates that are paid to the owners of the Class A certificates will be deemed to have been received by the owners of the Class B certificates and then paid by them to the owners of the Class A certificates pursuant to a guaranty. Accordingly, the owners of the Class B certificates could be liable for taxes on amounts not actually received. See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences--Trusts Treated as Grantor Trusts" in the prospectus.

THE CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

               The certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                             FORMATION OF THE TRUST

     Pursuant to a pooling and servicing agreement (as amended and supplemented, the "AGREEMENT"), to be dated as of April 1, 1999 (the "CUTOFF DATE"), among Mellon Auto Receivables Corporation, as depositor (the "DEPOSITOR"), Mellon Bank, N.A., as seller (in such capacity, the "SELLER") and as servicer (in such capacity, the "SERVICER"), and Norwest Bank Minnesota, National Association, as trustee (the "TRUSTEE"), the Depositor will establish Mellon Auto Grantor Trust 1999-1 (the "TRUST"). Pursuant to the Agreement, the Depositor will establish the Trust by selling and assigning a pool of fixed rate simple interest motor vehicle retail installment sales contracts and other motor vehicle installment chattel paper (the "Receivables") secured by new and used automobiles, including passenger cars, minivans, sport utility vehicles, and light trucks (the "FINANCED VEHICLES") and the other Trust Property, as described below under "The Trust Property" to the Trust in exchange for the $___, ___% Class A certificates (the "CLASS A Certificates") and the $___, ___% Class B certificates (the "CLASS B CERTIFICATES," and, together with the Class A Certificates, the "CERTIFICATES"). The Depositor will sell the Certificates to Chase Securities Inc. and Mellon Financial Markets, Inc. (together, the "UNDERWRITERS") in exchange for cash. All references herein to sales, assignments and transfers to the Trust refer to sales, assignments and transfers to the Trustee on behalf of the Trust for the benefit of the holders of the Certificates (the "CERTIFICATEHOLDERS"). Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. Upon formation, the Trust will not engage in any business activities other than acquiring and holding the Receivables, issuing the Certificates and distributing payments thereon.

     The Servicer will, directly or through subservicers, hold the Receivables and the certificates of title or ownership or other documents evidencing the notation of the Seller's lien on the certificates of title or ownership relating to the Financed Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trustee as the new secured party. Under the foregoing circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Financed Vehicles may be defeated. See "Risk Factors--Transfers Will Not Be Noted on Title Documents Which May Cause Losses" and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust will not acquire any contracts or assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments thereon, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.


                               THE TRUST PROPERTY

     Each Certificate represents a fractional undivided interest in the Trust. The "TRUST PROPERTY" will include the Receivables, which, except as provided below, were originated indirectly by motor vehicle dealers (the "DEALERS") and purchased by the Seller pursuant to agreements with Dealers ("DEALER AGREEMENTS"). Approximately __% of the aggregate Principal Balance of the Receivables as of the Cutoff Date (the "INITIAL POOL BALANCE") were directly originated by the Seller in connection with referrals from an insurance company. On the date of the issuance of the Certificates (the "CLOSING DATE"), the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust. The Trust Property also includes:

          o all monies received under the Receivables on and after the Cutoff Date;

          o such amounts as from time to time may be held in the Collection Account, the Class A Distribution Account and the Class B Distribution Account, established and maintained by the Servicer pursuant to the Agreement as described below;

          o    security interests in the Financed Vehicles;

          o the rights of the Seller to receive proceeds from claims under certain insurance policies;

          o the rights of the Trustee on behalf of the Certificateholders under the Agreement;

          o the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "OBLIGORS");

          o all right, title and interest of the Seller (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements;

          o    rights with respect to any repossessed Financed Vehicles; and

          o all proceeds (within the meaning of the Uniform Commercial Code (the "UCC")) of the foregoing.

     The Reserve Account will be maintained in the name of the Collateral Agent for the benefit of the Certificateholders, but will not be part of the Trust.

                              THE RECEIVABLES POOL

POOL COMPOSITION

     The Receivables were selected from the Seller's portfolio by several criteria, including, as of the Cutoff Date, the following:

               1. each Receivable was originated in the United States of America;

               2. each Receivable was originated indirectly by a Dealer and purchased by the Seller pursuant to a Dealer Agreement; provided, that up to __% of the Initial Pool Balance was comprised of Receivables originated directly by the Seller in connection with referrals from an insurance company;

               3. each Receivable is a Simple Interest Receivable;

               4. each Receivable has an original term to maturity of not more than 72 months and a remaining term to maturity of 72 months or less as of the Cutoff Date;

               5. approximately 53.46% of the Initial Pool Balance was secured by new Financed Vehicles, and approximately 46.54% of the Initial Pool Balance was secured by used Financed Vehicles;

               6. each Receivable provides for level monthly payments which fully amortize the amount financed except for the last payment, which may be different from the level payment;

               7. each Receivable is not more than 30 days contractually past due as of the Cutoff Date and is not more than _______ months paid ahead;

               8. each Receivable has an outstanding principal balance between $25.41 and $54,409.71; and

               9. each Receivable has an APR of no less than 6.55%.

     As of the Cutoff Date, no Obligor on any Receivable was noted in the records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any Receivable is not later than ________ (the "FINAL SCHEDULED MATURITY DATE"). The Receivables were selected from the motor vehicle retail installment sales contracts and other installment chattel paper secured by Financed Vehicles ("MOTOR VEHICLE LOANS") in the portfolio of the Seller that met the above criteria. For administrative reasons, the Seller selected from the Motor Vehicle Loans in its portfolio all otherwise eligible Motor Vehicle Loans originated between December 1, 1997 and February 28, 1999, which were segregated by the Seller. The Depositor and the Seller believe that such selection procedures are not materially adverse to Certificateholders.

     The Depositor considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

     The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case, as of the Cutoff Date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.


                                   COMPOSITION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                           New Financed                  Used Financed
                                                             Vehicles                      Vehicles                        Total
                                                         ----------------               ----------------                   ------

Aggregate Principal Balance.....................      $169,601,389.76               $147,657,497.37               $317,258,887.13
Number of Receivables...........................               10,728                        13,859                        24,587
Average Principal Balance.......................      $                             $                             $
  Average Original Balance....................        $                             $                             $
  Weighted Average APR........................        8.6722%                       9.8293%                       9.2107%
  APR (Range).................................        6.55% - 12.85%                6.55% - 17.00%                6.55% - 17.00%
  Weighted Average
  Original Term...............................        62 months                     57.4 months                   59.9 months
  Original Term (Range).......................        12 to 72 months               12 to 72 months               12 to 72 months
  Weighted Average
  Remaining Term..............................        64.8 months                   49.3 months                   52.3 months
  Remaining Term (Range)......................        1 to 72 months                1 to 72 months                1 to 72 months



                            DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE

                 Remaining                        Number of               Aggregate                    Percentage of
                TERM (RANGE)                     Receivables              Principal                    Initial Pool
                                                                           Balance                       Balance
Less than 13 months.....................             338               $   750,086.51                     0.24%
13 to below 25 months...................           1,361                 6,094,787.09                     1.92
25 to below 37 months...................           2,831                21,646,215.68                     6.82
37 to below 49 months...................           5,467                59,989,417.60                     18.91
49 to below 61 months...................          11,599               168,183,924.14                     53.01
61 to below 73 months...................           2,991                60,594,456.11                     19.10
                                                   -------            ----------------                    -------
Total...................................           24,587              $317,258,887.13                   100.00%
                                                   =======             ================                   =======


                          DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES AS OF THE CUTOFF DATE

                   Annual                         Number of               Aggregate                    Percentage of
          Percentage Rate (Range)                Receivables              Principal Balance            Initial Pool Balance
          -----------------------               -------------             -----------------            --------------------

6.50% to below 7.00%........................                 458        $ 6,535,850.05                     2.06%
7.00% to below 8.00%........................               3,750         54,007,021.29                     17.02
8.00% to below 9.00%........................               6,766         94,916,711.86                     29.92
9.00% to below 10.00%.......................               6,388         83,787,514.66                     26.41
10.00% to below 11.00%......................               4,408         53,673,847.37                     16.92
11.00% to below 12.00%......................               1,519         16,032,800.67                     5.05
12.00% to below 13.00%......................                 829          5,731,572.38                     1.81
13.00% to below 14.00%......................                 257          1,548,676.88                     0.49
14.00% to below 15.00%......................                 116            576,717.49                     0.18
15.00% to below 16.00%......................                  92            434,621.39                     0.14
16.00% to below 17.00%......................                   3              9,290.71                     0.00
17.00% and above............................                   1              4,262.38                     0.00
                                                          ------     ---------------------                 ----
Total.......................................              24,587      $ 317,258,887.13                   100.00%
                                                          ======      ================                   ========


                          GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                      Number of                Aggregate                     Percentage of
                  State(1)                           Receivables           Principal Balance              Initial Pool Balance
                  ---------                          ------------          -------------------            --------------------
Pennsylvania.............................               21,496           $270,489,918.84                           85.26
Delaware.................................                1,665             25,294,448.93                           7.97
Maryland.................................                  695             10,731,109.89                           3.38
New Jersey...............................                  283              4,128,707.80                           1.30
Others (2)...............................                  283              6,614,701.67                           2.09
                                                        ------              ------------                        -------
Total....................................               24,587           $317,258,887.13                        100.00%
                                                        ======           ===============                        ========

-----------------

(1) Based on billing addresses of the Obligors as of the Cutoff Date, which may differ from the state of origination of the Receivable.
(2) Includes 27 other states and the District of Columbia, none of which have a concentration of Receivables in excess of 0.63% of the Initial
         Pool Balance.


         DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE RECEIVABLES
                              AS OF THE CUTOFF DATE

             Remaining Principal                     Number of                    Aggregate              Percentage of
               Balance (Range)                      Receivables               Principal Balance       Initial Pool Balance
            ----------------------                 -------------             --------------------     ---------------------
Below $1,000..................................          86                  $     51,656.15               0.02%
$ 1,000 to below $ 5,000......................       2,032                     6,875,639.56               2.17
$ 5,000 to below $10,000......................       6,276                    49,091,889.44               15.47
$10,000 to below $15,000......................       6,204                   101,838,836.66               32.10
$15,000 to below $20,000......................       4,897                    84,263,524.79               26.56
$20,000 to below $25,000......................       2,112                    46,684,431.47               14.71
$25,000 to below $30,000......................         691                    16,681,840.93                5.89
$30,000 to below $35,000......................         210                     6,693,111.44                2.11
$35,000 to below $40,000......................          54                     1,989,714.66                0.63
$40,000 to below $45,000......................          19                       791,737.96                0.25
$45,000 to below $50,000......................           4                       188,169.24                0.06
$50,000 to below $55,000......................           2                       108,334.83                0.03
                                                   -----------               ----------------           ----------
Total..........................................     24,587                  $317,258,887.13              100.00%
                                                   ===========              =================           ==========

     As of the Cutoff Date, approximately __% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, were between 1 payment and __ payments paid-ahead. See "Maturity and Prepayment Assumptions --Paid-Ahead Receivables" in the Prospectus.

     As of the Cutoff Date, all of the Receivables are Simple Interest Receivables. "SIMPLE INTEREST RECEIVABLES" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated Annual Percentage Rate ("APR") and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the borrower is required to pay interest only to the date of prepayment.

     The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. The "COLLECTION PERIOD" with respect to a Distribution Date will be the calendar month preceding the calendar month in which such Distribution Date occurs. See "Maturity and Prepayment Assumptions" in the Prospectus.

                                  THE SERVICER

SIZE OF SERVICING PORTFOLIO

     As of March 31, 1999, the Servicer serviced approximately 33,936 installments sale contracts, consisting primarily of new and used automobile (including passenger car, minivan, sport utility vehicles and light truck) receivables, representing an outstanding balance of approximately $407 million.

DELINQUENCIES AND LOSS

     Set forth below is certain information concerning the historical delinquency and loss experience of Mellon Bank, N.A. and its subsidiaries pertaining to new and used automobile (including passenger car, minivan, sport utility vehicle and light truck) receivables originated directly or indirectly by Mellon Bank, N.A. and its subsidiaries. There can be no assurance that the delinquency and loss experience on the Receivables will be comparable to that set forth below.


                                                  DELINQUENCY EXPERIENCE
                                                  (DOLLARS IN THOUSANDS)

                                        At March 31,                                             At December 31,
                     -------------------------------------------------------------------------------------- ----------------------
                            1999                          1998                          1998                      1997
                     -----------------------    ---------------------------   ---------------------------- ---------------------
                     NUMBER                      NUMBER                        NUMBER                       NUMBER
                     OF                          OF                            OF                           OF
                     LOANS       DOLLARS         LOANS           DOLLARS       LOANS          DOLLARS       LOANS          DOLLARS
                     -----      -------          -------         -------       --------       --------     --------        --------
Principal Amount
Outstanding(1) ....  33,936    $407,379         21,119          $191,331       30,253         $352,174      22,126         $195,593

Delinquencies (2)
  30-59 Days ......   247         2,646            177             1,207          306            2,793         265            1,871
  60-89 Days ......    62           628             39               342           69              635          53              384
  90-119 Days .....    13           205              6                83           24              231           5               30
  over 120 days ...     1            12              1                16            1               11           2               21

Total
Delinquencies......  323      $  3,491            223         $   1,647          400          $ 3,670         325          $ 2,306
                    -----     ---------           ----        ----------        ------        --------        -----        --------
Delinquencies(2)(3)
  30-59 Days ...... 0.65%                        0.63%                          0.79%                        0.96%
  60-89 Days ...... 0.15%                        0.18%                          0.18%                        0.20%
  90-119 Days ..... 0.05%                        0.04%                          0.07%                        0.02%
  over 120 days ... 0.00%                        0.01%                          0.00%                        0.01%

Total
Delinquencies(3)... 0.86%                        0.86%                          1.04%                       1.18%
                   -------                       ------                        -------


                                       DELINQUENCY EXPERIENCE
                                       (DOLLARS IN THOUSANDS)

                      -------------------------------------------------------- ---------------------------
                                 1996                         1995                    1994
                      --------------------------- ---------------------------- ---------------------------
                      NUMBER                      NUMBER                         NUMBER
                      OF                          OF                             OF
                      LOANS      DOLLARS          LOANS         DOLLARS          LOANS            DOLLARS
                      -----      -------          -----         -------          -------          --------
Principal Amount
Outstanding(1) ....   26,120     $211,947        36,742         $263,577         51,001           $346,963

Delinquencies (2)
  30-59 Days ......      388        2,509           511            2,477            737              3,639
  60-89 Days ......       90          465            87              447            131                519
  90-119 Days .....        9           22             5               39             17                 74
  over 120 days ...        2           26             2               17              2                  -

Total Delinquencies      489     $  3,022           605         $  2,980            887           $  4,232
Delinquencies(2)(3)
  30-59 Days ......    1.18%                      0.94%                           1.05%
  60-89 Days ......    0.22%                      0.17%                           0.15%
  90-119 Days .....    0.01%                      0.01%                           0.02%
  over 120 days ...    0.01%                      0.01%                           0.00%

Total
Delinquencies......    1.43%                      1.13%                           1.22%
                      -------                     ------                          -------


-----------------
(1)  Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.
(2)  The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if any portion of a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.
(3)  As a percent of Principal Amount Outstanding in dollars.


                                                          HISTORICAL LOSS EXPERIENCE
                                                           (DOLLARS IN THOUSANDS)

                     For Three Months Ended March 31,                                                   For Year Ended December 31,
                     -------------------------------------------------------------------------------------- ----------------------
                            1999                          1998                          1998                      1997
                     -----------------------    ---------------------------   ---------------------------- -----------------------
Period End Principal
Amount
Outstanding(1)........     $ 407,379                  $ 191,330                   $    352,174                 $    195,593

Outstanding(1)........

Average Principal
Amount
Outstanding(2)........     $ 390,196                 $ 191,393                     $   250,063                 $    197,164

Number of Loans
Outstanding
(as of period end)....        33,936                    21,119                          29,853                        22,126

Average Number of
Loans Outstanding(2)....      32,797                    21,405                          24,200                        23,402

Gross Losses(3)..........  $     555                $      361                     $     1,496                  $      1,265
Recoveries (4)...........        276                       234                             876                         1,232
                           ---------                ----------                     ------------                 ------------
Net Losses(5)............        339                       127                             621                            33
Net Losses (Gains) as a
    Percent of
    Principal Amount
    Outstanding..........       0.34%                    0.27%                            0.18%                         0.02%

Net Losses (Gains)
as a Percentage of
  Average Principal Amount
  Outstanding...............    0.35%                    0.27%                            0.25%                         0.02%

                                                   For Year Ended December 31,
                      -------------------------------------------------------- ---------------------------
                                 1996                         1995                    1994
                      --------------------------- ---------------------------- ---------------------------
Period End Principal
Amount
Outstanding(1)........      $    211,947               $    263,577               $    346,963

Outstanding(1)........      $    223,459               $    292,661               $    403,395

Average Principal
Amount
Outstanding(2)........            26,120                     36,742                     51,001

Number of Loans
Outstanding
(as of period end)....            30,172                     42,276                     60,287

Average Number of
Loans Outstanding(2)....    $      1,589               $      2,115                $     4,071
Gross Losses(3)..........          1,646                      2,434                      3,693
                                ---------              -------------               ------------
Recoveries (4)...........           (57)                       (319)                      (378)
Net Losses(5)............
Net Losses (Gains) as a
    Percent of
    Principal Amount
    Outstanding..........       (0.03%)                      (0.12%)                    0.11%

Net Losses (Gains)
as a Percentage of
  Average Principal Amount
  Outstanding...............   (0.03%)                       (0.11%)                     0.09%


----------------------------------------

(1) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2) Average of the month-end balances for each of the twelve months in the applicable calendar year.

(3) Gross Losses is the aggregate remaining principal balance charged-off after the sale of the related vehicle and all costs of repossession and sale are credited.

(4) Recoveries is any proceeds from the liquidation of the related vehicle and post-disposition monies received on previously charged-off contracts including proceeds of liquidation of the related vehicle after the related charge-off.

(5)  Net Losses is equal to Gross Losses less Recoveries.


     As shown in the foregoing tables, the Servicer's portfolio of automobile loans at March 31, 1999 was approximately 116% and approximately 213% of the portfolio at December 31, 1998 and March 31, 1998, respectively. At the same time the average amount of an automobile loan increased to $12,004 at March 31, 1999 from $11,796 at December 31, 1998 and $9,060 at March 31, 1998. The
Servicer believes that the decrease in Total Delinquencies as a Percentage of the Total Amount Outstanding from 1.04% at December 31, 1998 to 0.86% at March 31, 1999, is primarily attributable to the large increase in the size of the portfolio. The Servicer believes that the Net Losses (Gains) as a Percent of Principal Amount Outstanding in 1995 and 1996 reflect the fact that defaults on automobile loans generally occur with greater frequency in the early months after origination and gradually diminish over time. Since the Servicer's portfolio was not being replenished during those years through the addition of new originations, the positive net loss experience largely reflects the diminishing frequency of defaults as the automobile loans in its portfolio seasoned. Beginning in 1997, the Servicer adopted a securitization strategy which allowed it to offer more competitive rates. As a result, it began to increase its portfolio through the addition of new originations. The Net Losses (Gains) as a Percent of Principal Amount Outstanding at March 31, 1999, reflects the expected default experience for the new originations.

     Delinquencies and Net Losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the Receivables may differ from those shown in the tables.

YEAR 2000 PROJECT

     The Servicer is an indirect wholly-owned subsidiary of Mellon Bank Corporation (the "Corporation"). The Corporation has publicly disclosed the following information concerning its Year 2000 Project.

     In early 1996, the Corporation formed a year 2000 project team to identify information technology and non-information technology systems that require modification for the year 2000. A project plan has been developed with goals and target dates. The Corporation's business areas are in various stages of this project plan. The Corporation's year 2000 plan includes inventory, assessment, remediation, system testing, enterprise testing, contingency planning and internal certification. The Corporation has completed approximately 90% of the remediation and system testing for internal mission critical information technology systems. In late 1998, the Corporation began significant enterprise testing (i.e., testing with customers, integration testing between systems and testing with third-party vendors) of mission critical information technology systems, which testing is expected to be completed by June 30, 1999. The Corporation currently expects to have substantially completed remediation and planned testing of mission critical non-information technology systems by June 30, 1999. The Corporation also currently expects to have substantially completed remediation and planned testing of both information technology and non-information systems that the Corporation has determined are of high business value and priority (although not mission critical) by June 30, 1999.

     The impact of year 2000 issues on the Corporation will depend not only on corrective actions that the Corporation takes, but also on the way in which the year 2000 issues are addressed by governmental agencies, businesses and other third parties that provides services or data to, or receive services or data from, the Corporation, or whose financial condition or operational capability is important to the Corporation. To reduce this exposure, the Corporation identified, and has an ongoing process of identifying and contacting mission critical third party vendors and other significant third parties to determine their year 2000 plans and target dates. Risks associated with any such third parties located outside the United States may be higher insofar as it is generally believed that non-U.S. businesses may not be addressing their year 2000 issues on as timely a basis as U.S. businesses. Notwithstanding the Corporation's efforts, there can be no assurance that mission critical third party vendors or other significant third parties will adequately address their 2000 issues.

     The Corporation is developing contingency plans to address risks associated with year 2000 issues. These activities include remediation contingency plans, year 2000 business resumption contingency plans, and event management plans. Remediation contingency plans address the actions that may be taken if the current approach to remediating a mission critical technology system is falling behind schedule or may not be completed when required. Such plans principally involve internal remediation or identifying alternate vendors. The Corporation has substantially implemented its remediation contingency plans. Year 2000 business resumption contingency plans address year 2000 problems that occur, notwithstanding the remediation efforts of the Corporation and third parties. As a part of its year 2000 business resumption contingency planning, the Corporation is enhancing its existing business resumption plans to reflect year 2000 issues and is developing plans designed to coordinate the efforts of its personnel and resources in addressing any mission critical year 2000 problems that become evident. In this regard, all existing business resumption plans involving mission critical processes have been reviewed, and options for addressing potential year 2000 problems have been identified. The Corporation expects to continue reviewing, enhancing and validating such plans through mid-1999. Event planning is intended to address year 2000 risks by actively monitoring operations during the period of time around the turn of the century with a view to identifying any year 2000 problems that occur and taking action to manage and resolve such problems. These actions may include implementing previously developed business resumption contingency plans. Event planning is in progress and will continue throughout 1999 and the first quarter of 2000. There can be no assurance that any contingency plans will fully mitigate any year 2000 failures, problems or disruptions. Furthermore, there may be certain mission critical third parties, such as utilities, communication companies, transportation companies or governmental entities, where alternative arrangements or sources are unavailable or severely limited.

     The Corporation's credit risk associated with borrowers may increase to the extent borrowers fail to adequately address year 2000 issues. As a result, there may be increases in the Corporation's problem loans and credit losses in future years. In addition, the Corporation may be subject to increased risks as a fiduciary to the extent that issuers of assets it manages or administers fail to adequately address year 2000 issues and to increased liquidity risks to the extent of deposit withdrawals or to the extent its lenders are unable to provide the Corporation with funds due to year 2000 problems. It is not, however, possible to quantify the potential impact of any such risks or losses at this time.

     Until the year 2000 event actually occurs and for a period of time thereafter, there can be no assurance that there will be no problems related to year 2000. The year 2000 technology challenge is an unprecedented event. If year 2000 issues are not adequately addressed by the Corporation and third parties, the Corporation could face, among other things, business disruptions, operational problems, financial losses, legal liability and similar risks, and the Corporation's business, results of operations and financial position could be materially adversely affected.

     The Corporation has indicated in its public disclosure that the foregoing year 2000 discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including without limitation, the dates by which the Corporation expects to complete remediation and testing of systems and contingency planning and the impact of the redeployment of existing staff, are based on management's best current estimates, which were derived utilizing numerous assumptions about future events, including the continued availability of certain resources, representations received from third party service providers and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to: the availability and cost of personnel trained in this area; the ability to identify and convert all relevant systems; results of year 2000 testing; adequate resolution of year 2000 issues by governmental agencies, business or other third parties that are service providers, suppliers, borrowers or customers of the Corporation; unanticipated systems costs; the need to replace hardware; the adequacy of and ability to implement contingency plans; and similar uncertainties. The forward-looking statements made in the foregoing year 2000 discussion were made in the Corporation's Current Report on Form 8-K dated January 29, 1999. The Corporation indicated that such statements speak only as of the date on which the statements were made, and the Corporation undertook no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The Corporation also stated that such discussion constitutes a Year 2000 Readiness Disclosure within the meaning of the Year 2000 Readiness and Disclosure Act of 1998.

                    WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     All the Receivables are prepayable at any time. For this purpose the term "prepayments" includes prepayments by Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as receipts of proceeds from physical damage, credit life, theft and disability insurance policies and certain other Receivables, purchased or repurchased pursuant to the terms of the Agreement. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in the repayment of the remaining principal balance of the Receivable. In addition, under certain circumstances, the Seller is obligated to repurchase and the Servicer is obligated to purchase, Receivables pursuant to the Agreement as a result of certain uncured breaches of representations and warranties in the case of the Seller and certain uncured breaches of covenants in the case of the Servicer. In addition, the Servicer has the option to purchase the Receivables when the aggregate principal balance thereof is 10% or less of the Initial Pool Balance, at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest thereon. Accordingly, under certain circumstances it is likely that the Certificates will be repaid before the Final Scheduled Distribution Date set forth herein under "Summary of Terms -- Final Scheduled Distribution Date." Reinvestment risk associated with early payment of the Certificates will be borne exclusively by the Certificateholders.

     The table captioned "Percent of Initial Class A and Class B Principal Balance at Various ABS Percentages" (the "ABS TABLE") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that:

     (1) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

     (2) each scheduled monthly payment on the Receivables is due and made on the last day of each month and each month has 30 days,

     (3) distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month),

     (4) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and

     (5) the Servicer does not exercise its option to purchase the Receivables.

     The ABS Table sets forth the percent of the Initial Class A Principal Balance and the percent of the Initial Class B Principal Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.

     The ABS Table also assumes that the Receivables have been aggregated into six hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the six pools (which is based on its aggregate principal balance, weighted average APR, weighted average original term to maturity and weighted average remaining term to maturity as of the cutoff date) will be such that each pool will fully amortize by the end of its remaining term to maturity.


                                                                        Weighted
                                 Remaining Term        Weighted         Average            Weighted Average
                  Aggregate      to Maturity           Average          Original Term      Remaining Term to
                  Principal      Range                 Receivable       to Maturity        Maturity
Pool              Balance        (in Months)           Rate            (in Months)         (in Months)
-----            ----------      --------------       ------------     ----------------   -------------------
1...................   $                                   %
2...................   $                                   %
3...................   $                                   %
4...................   $                                   %
5...................   $                                   %
6...................   $                                   %


     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the six hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A Certificates and the Class B Certificates.


                            PERCENT OF INITIAL CLASS A AND CLASS B PRINCIPAL BALANCE AT
                                              VARIOUS ABS PERCENTAGES

                                                                                   Certificates
                                                           --------------------------------------------------------------------
                                                                               Assumed ABS Percentage
                                                           --------------------------------------------------------------------
DISTRIBUTION DATES                                         ____%             ____%             ____%               ____%
------------------                                         --------------    ----------------  ----------------    ------------
Closing Date.........................................      100               100               100                 100
-----------------....................................
-----------------....................................
-----------------....................................
-----------------....................................
Weighted Average Life (years)(1).....................


---------------

(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each principal payment of such Certificate by the number of years from the date of the issuance of such Certificate to the Distribution
     Date on which such principal payment is made, (ii) adding the results and
     (iii) dividing the sum by the initial principal balance of such Certificate.

     THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.


                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be applied by the Depositor first, to deposit approximately $______ into the Reserve Account and second, the balance to purchase the Receivables and the other Trust Property from the Seller.

                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Certificates and the Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.

OVERVIEW OF THE CERTIFICATES

     The Class A Certificates will be issued in an initial aggregate principal amount of $__________ (the "INITIAL CLASS A PRINCIPAL BALANCE") and the Class B Certificates will be issued in an initial aggregate principal amount of $________ (the "INITIAL CLASS B PRINCIPAL BALANCE"). The Certificates will evidence fractional undivided interests in the assets of the Trust to be created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately __% of the Trust (the "CLASS A PERCENTAGE") and the Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately __% of the Trust (the "CLASS B PERCENTAGE").

     The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the outstanding principal amount of each class of Certificates will accrue at the fixed rate per annum specified for such class on the cover page hereof (each such rate, a "PASS-THROUGH RATE"). Interest on the outstanding principal amount of each class of Certificates will accrue at the related Pass-Through Rate from and including April 15, 1999 (in the case of the first Distribution Date), or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an "INTEREST PERIOD"). Interest on the Certificates will be calculated on the basis of a 360 day year consisting of twelve 30 day months. Distributions of principal and interest will be made on the 15th day of each month, or if such 15th day is not a business day on the next succeeding Business Day (each, a "DISTRIBUTION DATE"), commencing May 17, 1999. Distributions on a Distribution Date will be made to Certificateholders of record on the Business Day prior to the applicable Distribution Date, or if definitive Certificates have been issued, the last day of the month prior to a Distribution Date (each such date, a "RECORD DATE"). A "BUSINESS DAY" is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Minneapolis, Minnesota or Pittsburgh, Pennsylvania are authorized by law, regulation, executive order or governmental decree to be closed.

THE POOLING AND SERVICING AGREEMENT

SALE AND ASSIGNMENT OF THE RECEIVABLES

     Certain information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

ACCOUNTS

     The assets of the Trust will not include a Pre-Funding Account. The Servicer will establish one or more segregated accounts (the "COLLECTION ACCOUNT"), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited. The Servicer will also establish a segregated account (the "CLASS A DISTRIBUTION ACCOUNT"), in the name of the Trustee on behalf of the Trust and the Class A Certificateholders, and a segregated account (the "CLASS B DISTRIBUTION ACCOUNT"), in the name of the Trustee on behalf of the Trust and the Class B Certificateholders, from which all distributions with respect to the Class A Certificates and the Class B Certificates, respectively, will be made. The Servicer will establish the Reserve Account as a segregated account with Norwest Bank Minnesota, National Association, as collateral agent on behalf of the Certificateholders (the "COLLATERAL Agent"). The Collection Account, the Class A Distribution Account, the Class B Distribution Account and the Reserve Account are sometimes referred to as the "TRUST ACCOUNTS." The Reserve Account will be maintained for the benefit of the Certificateholders, but will not be an asset of the Trust.

SERVICING COMPENSATION

     The Servicer will be entitled to receive a fee (the "BASE SERVICING FEE") for each Collection Period in an amount equal to the product of one-twelfth of 0.50% per annum (the "SERVICING FEE RATE") and the Pool Balance as of the first day of the Collection Period. The "BASE SERVICING FEE" will also include any late fees, other administrative fees or similar changes allowed by applicable law with respect to the Receivables. The Base Servicing Fee, together with any portion of the Base Servicing Fee that remains unpaid from prior Distribution Dates (collectively, the "SERVICING FEE"), will be paid on each Distribution Date out of Interest Collections from the Receivables prior to distributions to the Certificateholders. If Mellon Bank, N.A. or an affiliate thereof is no longer the Servicer, such non-affiliated Servicer will also be entitled to receive an additional fee (the "NON-AFFILIATED SUBORDINATED SERVICING FEE") for each Collection Period in an amount equal to the product of the Servicing Fee Rate and the Pool Balance as of the first day of the Collection Period. The Non-Affiliated Subordinated Servicing Fee, together with any portion of the Non-Affiliated Subordinated Servicing Fee that remains unpaid from prior Distribution Dates, will be paid from the Reserve Account to the extent funds are available therefore. See "Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS ON CERTIFICATES

     DEPOSITS TO THE COLLECTION ACCOUNT. On or before the [earlier of the eighth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding such Distribution Date] (the "DETERMINATION DATE"), the Servicer will provide the Trustee with certain information with respect to the preceding Collection Period, including the amount of aggregate Collections on the Receivables, the aggregate amount of Liquidated Receivables, if any, and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer, in each case with respect to such Distribution Date.

     On or before the Business Day preceding each Distribution Date, the Servicer will cause the Interest Collections and the Principal Collections for such Distribution Date to be deposited into the Collection Account.

     "COLLECTIONS" for any Distribution Date will equal the sum of Interest Collections and Principal Collections for the related Distribution Date.

     "INTEREST COLLECTIONS" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed in accordance with the simple interest method:

     o that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period;

     o all proceeds (other than any proceeds from any Dealer commission) ("LIQUIDATION PROCEEDS") of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures;

     o the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest thereon;

     o all monies collected, from whatever source (other than any proceeds from any Dealer commission), in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("RECOVERIES"); and

     o    Investment Earnings for such Distribution Date.

     In calculating the Interest Collections, all payments and proceeds (including Liquidation Proceeds) of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Interest Collections on a prior Distribution Date shall be excluded.

     "PRINCIPAL COLLECTIONS" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed in accordance with the simple interest method:

     o that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period, without regard to any extensions or modifications thereof effected after the Cutoff Date, other than with respect to any extensions or modifications in connection with Cram Down Losses During such Collection Period;

     o Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures with respect to such Liquidated Receivables;

     o to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and

     o partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in the first bullet point above.

     In calculating the Principal Collections, all payments and proceeds (including Liquidation Proceeds) of any Receivables repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Principal Collections on a prior Distribution Date shall be excluded.

     MONTHLY WITHDRAWALS FROM THE COLLECTION ACCOUNT. On each Distribution Date, the Servicer shall instruct the Trustee to make the following deposits and distributions, to the extent of Interest Collections (and, in the case of shortfalls occurring under clause (2) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections to the extent of such shortfalls):

    (1) to the Servicer, the Servicing Fee;

    (2) to the Class A Distribution Account, after the application of clause (1), the Class A Interest Distribution; and

     (3) to the Class B Distribution Account, after the application of clauses (1) and (2), the Class B Interest Distribution.

     On each Distribution Date, the Servicer shall instruct the Trustee to make the following deposits and distributions, to the extent of Principal Collections and Interest Collections remaining after the application of clauses (1), (2) and
(3) above:

     (4) to the Class A Distribution Account, the Class A Principal
     Distribution;

     (5) to the Class B Distribution Account, after the application of clause (4), the Class B Principal Distribution; and

     (6) to the Reserve Account, any amounts remaining after the application of clauses (1) through (5); such amounts to be distributed as described below under "Credit Enhancement -- Reserve Account."

     To the extent necessary to satisfy the distributions described in clauses
(1) through (5) above, the Servicer shall instruct the Trustee to withdraw from the Reserve Account and deposit in the Class A Distribution Account or the Class B Distribution Account as described below in the following order of priority on each Distribution Date:

     (1) an amount equal to the excess of the Class A Interest Distribution over the sum of Interest Collections and the Class B Percentage of Principal Collections will be deposited into the Class A Distribution
     Account:

     (2) an amount equal to the excess of the Class B Interest Distribution over the portion of Interest Collections remaining after the distribution of the Class A Interest Distribution will be deposited into the Class B Distribution Account;

     (3) an amount equal to the excess of the Class A Principal
     Distribution over the portion of Principal Collections and Interest Collections remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution will be deposited into the Class A Distribution Account; and

     (4) an amount equal to the excess of the Class B Principal
     Distribution over the portion of Principal Collections and Interest Collections remaining after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution will be deposited into the Class B Distribution Account.

     On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders.

RELATED DEFINITIONS

     For purposes hereof, the following terms have the following meanings:

     "CRAM DOWN LOSS" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to

     (1) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or

     (2) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured.

     A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

     "CLASS A INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

     "CLASS A INTEREST DISTRIBUTION" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

     "CLASS A MONTHLY INTEREST" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class A Pass-Through Rate and (y) the Class A Principal Balance as of the immediately preceding Distribution Date (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Initial Class A Principal Balance.

     "CLASS A MONTHLY PRINCIPAL" means, with respect to any Distribution Date, the Class A Percentage of Principal Collections for such Distribution Date plus the sum of (1) the Class A Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class A Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

     "CLASS A PASS-THROUGH RATE" means, with respect to the Class A Certificates, ____% per annum.

     "CLASS A PRINCIPAL BALANCE" equals the Initial Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A Certificates previously distributed to Class A Certificateholders.

     "CLASS A PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such preceding Distribution Date.

     "CLASS A PRINCIPAL DISTRIBUTION" means, with respect to any Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and the Class A Principal Carryover Shortfall for such Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Class A Distribution Account will include the lesser of

     (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or

     (b) the portion of the amount required to be deposited under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class A Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A Principal Balance to zero.

     "CLASS B INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

     "CLASS B INTEREST DISTRIBUTION" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

     "CLASS B MONTHLY INTEREST" means, with respect to any Distribution Date, the product of (x) one-twelfth of the Class B Pass-Through Rate and (y) the Class B Principal Balance as of the immediately preceding Distribution Date (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Initial Class B Principal Balance.

     "CLASS B MONTHLY PRINCIPAL" means, with respect to any Distribution Date, the Class B Percentage of Principal Collections for such Distribution Date plus the sum of (1) the Class B Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period and (2) the Class B Percentage of the aggregate amount of Cram Down Losses during the related Collection Period.

     "CLASS B PASS-THROUGH RATE" means, with respect to the Class B Certificates, ____% per annum.

     "CLASS B PRINCIPAL BALANCE" equals the Initial Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B Certificates previously distributed to Class B Certificateholders.

     "CLASS B PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such preceding Distribution Date.

     "CLASS B PRINCIPAL DISTRIBUTION" means, with respect to any Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and the Class B Principal Carryover Shortfall for such Distribution Date; provided, however, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Class B Certificateholders will include the lesser of

     (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or

     (b) the portion of the amount required to be deposited under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class B Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B Principal Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution of the amount described in clause (a) to the Class A Distribution Account.

     "LIQUIDATED RECEIVABLES" means, Receivables (x) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (y) as to which all or a portion representing 10% or more of a scheduled payment due is 120 or more days delinquent or (z) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

     The "POOL BALANCE" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors and Purchase Amounts to be remitted by the Servicer and the Seller, as the case may be, all for such Collection Period, all losses realized on Receivables that became Liquidated Receivables during such Collection Period and all Cram Down Losses for such Collection Period.

     "REALIZED LOSSES" means, for any period, the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

CREDIT ENHANCEMENT

     SUBORDINATION OF THE CLASS B CERTIFICATES. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.

     No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. No distribution will be made to the Class B Certificateholders on any Distribution Date in respect of principal until the full amount of interest on and principal of the Class A Certificates and interest on the Class B Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and the Class B Certificateholders, respectively. Distributions of interest on the Class B Certificates, however, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Account, will not be subordinated to the payment of principal of the Class A Certificates.

     RESERVE ACCOUNT. In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables, to the extent described above under "--Subordination of the Class B Certificates," prior to any distribution being made on a Distribution Date to the Class B Certificateholders, and to receive amounts on deposit in the Reserve Account. Amounts on deposit in the Reserve Account will also be generally available to cover shortfalls in required distributions to the Class B Certificateholders, in respect of interest, after payment of interest on the Class A Certificates and, in respect of principal, after payment of interest on and principal of the Class A Certificates and interest on the Class B Certificates. The Reserve Account will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Collateral Agent for the benefit of the Certificateholders.

     Pursuant to the Agreement, the Reserve Account will be created and maintained with the Trustee. On the Closing Date, the Depositor will deposit $_______ (___% of the Initial Pool Balance) (the "RESERVE ACCOUNT INITIAL DEPOSIT") into the Reserve Account. The Reserve Account Initial Deposit will be augmented on each Distribution Date by deposit therein of Collections remaining after distribution of the Servicing Fee and amounts to be paid to Class A Certificateholders and Class B Certificateholders as described above under "--Distributions on Certificates." Amounts on deposit in the Reserve Account will be released first, to the Servicer (if the Servicer is not Mellon Bank, N.A. or an affiliate thereof), in an amount equal to the Non-Affiliated Subordinated Servicing Fee, together with any portion of the Non-Affiliated Subordinated Servicing Fee that remains unpaid from prior Distribution Dates, and second, to the Depositor on each Distribution Date to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance. Upon any such release to the Depositor of amounts from the Reserve Account, neither the Class A Certificateholders nor the Class B Certificateholders will have any further rights in, or claims to, such amounts.

     "SPECIFIED RESERVE ACCOUNT BALANCE" with respect to any Distribution Date generally means the greater of

     (a) ___% of the sum of the Class A Principal Balance and Class B Principal Balance on such Distribution Date (after giving effect to all distributions with respect to the Certificates to be made on such Distribution Date), or

     (b) ___% of the sum of the Initial Class A Principal Balance and Initial Class B Principal Balance.

[PROVIDED, HOWEVER, that the Specified Reserve Account Balance will be calculated ___________ on any Distribution Date (beginning with the ____________ Distribution Date) for which the Average Net Loss Ratio exceeds ___% or the Average Delinquency Percentage exceeds ___%.

     "AGGREGATE NET LOSSES" means, for any Distribution Date, the amount equal to (1) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period minus (2) the Liquidation Proceeds allocable to principal collected during such Collection Period with respect to any Liquidated Receivables.

     "AVERAGE DELINQUENCY PERCENTAGE" means, for any Distribution Date, the average of the Delinquency Percentages for such Distribution Date and the preceding [two] Distribution Dates.

     "AVERAGE NET LOSS RATIO" means, for any Distribution Date, the average of the Net Loss Ratios for such Distribution Date and the preceding [two] Distribution Dates.

     "DELINQUENCY PERCENTAGE" means, for any Distribution Date, the sum of the outstanding Principal Balances of all Receivables which are 60 days or more delinquent (including Receivables relating to Financed Vehicles that have been repossessed), as of the close of business on the last day of the Collection Period immediately preceding such Distribution Date, determined in accordance with the Servicer's normal practices, such sum expressed as a percentage of the Pool Balance as of the close of business on the last day of such Collection Period.

     "LIQUIDATION PROCEEDS" means with respect to any Receivable,

     (1) insurance proceeds,

     (2) the monies collected during a Collection Period from whatever source on a Liquidated Receivable and

     (3) proceeds of a Financed Vehicle sold after repossession, in each case, net of any liquidation expenses and payments required by law to be remitted to the Obligor.

     "NET LOSS RATIO" means, for any Distribution Date, an amount expressed as a percentage, equal to (1) the Aggregate Net Losses for such Distribution Date, divided by (2) the average of the Pool Balances on each of the [first day of the related Collection Period] and the last day of the related Collection Period.

     The specified Reserve Account Balance may be reduced to a lesser amount; PROVIDED, that such reduction may not adversely affect any rating of the Certificates by a Rating Agency.]

     In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Certificateholders and may be invested in Eligible Investments. Any loss on such investment will be charged to the Reserve Account. Any investment earnings (net of losses) will be paid to the Depositor.

     The time necessary for the Reserve Account to reach and maintain the Specified Reserve Account Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

     If on any Distribution Date the protection afforded the Class A Certificates by the Class B Certificates and by the Reserve Account is exhausted, the Class A Certificateholders will directly bear the risks associated with ownership of the Receivables. If on any Distribution Date amounts on deposit in the Reserve Account have been depleted, the protection afforded the Class B Certificates by the Reserve Account will be exhausted and the Class B Certificateholders will directly bear the risks associated with ownership of the Receivables.

     None of the Class B Certificateholders, the Trustee, the Servicer, the Seller or the Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

TERMINATION

     The Servicer will be permitted, at its option, in the event that the Pool Balance as of the first day of a Collection Period has declined to 10% or less of the Initial Pool Balance, to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest thereon at the applicable Pass-Through Rates. The exercise of this right will effect an early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication of the Certificates), the Receivables or any related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account. The Trustee will not independently verify the Receivables. If no Event of Servicing Termination (as described in the Prospectus) has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Servicing Termination unless a responsible officer of the Trustee obtains actual knowledge of such failure as specified in the Agreement.

     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceedings.

THE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association, will act as Trustee under the Agreement. The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and such co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such co-trustee or separate trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Servicer will be obligated to appoint a successor trustee. However, any such resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will also provide that the Trustee will be entitled to indemnification by the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence. Indemnification will be unavailable to the Trustee to the extent that any such loss, liability or expense results from a breach of any of the Trustee's representations or warranties set forth in the Agreement, and for any tax, other than those for which the Depositor or the Servicer is required to indemnify the Trustee.

     The Trustee's Corporate Trust Office is located at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070. The Depositor, the Servicer, the Seller and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

                         FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Stroock & Stroock & Lavan LLP, special tax counsel ("FEDERAL TAX COUNSEL"), will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each Certificateholder will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of expenses paid by the Trust. Certain individuals, estates, trusts and partnerships may be limited in their ability to fully deduct the expenses of the Trust. See "Federal Income Tax Consequences" in the Prospectus for a discussion of those limits.

     For federal income tax purposes, the Depositor will be deemed to have retained a fixed portion of the interest due on each Receivable (the "SPREAD"). The Spread will be treated as "stripped coupons" within the meaning of Section 1286 of the Internal Revenue Code of 1986, as amended (the "CODE"). The Servicer may also be deemed to have retained a "stripped coupon" if and to the extent that the Servicing Fee is determined to be unreasonable. In addition, because the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, a portion of the interest accrued on each Receivable will be treated as a "stripped coupon" purchased by the Class B Certificateholders. Accordingly, each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that is treated as Spread, as a stripped coupon retained by the Servicer or as a stripped coupon purchased by the Class B Certificateholders), and such interest in each Receivable will be treated as a "stripped bond" within the meaning of Section 1286 of the Code. Similarly, each Class B Certificateholder will be treated as owning its pro rata percentage interest in the principal of each Receivable, plus a disproportionate share of the interest payable on each Receivable.

CLASS A CERTIFICATEHOLDERS

     Because the Class A Certificates represent stripped bonds, they will be subject to the original issue discount ("OID") rules of the Code. Accordingly, the tax treatment of a Class A Certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined DE MINIMIS amount. See "Federal Income Tax consequences--Trusts Treated As Grantor Trusts--Taxation of Holders If Stripped Bond Rules Apply" for a discussion regarding the calculation of OID, if any on stripped bonds.

     If the amount of OID is DE MINIMIS under the OID provisions of the Code, the Class A Certificates would not be treated as having OID. Each Class A Certificateholder would be required to report on its federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Receivables treated as "stripped coupons" as described above that are treated as owned by other parties). Such gross income attributable to interest on the Receivable would exceed the Class A Pass-Through Rate by an amount equal to the Class A Certificateholder's share of the expenses of the Trust for the period during which it owns a Class A Certificate. As indicated above, a Class A Certificateholder generally would be entitled to deduct its share of expenses of the Trust, subject to certain limitations that apply in the case of Certificateholders that are individuals, trusts, estates or partnerships. Any amounts received by a Class A Certificateholder from the Reserve Account or from the subordination of the Class B Certificates will be treated for federal income tax purposes as having the same character as the payments they replace. A Class A Certificateholder would report its share of the income of the Trust under its usual method of accounting. Accordingly, interest would be includable in a Certificateholder's gross income when it accrues on the Receivables, or, in the case of Certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of Certificateholders. The actual amount of discount on a Receivable would be includable in income as principal payments are received on the Receivables.

     If OID relating to a Class A Certificate is not DE MINIMIS, a Class A Certificateholder will be required to include in income, in addition to the amounts described above, any OID as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables.

     Although the Trustee intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in the Receivables represented by a Class A Certificate.

CLASS B CERTIFICATEHOLDERS

     IN GENERAL. Except as described below, it is believed that the Class B Certificateholders will be subject to tax in the same manner as Class A Certificateholders. However, no federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates and Federal Tax Counsel cannot opine on this issue. In the absence of applicable authorities, the Trustee intends to report income to Class B Certificateholders in the manner described below.

     Each Class B Certificateholder will be treated as owning (i) the Class B Percentage of each Receivable plus (ii) a disproportionate portion of the interest on each Receivable (not including the Spread). Income will be reported to a Class B Certificateholder based on the assumption that all amounts payable to the Class B Certificateholders are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the Trustee will take the position that a Class B Certificateholder's entire share of the interest on a Receivable will qualify as "qualified stated interest." Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificateholders in the manner described above for holders of the Class A Certificates.

EFFECT OF SUBORDINATION

     If the Certificateholders of one Class of Certificates receive distributions of less than their share of the Trust's receipts of principal or interest (the "SHORTFALL AMOUNT") because of the subordination of the Certificates, it is believed that such Certificateholders would probably be treated for federal income tax purposes as if they had

     (l)  received as distributions their full share of such receipts,

     (2) paid over to the Certificateholders of the other Class of Certificates an amount equal to such Shortfall Amount, and

     (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Reserve Account.

However, Federal Tax Counsel cannot opine to such treatment.

         Under this treatment,

     (x) Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the Receivables) accrued market discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders,

     (y) a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that that amount would not be available from any source to reimburse such loss), and

     (z) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income. Similarly, a loss would only be allowed to the Class A Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless. Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear and all Class B Certificateholders are encouraged to consult their tax advisors regarding such character and timing.

     All Certificateholders should see "Federal Income Tax Consequences" in the Prospectus for a more detailed discussion of the material federal income tax consequence of the purchase, ownership and disposition of the Certificates.

                        STATE AND LOCAL TAX CONSEQUENCES

     The discussion under "Federal Income Tax Consequences" above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

          (1) whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

          (2) whether the investment satisfies the applicable diversification requirements;

          (3) whether the investment is in accordance with the documents and instruments governing the plan; and

          (4) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Certificates includes plan assets by reason of a plan or account investing in such entity (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by
Section 4975 of the Code.

     An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "REGULATION"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity, unless certain exceptions apply. The Depositor believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Certificate.

     The DOL has issued an individual exemption, Prohibited Transaction Exemption ("PTE") 90-31 55 Fed. Reg. 23,145 (June 6, 1990) to The Chase Manhattan Bank and its affiliates, including Chase Securities Inc. (the "EXEMPTION"). The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables. The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Class A Certificates by a Plan to be eligible for the exemptive relief thereunder:

     (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interest evidenced by other certificates of the Trust;

     (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any one of four rating entities;

     (4) the Trustee is not an affiliate of any other member of the "RESTRICTED GROUP," which consists of the Underwriters, the Depositor, the Trustee, the Servicer, each subservicer, and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Class A Certificates, and any affiliate of such parties.

     (5) the sum of all payments made to and retained by the Underwriters in connection with the offering of the Class A Certificates represents not more than reasonable compensation for placing the Class A Certificates. The sum of all payments made to and retained by the Servicer represents not more than the reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

     (6) the Plan investing in the Class A Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act.

     Because the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Class A Certificates that they be rated in the highest rating category by a nationally recognized rating agency and thus the third general condition should be satisfied. The Depositor and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Class A Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(l) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Class A Certificates in the initial issuance of Class A Certificates between the Depositor or the Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

     The Exemption also may provide relief from the restriction imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Class A Certificates.

     Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific conditions set forth in
Section II of the Exemption and the other requirements set forth in the Exemption will be satisfied.

     Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan are encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     Because the Class B Certificates are subordinate interests, the Exemption will not be available for Class B Certificates. Accordingly, no Class B Certificate may be purchased by or otherwise transferred to a Plan other than an "insurance company general account" as defined in, and which complies with the provisions of, PTE 95-60 which may be deemed to be holding Plan assets. Furthermore, each purchaser of Class B Certificates will be deemed to have represented that it is not acquiring Class B Certificates, directly or indirectly, for or on behalf of a Plan other than an "insurance company general account" as defined in, and which complies with the provisions of, PTE 95-60. If Definitive Certificates are issued, each transferee of a Class B Certificate will be required to deliver to the Trustee a certificate to such effect. Any purchaser whose source of funds for the purchase of Class B Certificates includes such assets of an insurance company general account should itself confirm that all applicable requirements set forth in PTE 95-60 will be satisfied, particularly the requirement (set forth in Section IV(c) of PTE 95-60) that neither the insurance company nor an affiliate thereof will be a party in interest or disqualified person in connection with the purchase and holding of Class B Certificates or the servicing, management and operation of the Trust.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting agreement relating to the Certificates (the "UNDERWRITING AGREEMENT"), the Depositor has agreed to sell to Chase Securities Inc. and Mellon Financial Markets, Inc. (together, the "UNDERWRITERS"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates and Class B Certificates set forth opposite its name below, subject to the satisfaction of certain conditions precedent.


                                                      PRINCIPAL AMOUNT                      PRINCIPAL AMOUNT
UNDERWRITER                                             OF CLASS A                             OF CLASS B
------------                                            CERTIFICATES                          CERTIFICATES
                                                     ------------------                    -------------------\
Chase Securities Inc....................    $                                      $
Mellon Financial                            $                                      $
Markets, Inc............................    ______________________________         ___________________________
      Total..............................   $                                      $
                                            ==============================         ===========================

     The Depositor has been advised by the Underwriters that the Underwriters propose to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less a concession of _____% per Class A Certificate and _____% per Class B Certificate; that the Underwriters and such dealers may allow a discount of _____% per Class A Certificate and _____% per Class B Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriters.

     Until the distribution of the Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the prices of the Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor either Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the Depositor nor either Underwriter makes any representation that either Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Mellon Financial Markets, Inc. is an affiliate of the Depositor and the Seller.

     This Prospectus Supplement may be used by Mellon Financial Services, Inc., an affiliate of the Depositor, in connection with offers and sales relating to market-making transactions in the Certificates in which Mellon Financial Services, Inc. acts as principal. Mellon Financial Services, Inc. may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

     The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

     The Trustee or the Collateral Agent, as applicable, may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from either of the Underwriters.

                                     RATINGS

     It is a condition to the issuance of the Class A Certificates that the Class A Certificates be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("MOODY'S") (each, a "RATING AGENCY"). It is a condition to the issuance of the Class B Certificates that the Class B Certificates be rated at least "A" by S&P and "A2" by Moody's. The ratings of the Class A Certificates will be based primarily on the Receivables, the Reserve Account, and the terms of the Certificates, including the subordination provided by the Class B Certificates. The ratings of the Class B Certificates will be based primarily on the Receivables and the Reserve Account. The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the possibility that Certificateholders may suffer a lower than anticipated yield.

     There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that the rating initially assigned to any of the Certificates is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to such Certificates. There can be no assurance whether any other rating agency will rate any of the Certificates, or if one does, what rating would be assigned by any such other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Carl Krasik, Esq., Associate General Counsel of Mellon Bank Corporation (the "Corporation"). Mr. Krasik is also a shareholder of the Corporation and one of its subsidiaries and holds options to purchase additional shares of the Corporation's Common Stock. Certain legal matters with respect to the Certificates will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP also will pass upon the material federal income tax consequences related to the Certificates.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. MELLON AUTO RECEIVABLES CORPORATION MAY NOT SELL THE SECURITIES THAT ARE DESCRIBED IN THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT A REQUEST FOR ANY OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE LAWS IN THAT STATE DO NOT PERMIT THE DEPOSITOR TO OFFER OR SELL THESE SECURITIES.

PROSPECTUS


                                 $2,000,000,000

                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES
                                  ------------


                       MELLON AUTO RECEIVABLES CORPORATION
                                    DEPOSITOR
                                  ------------

                                MELLON BANK, N.A.
                                    SERVICER
                                  ------------


You should carefully consider the risk factors beginning on page ___.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation.

This prospectus must be accompanied by a prospectus supplement for the particular series.

SECURITIES OFFERED

     o    asset backed notes, asset backed certificates or a combination

     o rated in one of four highest rating categories by at least one rationally recognized rating organization

     o    not listed on any trading exchange

     o    obligations only of the related trust

ASSETS

     o    retail automobile receivables

     o    may include one or more forms of enhancement

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

         The depositor may offer securities through underwriters or by other methods described under the caption "Method of Distribution."

                     The date of this Prospectus is , 199__

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of securities; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

     YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR SECURITIES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY OF THE SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES BEING SOLD.

                                TABLE OF CONTENTS

CAPTION                                                             PAGE


Risk Factors.........................................................2
Incorporation of Certain Documents by Reference......................6
The Trusts...........................................................7
The Portfolio of Motor Vehicle Loans.................................9
The Receivables Pools...............................................13
Maturity and Prepayment Assumptions.................................14
Pool Factors and Trading Information................................17
Use of Proceeds.....................................................17
The Depositor.......................................................18
The Servicer........................................................18
Description of the Notes............................................18
Description of the Certificates.....................................27
Certain Information Regarding the Securities........................28
Description of the Transfer and Servicing Agreements................44
Certain Legal Aspects of the Receivables............................61
Federal Income Tax Consequences.....................................66
State and Local Tax Consequences....................................85
ERISA Considerations................................................86
Ratings  ...........................................................91
Method of Distribution..............................................91
Legal Opinions......................................................92
Index of Principal Defined Terms....................................93
Annex I  ...........................................................96

                                  RISK FACTORS

     AN INVESTMENT IN THE SECURITIES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, WE RECOMMEND THAT YOU CAREFULLY REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.


     IF THE TRUST ASSETS ARE INSUFFICIENT TO MAKE PAYMENTS ON THE SECURITIES, YOU WILL INCUR A LOSS


          No trust will have any significant assets or sources of funds other than the receivables and the credit enhancement identified in the related prospectus supplement. The issuing trust will be the only person obligated to make payments on the securities issued by that trust. You will not have any recourse against the depositor, the seller, the servicer, the trustee, the indenture trustee or any related company if the assets of a trust are not sufficient to make the required payments on the securities issued by that trust. As a result, you must depend on payments by the obligors on the receivables and any related credit enhancement for required payments on your securities. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage provided by that credit enhancement will be borne directly by the affected securityholders.


     THE TRUST'S INTEREST IN THE RECEIVABLES COULD BE DEFEATED BECAUSE THE CONTRACTS WILL NOT BE DELIVERED


          The contracts creating the receivables in each receivables pool will not be actually delivered to the trustee or indenture trustee. The contracts will be held by the servicer, as custodian for the trust. In addition, the contracts will not be segregated, stamped or otherwise marked to indicate that they have been sold to the applicable trust. If, through inadvertence or otherwise, another party purchases or takes a security interest in the related receivables for new value in the ordinary course of business and takes possession of the related contracts without actual knowledge of the applicable trust's interest, the purchaser or secured party will acquire an interest in the related receivables superior to the interest of that trust. In that event, the applicable trust will not be able to realize any liquidation proceeds on the related receivables and securityholders may suffer a loss.


     THE TRUST'S SECURITY INTEREST IN THE FINANCED VEHICLES WILL NOT BE NOTED ON THE CERTIFICATES OF TITLE WHICH MAY CAUSE LOSSES


          Due to the administrative burden and expense, the certificates of title or ownership will not be endorsed or otherwise amended to identify the trust as the new secured party. In most states, in the absence of fraud, forgery, negligence or error, the notation of the seller's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the related trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. However, if the trust or the related indenture trustee is not identified as the new secured party on the certificate of title, the security interest of the trust or related indenture trustee may not be enforceable. If a trust has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the trust elects to attempt to repossess the related financed vehicles, it might not be able to realize any liquidation proceeds on those financed vehicles and, as a result, securityholders may suffer a loss.


     IF THE DEPOSITOR BECOMES BANKRUPT, DISTRIBUTIONS ON THE SECURITIES MAY BE DELAYED OR REDUCED


          The depositor intends that its sale of the receivables to each trust will be a valid sale and assignment of the receivables to that trust. If the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the depositor or the depositor itself were to take the position that the sale of receivables by the depositor to a trust should instead be treated as a pledge of the receivables to secure a borrowing of such debtor, delays in payments of collections of receivables to the related securityholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of such payments could result. If the transfer of receivables to a trust is treated as a pledge instead of a sale, a tax or government lien on the property of the depositor arising before the transfer of a receivable to the trust may have priority over that trust's interest in those receivables. If the transactions are treated as a sale, the receivables would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors.


     SUBORDINATED SECURITIES WILL ABSORB LOSSES AND CASH FLOW SHORTFALLS BEFORE MORE SENIOR SECURITIES


          A series of securities may provide that one or more classes of those securities are subordinated in right of payment to one or more other classes of that series. In general, securities that are subordinated to other securities have a greater risk of loss because the subordinated securities will not receive payments of interest, principal or both, until the more senior securities receive the payments to which they are entitled. If the amount available for payments to securityholders is less than the amount required, the holders of the subordinated securities will not receive the payments that they would have received if there had not been a shortfall in the amount available.


     CREDIT ENHANCEMENT MAY BE LIMITED AND NOT PROTECT YOU FROM ALL LOSSES

          An investment in the securities also involves a risk that you may lose all or part of your investment. Although every trust will include some form of credit enhancement, that credit enhancement may not cover every class of securities issued by a trust. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. No securities will be guaranteed by any governmental entity or agency or insured by the Federal Deposit Insurance Corporation. As a result, there is always a risk that you may not recover the full amount of your investment.

     HOLDERS OF STRIP SECURITIES MAY NOT RECOVER THEIR INITIAL INVESTMENTS

          Strip notes or strip certificates involve greater uncertainty regarding the return on investment. These types of securities are often called "interest only securities" or "principal only securities". An interest only security is not entitled to any principal payments. If the receivables in a receivables pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

          A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low because, in part, there is no interest payments to compensate the investor for the use of the investor's money.

          The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in strip notes and strip certificates involves a high degree of risk.


     IF THE SERVICER COMMINGLES FUNDS AND BECOMES BANKRUPT, DISTRIBUTIONS MAY BE DELAYED OR REDUCED


          So long as Mellon Bank, N.A. is the servicer, and provided that (1) there is no servicer default and (2) each other condition to making monthly deposits as may be specified by the rating agencies and described in the related prospectus supplement is satisfied, the servicer will not be required to deposit amounts collected on the receivables into the collection account of a trust until the business day preceding each distribution date. Pending deposit into a collection account, the servicer may use the amounts collected for its own businesses purposes. The servicer will be obligated to account for the monies collected and to deposit the amount of those collections in the collection account. However, if the servicer fails to deposit those amounts as required, the applicable securityholders might incur a loss.


     CERTIFICATEHOLDERS WILL NOT BE ABLE TO EXERCISE REMEDIES FOR A SERVICER DEFAULT IF NOTES HAVE BEEN ISSUED AND ARE OUTSTANDING


          If a series of securities includes notes and a servicer default occurs, the indenture trustee or the noteholders may remove the servicer without the consent of the trustee or any of the certificateholders. Moreover, only the indenture trustee or the noteholders, and not the certificateholders, with respect to the applicable series will have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders of that series have the ability, with certain specified exceptions, to waive defaults by the servicer, including defaults that could materially and adversely affect the certificateholders of that series.


     IF A TRUST ESTATE IS LIQUIDATED AFTER AN EVENT OF DEFAULT, THE PROCEEDS MAY BE INSUFFICIENT TO PAY THE SECURITIES IN FULL


          Although each trust will covenant to sell the related receivables if directed to do so by the related indenture trustee following an acceleration of the related notes upon an event of default, the market value of those receivables may not be equal to or greater than the aggregate outstanding principal of those notes. Thus, those noteholders may not have an effective remedy because the sale of the related receivables might result in losses. In addition, the amount of principal required to be distributed to noteholders under the indenture is generally limited to amounts available to be deposited in the applicable note distribution account. Therefore, the failure to pay principal on a class of the notes of a series may not result in the occurrence of an event of default until the final scheduled distribution date for that class of notes.


     LEGAL OPINIONS ON CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE SECURITIES CANNOT BE RENDERED DUE TO UNCERTAINTIES IN THE LAW

          The securities are complex instruments, and there is little guidance as to the federal income tax treatment of certain features. For example, special federal tax counsel is unable to render an opinion as to the federal income tax treatment of stripped bonds issued by a grantor trust or whether interest payable on certificates treated as debt constitutes qualified stated interest. Even where an opinion of counsel is rendered, that opinion will not be binding on the Internal Revenue Service or the courts and will not guarantee a specific result. We recommend that you consider an investment in the securities only after you and your tax advisors have fully analyzed the federal, state and local income tax consequences of the investment in light of your own tax situation.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Depositor, as creator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. The Registration Statement includes information about the Securities which is not included in this Prospectus. Prospective investors may read the Registration Statement and make copies of it at the Commission's main office located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, New York, New York 10048. Prospective investors also may obtain a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Prospective investors who have access to the Internet also may read the Registration Statement at the Commission's site on the World Wide Web located at http://www.sec.gov.

     Each Trust will be required to file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (i) a Current Report on Form 8-K each month after the month of formation of that Trust and prior to the expiration of the calendar year in which such Trust was formed and (ii) an annual report on Form 10-K within 90 days after the end of the calendar year in which such Trust was formed. Each Form 8-K will include as an exhibit the monthly statement to Securityholders of the related Series. The Form 10-K will include certain summary information about the Trust. Any reports and documents so filed by or on behalf of a Trust before the termination of the offering of the Securities of that Trust will be incorporated in this Prospectus. If the information incorporated in this Prospectus modifies or changes the information in this Prospectus such modified or changed information will control if any information incorporated by reference in this Prospectus is itself modified or changed by subsequent information incorporated by reference, such latter information will control. Any reports and documents that are incorporated in this Prospectus will not be physically included in this Prospectus or delivered with this Prospectus.

     The Servicer will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this Prospectus or in any related Prospectus Supplement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Mellon Bank, N.A. at Two Mellon Bank Center, 8th Floor, Pittsburgh, Pennsylvania 15258 Attention: Asset Backed Finance. Telephone requests for such copies should be directed to the Servicer, at (412) 236-6559. IN ORDER TO RECEIVE ANY REQUESTED INFORMATION IN A TIMELY FASHION, PROSPECTIVE INVESTORS MUST MAKE THEIR REQUESTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THEY MUST MAKE THEIR INVESTMENT DECISIONS.

     The Exchange Act and the rules and regulations of the Commission permit each Trust to terminate its obligation to file reports and documents with the Commission following the end of the calendar year in which that such Trust is formed. The Depositor expects that each Trust will terminate its filing obligation as soon as it is permitted to do so.

                                   THE TRUSTS

     With respect to each Series of Securities, the Depositor will cause a separate Trust to be formed pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of motor vehicle retail installment sales contracts and other motor vehicle installment chattel paper which were or will be originated by Dealers and purchased by a Seller pursuant to the Dealer Agreements and all monies received thereunder on and after the Cutoff Date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date"), and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date.

     "Actuarial Receivables" are receivables that provide for the amortization of the amount financed over a series of fixed, level monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate (the "APR") of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

     On or prior to the Closing Date, the Seller(s) will sell the Receivables of the applicable Receivables Pool to the Depositor. On the applicable Closing Date, the Depositor will sell the Initial Receivables of the applicable Receivables Pool to the Trust. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include:

     o such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as described herein and in the related Prospectus Supplement;

     o security interests in the vehicles securing the Receivables (the "Financed Vehicles");

     o the rights of the Seller(s) to receive proceeds from claims under certain insurance policies;

     o the rights of the Trust under either a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as specified in the related Prospectus Supplement;

     o the rights of the Seller(s) to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors");

     o all right, title and interest of the Seller(s) (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements; and

     o   all proceeds (within the meaning of the UCC) of the foregoing.

     To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

     The Servicer will service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such an amendment, any Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Risk Factors -Failure to Note Transfer on Title Documents May Cause Losses," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

     If the protection provided to any Noteholders of a given Series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such Series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such Series. See "Description of the Transfer and Servicing Agreements Distributions," "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables." The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a Trust may make an election to be treated as a "financial asset securitization investment trust" (a "FASIT"). The applicable Transfer and Servicing Agreement for such a Trust may contain any such terms and provide for the issuance of Notes or Certificates of such Series on such terms and conditions as are permitted to a FASIT and described in the related Prospectus Supplement. See "Federal Income Tax Consequences FASIT Legislation."

THE TRUSTEE

     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the expressed obligations of such Trustee set forth in the related Trust Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes legally unable to act, is judged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Servicer, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                      THE PORTFOLIO OF MOTOR VEHICLE LOANS

DEALER AGREEMENTS

     Mellon Bank, N.A. (the "Bank") purchases through Dealers motor vehicle retail installment sales contracts and other installment chattel paper secured by Financed Vehicles ("Motor Vehicle Loans") . The Bank purchases Motor Vehicle Loans in accordance with its established underwriting procedures and subject to the terms of the Dealer Agreements. A Dealer Agreement, among other things, obligates a Dealer to repurchase any Receivable for its outstanding principal balance (including accrued but unpaid interest) if the Dealer breaches the representations and warranties contained therein. The representations and warranties typically relate to the origination of the Receivable and the security interest in the related Financed Vehicle and not to the collectibility of the Receivable or the creditworthiness of the Obligor thereunder.

     The Bank audits the Dealers with varying frequencies depending on performance and stability. However, the Bank audits all transactions with new Dealers. While the Bank does not have financial requirements for new Dealers, most of the Dealers consist of manufacturer franchised dealerships and the related manufacturers do have financial requirements. The Bank has the right to audit the books and records of all Dealers.

     The Bank also occasionally makes bulk purchases of Motor Vehicle Loans from other financial institutions.

UNDERWRITING

     MELLON BANK, N.A. All of the Motor Vehicle Loans purchased from Dealers will be underwritten, and any Motor Vehicle Loans purchased in bulk will be re-underwritten, to the Bank's underwriting standards. The underwriting standards emphasize each prospective obligor's ability to pay and creditworthiness, based on employment and residential stability, as well as the asset value of the motor vehicle that secures the Motor Vehicle Loan. Although the Bank does not have minimum policy requirements on the length of time an applicant has been an employee of a particular employer or resident at a particular address, generally, an applicant must be employed for not less than one year with the same employer or have established comparable stability in a particular field. Applications without employment and/or residential stability may require greater levels of authority for approval.

     The Bank's credit review process takes into account factors such as credit bureau information, past analogous borrowing experience and income requirements. Prior to the purchase of a Motor Vehicle Loan, the Bank reviews the credit application from each applicant, including information about each obligor's income, credit obligations, and other personal information. Upon receipt of an application, the Bank obtains a credit report from an independent credit bureau, which the Bank reviews to determine the applicant's current credit status and past credit performance. Where necessary, the Bank may obtain more than one credit report. The Bank considers the following information contained in the credit report: length of time in file, number of trade lines, level of obligations maintained, breadth of credit experience, previous automobile financing experience and other credit. The Bank then compares the amount requested to be financed in the application to the applicant's credit history. Generally, the Bank requires an applicant to have a minimum of three years history in the file and a minimum household income of $20,000.

     The Bank utilizes credit scoring systems to assist in the processing of the applications including the Fair, Isaac Auto Enhanced bureau score and a custom built scorecard ("MDS") derived from the Fair, Isaac Auto Enhanced bureau score. The credit scores are used to increase the productivity of the underwriters, automatically approve and decline applications, recommend approve or reject decisions and to route applications to more experienced underwriters. Applications identified by score as less creditworthy may either be automatically declined or routed to more experienced underwriters for their concurrence before an approval is rendered. Conversely, applications identified by score as creditworthy may either be automatically approved or routed to less experienced underwriters for their concurrence before an acceptance is rendered. Applications scoring below the established score guidelines, regardless of other circumstances, require senior management concurrence/approval.

     The Bank may also conduct an additional investigation, which may consist of some or all of the following steps: requiring written proof of employment and income, direct telephone verification of an applicant's employment, and discussions with the originating Dealer to resolve concerns about the applicant's creditworthiness. The Bank then analyzes the application under the Bank's underwriting criteria, and, for those applications that are approved, determines the amount and terms of the financing the Bank will offer.

     The Bank's standards permit to a minimum loan of $2,500 and a maximum loan of $100,000. The maximum advance rate for current year models is 120% of the manufacturer's suggested retail price ("MSRP") plus 100% of dealer installed options (at dealer costs) and tax and licensing fees. The maximum advance rate for used vehicles is 120% of the wholesale value in the National Automobile Dealers Association Guide on Retail and Wholesale Values ("NADA") plus tax and licensing fees. A vehicle more than seven years old will be considered an exception. All overrides are monitored for performance and reported to management on a regular basis. The decision is communicated to the Dealer. In the case of a declined application, the Bank's practice is to explain the reason for the declination to the Dealer and send a declination letter to the applicant.

     The standard maximum term for a Motor Vehicle Loan depends, in part, on the age of the Financed Vehicle, the MDS credit score and the purchase price. In any case, the minimum term for a Motor Vehicle Loan is 12 months, the maximum term for a new vehicle is 72 months and the maximum term for a vehicle that is five or more years old is 36 months.

     Exceptions to the above credit parameters are made at the discretion of the credit underwriter and/or credit manager with the appropriate decision authority. In considering any exception, the Bank looks for compensating factors in the borrower's credit such as a higher credit score or lower advance rate than would otherwise be required to approve such loan if the borrower had otherwise satisfied each of the underwriting criteria. The Bank's' exceptions policy is designed to ensure that the credit quality of the loan subject to any such exception is consistent with the credit quality of the Bank's' other loans. Underwriters are assigned specific dollar and decision (policy) authority based on experience, performance results and position. The greater the deviation from established policy, the higher the level of authority required. Caps are placed on all policy rules where no one carries override authority except the senior credit policy officer.

     UNAFFILIATED SELLERS. If a Trust includes Receivables originated by an entity that is not affiliated with the Depositor, the applicable Prospectus Supplement will describe the underwriting standards of such entity.

CONTRACT MODIFICATION

     The Servicer will follow specific procedures with respect to contract extensions and modifications. Extensions may be granted to a current or delinquent customer to cure a short term cash flow problem and an extension fee may be charged. Extensions are granted on an individual basis and are reported and monitored closely. Generally, the extension policy includes:

     (1) at least six monthly payments must be made before an account is eligible for extension;

     (2) one extension is allowed for every 12 month period;

     (3) extensions will not be granted if the loan is deemed to be uncollectible; and

     (4) extensions will not be granted if the Obligor has not made at least one payment in the last 30 days. Approval by the collection's supervisor must be obtained before any extension is granted.

     The Servicer may also change a payment date once during the term of the Motor Vehicle Loan as an accommodation to the Obligor if the new payment date is within 20 days of the original scheduled payment date. Such change of payment date is not deemed to be an extension and no extension fee is charged.

     Each Sale and Servicing Agreement generally will prohibit the Servicer, except as provided or required under applicable law, from making modifications to the Motor Vehicle Loans that (1) reduce the original rates of interest on the Motor Vehicle Loans, (2) reduce the amount of the regularly scheduled payments on the Motor Vehicle Loans or (3) extend the final payment dates on such Motor Vehicle Loans beyond the Collection Period relating to the Certificate Final Scheduled Distribution Date.

INSURANCE

     Each Motor Vehicle Loan requires the Obligor to obtain physical damage insurance covering loss or damage to the motor vehicle naming the Bank as loss payee, with a maximum deductible amount of $500.00. As a prerequisite to acquiring a Motor Vehicle Loan, the Obligor must provide the related Seller with evidence of insurance acceptable to the Bank, in the form of either a certificate of insurance, a binder or an agreement evidencing a commitment to provide insurance to the obligor. The Servicer will not force place insurance. However, in the event that an Obligor's insurance coverage lapses, the Servicer may foreclose on the Motor Vehicle Loan.

SERVICING AND COLLECTION

     The Servicer, either directly or through subservicers, will be responsible for managing, administering, servicing and making collections on the Receivables held by each Trust. A 10-day grace period is provided before the assessment of a late charge. All payments are made to a lock-box. Once the payments are processed and posted, the Servicer may begin collection efforts with respect to delinquent payments. However, based on an Obligor's payment history profile, which takes into account both the Obligor's payment history and updated calculations of the obligor's FICO score, such collection efforts may be delayed. Subject to the foregoing, the Servicer's policy is to begin collection activities with respect to delinquent Motor Vehicle Loans on the sixth day following the due date, at which time a system-generated notification prompts a collection representative to make telephone contact with the Obligor to request payment whether a collector attempts to contact the delinquent Obligor by telephone or by letter is determined by the term of the delinquency and the history of the account. If attempts to contact the delinquent Obligor have failed, the collection officer may attempt to contact the Obligor's references. Repossession procedures begin when all other collection efforts are exhausted.

     The Servicer follows specific procedures with respect to repossessions and uses unaffiliated independent contractors to perform repossessions. Once a motor vehicle is repossessed, a notice of repossession is sent to the Obligor, detailing the requirements that must be met for the Obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond the required state law notice period are remarketed through various channels, including auction sales, consignment sales and direct sales to Dealers.

     The current policy of the Servicer is to write-off a Motor Vehicle Loan on or before the date on which the contract becomes 150 days delinquent. If the motor vehicle securing the Motor Vehicle Loan is repossessed, the Servicer's current policy is to write-off the contract amount upon the earlier of the sale of the motor vehicle or before the date on which the contract becomes 150 days delinquent. Any deficiencies remaining after the full write-off of the related Motor Vehicle Loan or deficiencies remaining after repossession and sale of the related motor vehicle are pursued by the Servicer, when practicable and legally permitted. Collection officers generally continue to contact the Obligors to establish repayment schedules or to repossess until a final resolution is achieved.

                              THE RECEIVABLES POOLS

     The Receivables to be held by each Trust will be selected from the Seller's portfolio of Motor Vehicle Loans for inclusion in a Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable:


     o   is secured by a new or used vehicle;

     o   was originated in the United States;

     o provides for level monthly payments which fully amortize the amount financed (except for the last payment, which may be different from the level payments);

     o   is an Actuarial Receivable or a Simple Interest Receivable; and

     o satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Depositor to be adverse to the Securityholders of any Series were or will be used in selecting the related Receivables.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the monthly payment under a Actuarial Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was received. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of the prepayment in full (voluntarily or by acceleration) of an Actuarial Receivable, with minor variations based upon state law, the Actuarial Receivable requires that a "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate on an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. See "Maturity and Prepayment Assumptions."

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Actuarial Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

                       MATURITY AND PREPAYMENT ASSUMPTIONS

PREPAYMENT CONSIDERATIONS

     The weighted average life of the Notes, if any, and the Certificates of any Series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. All of the Receivables are prepayable at any time without penalty to the Obligor. For this purpose, the term "prepayments" includes prepayments by Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as proceeds received from physical damage, credit life, theft and disability insurance policies and certain other Receivables, purchased or repurchased pursuant to the terms of a Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be. The rate of prepayments on the related Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in repayment of the remaining principal balance of the related Receivable. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements Sale and Assignment of Receivables" and " Servicing Procedures." See also "Description of the Transfer and Servicing Agreements Termination" regarding the Servicer's option to purchase the Receivables from a given Trust or regarding the Auction Sale of the Receivables by the Applicable Trustee if so specified in the related Prospectus Supplement if satisfactory bids for the purchase of Receivables are received.

     There can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given Series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given Series. In addition, the extent to which the yield to maturity of a class of Securities may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Receivables. Further, an investor should consider the risk that, in the case of any class of Securities purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a class of Securities purchased at a premium, a faster than anticipated rate of principal payments on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield. See "Risk Factors--The Investment Return on the Securities is Uncertain."

PAID-AHEAD RECEIVABLES

     If an Obligor on a Simple Interest Receivable pays more than one scheduled payment at a time, the entire amount of the additional payment will be treated as a principal prepayment and distributed as part of the principal collections in the month following the month of receipt. The Bank does not generally require the Obligor on a Simple Interest Receivable to make any scheduled payment in respect of such Receivable (a "Paid-Ahead Receivable") for the number of due dates corresponding to the number of such additional scheduled payments (the "Paid-Ahead Period"). Although the terms of the retail installment contract require the Obligor on a Simple Interest Receivable to make its next scheduled payment, the Obligor's Receivable is not considered delinquent for purposes of the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, during the Paid-Ahead Period and, interest will continue to accrue on the principal balance of the Receivable, as reduced by the application of the early payment. When the Obligor on a Simple Interest Receivable pays the next required payment, although such payment may be insufficient to cover the interest that has accrued since the last payment by the Obligor on a Simple Interest Receivable, the Obligor's Receivable would be considered to be current. This situation will continue until the installments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Simple Interest Receivable. Depending on the principal balance and the APR of the related Simple Interest Receivable and on the number of installments that were paid early, there may be extended periods of time during which Simple Interest Receivables that are current are not amortizing. During such periods, no distributions in respect of principal will be made to the Securityholders with respect to such Receivables.

     Paid-Ahead Receivables will affect the weighted average life of the Notes and Certificates of any Series. The distribution of the paid-ahead amount on the Distribution Date following the Collection Period in which such amount was received will generally shorten the weighted average life of the Notes and Certificates of any Series. However, depending on the length of time during which a Paid-Ahead Receivable is not amortizing as described above, the weighted average life of such Notes and Certificates may be extended.

     The Bank's' portfolio of Motor Vehicle Loans has historically included contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.

     The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

BALLOON LOANS

     Under certain of the Balloon Loans, the Obligor may be able to return the related Financed Vehicle to the Bank in satisfaction of the Balloon Loan, subject to certain charges. The ability of Obligors to make Balloon Payments, if any, will normally depend on the Obligor's ability to obtain refinancing of their Balloon Loans. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing is required, including, without limitation, the value of the related motor vehicle, the Obligor's financial situation, prevailing automobile loan interest rates and general economic conditions. The Bank sometimes provides refinancing of Balloon Loans and in certain limited circumstances must at the option of the Obligor refinance the related Receivable. Delinquencies, if any, in the payment of Balloon Payments may delay the date on which the principal balance of the Notes and the Certificate Balance is reduced to zero, and may increase the weighted average lives of such Notes and Certificates. Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Balloon Loan. Conversely, a high interest environment may make it more difficult for the Obligor to accomplish a refinancing and may result in delinquencies or defaults. See "Risk Factors--Balloon Loans Create Additional Risks."

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (x) the original denomination of such Noteholder's Note and (y) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

     With respect to each Trust, the Noteholders, if any, and the Certificateholders will receive monthly reports pursuant to the Indenture, the Trust Agreement or the Pooling and Servicing Agreement, as the case may be, concerning payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-Reports to Securityholders.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Securities of a given Series will be applied by the Depositor to the purchase of the Receivables and other Trust property from the Seller, to make the Reserve Account Initial Deposit, if any, and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any.

                                  THE DEPOSITOR

     The Depositor is a wholly-owned subsidiary of Mellon Bank, N.A. The Depositor was incorporated in the State of Delaware in September 1998. The principal executive offices of the Depositor are located at One Mellon Bank Center, Fourth Floor, Pittsburgh, Pennsylvania, and its telephone number is
(412) 234-7142.

     The Depositor is a separate, limited purpose subsidiary the certificate of incorporation of which contains certain limitations (including restrictions on the nature of the Depositor's business and a restriction on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors).

     The Indenture Trustee, the Trustee, all Noteholders and all
Certificateholders of each Trust will covenant that they will not at any time institute against the Depositor any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

                                  THE SERVICER

     Mellon Bank, N.A. , is engaged in, among other things, the business of leasing new and used automobiles (including passenger cars, minivans, sport/utility vehicles and light trucks) to individuals and businesses, servicing such leases during their term and remarketing the automobiles upon the expiration of the leases. Mellon Bank, N.A. services motor vehicle retail installment sales contracts secured by new and used motor vehicles originated as described in the related Prospectus Supplement. The Servicer's servicing operations are located at Two Mellon Bank Center, Eighth Floor, Pittsburgh, Pennsylvania, and its telephone number is (412) 236-2271.


     As of December 31, 1998, the Servicer serviced approximately 30,253 retail installments sale contracts, consisting primarily of new and used automobile (including passenger car, minivan, sport/utility vehicle and light truck) receivables, representing an outstanding balance of approximately $352 million.


                            DESCRIPTION OF THE NOTES

     With respect to each Trust that issues Notes, one or more classes of Notes of the related Series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material terms of the Notes and the Indenture and is subject to, and is qualified in its entirety by reference to, the related Prospectus Supplement.

 DENOMINATIONS AND FORM

     The Depositor expects that the Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC, except as set forth below. Persons acquiring beneficial ownership interests in the Notes so registered will hold their interests in the Notes through DTC in the United States and Cedelbank ("Cedel") and the Euroclear System ("Euroclear") in Europe. See "Certain Information Regarding the Securities" and "Annex I" hereto. Unless the related Prospectus Supplement specifies that the Notes are offered in definitive form, the Notes will be available for purchase in denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities Book-Entry Registration" and " Definitive Securities."

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given Series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such Series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such Series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a Series may include one or more classes of Strip Notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given Series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities-Fixed Rate Securities" and "-Floating Rate Securities." One or more classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Payments to Noteholders of all classes within a Series in respect of interest generally will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date," which may be the same date as each Distribution Date as specified in the related Prospectus Supplement), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such Series. See "Description of the Transfer and Servicing Agreements Distributions" and " Credit and Cash Flow Enhancement."

     With respect to a Series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the Receivables (including loss, delinquency and prepayment experience), the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related Receivables Pool. Generally, the related Rating Agencies, the credit enhancer, if any, and the prevailing market conditions at the time of issuance of the Notes of a Series dictate the applicable specified events with respect to such Series. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given Series, "Events of Default" under the related Indenture will include:

     (1) a default for five days or more in the payment of any interest on any such Note when the same becomes due and payable;

     (2) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable;

     (3) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in aggregate principal amount of such Notes then outstanding;

     (4) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or

     (5) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such Series under the related Indenture will generally be limited to amounts available to be deposited from the applicable Collection Account (including amounts deposited therein from the Reserve Account, if any) in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any Series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, either require the applicable Trust to sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. However, such Indenture Trustee is prohibited from directing the Trust to sell the related Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note of such Series, unless

     (1) the holders of all such outstanding Notes consent to such sale,

     (2) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or

     (3) such Indenture Trustee determines that the collections on Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes then outstanding.

In the event the Notes are accelerated and the Receivables are sold, no distributions will be made on the Certificates until all of the interest on and principal of the Notes has been paid in full. In such event, all the funds, if any, on deposit in the applicable Reserve Account, if any, will be available to first pay interest on and principal of the Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes of a given Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in aggregate principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     No holder of a Note of any Series will have the right to institute any proceeding with respect to the related Indenture, unless:

     (1) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;

     (2) the holders of not less than 25% in aggregate principal amount of the outstanding Notes of such Series have made written request to such Indenture Trustee to institute such aggregate proceeding in its own name as Indenture Trustee;

     (3) such holder or holders have offered such Indenture Trustee reasonable indemnity;

     (4) such Indenture Trustee has for 60 days after its receipt of such written request failed to institute such proceeding; and

     (5) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

Notwithstanding the foregoing, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Depositor or the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor the Seller, the Depositor nor the Servicer nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate or merge with or into any other entity, unless;

     (1) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     (2) such entity expressly assumes such Trust's obligation to make due and punctual payments on the Notes of the related Series and the performance or observance of every agreement and covenant of such Trust under the related Indenture;

     (3) no Event of Default shall have occurred and is continuing immediately after such transaction;

     (4) neither of the Rating Agencies, after 10 days' prior notice, shall have notified the Depositor, the Seller, the Servicer or such Trust in writing that such transaction will result in a reduction of withdrawal of the then current ratings of any class of Notes of such Series;


     (5) such Trust has received an opinion of counsel to the effect that such transaction would have no material adverse federal or state tax consequence to such Trust or to any Certificateholder or Noteholder;


     (6) any action necessary to maintain the lien and security interest created by the related Indenture has been taken; and

     (7) that such Trust has delivered to the related Indenture Trustee an officers' certificate of such Trust and an opinion of counsel each stating that such transaction and the supplemental indenture executed in connection with such transaction comply with such Indenture and that all conditions precedent relating to the transaction have been complied with (including any filing required by the Exchange Act).

     A Trust may not convey or transfer all or substantially all its properties or assets to any other entity, unless

     (1) the entity that acquires the assets of such Trust

         (A) agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of the related Noteholders,

         (B) unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless such Trust against and from any loss, liability or expense arising under or related to the applicable Indenture and the Notes of such Series,

         (C) expressly agrees to make all filings with the Commission and any other appropriate entity) required by the Exchange Act in connection with the Notes of such Series and

         (D) is organized under the laws of the United States, any state, or the District of Columbia; and

     (2) the criteria specified in clauses (2) through (7) of the preceding paragraph have been complied with.

     Each Trust will not, among other things:

     (1) except as expressly permitted by the applicable Indenture, the applicable Trust Agreement, the applicable Sale and Servicing Agreement or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust;

     (2) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related Series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the collateral for such Notes;

     (3) except as contemplated in the Related Documents, dissolve or liquidate in whole or in part;

     (4) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby;

     (5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for such Notes, or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents; or

     (6) permit the lien of the applicable Indenture not to constitute a valid first priority security interest in the collateral for the related Receivables.

     No Trust may engage in any activity other than financing, purchasing, owning, selling and managing the related Receivables, in each case as contemplated by the Related Documents and activities incidental thereto. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

     MODIFICATION OF INDENTURE. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     With respect to a Series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture will:

     o change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, change the provisions of the related Indenture relating to the application of collections on or the proceeds of the sale of, the collateral for the Notes to payment of principal of or interest on the Notes of such Series or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable;

     o impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;

     o reduce the percentage of the aggregate principal amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture;

     o modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Depositor or an affiliate of any of them or any obligor on such Notes;

     o reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series;

     o decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements;

     o modify any of the provisions of the related Indenture in such manner as to affect the calculation of the amount of any payment of interest on any Distribution Date or principal due on any Note of such Series on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the related Noteholders to the benefit of any provision for the mandatory redemption of the Notes of such Series contained in the related Indenture; or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; so long as such action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee adversely affect in any material respect the interest of any such Noteholder.

     TRUST INDENTURE ACT. The related Indenture will comply with the applicable provisions of the Trust Indenture Act of 1939, as amended.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the applicable Trust will be obligated to appoint a successor trustee for such Series. The applicable Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the applicable Trust will be obligated to appoint a successor trustee for the related Series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any Series of Notes does not become effective until acceptance of the appointment by the successor trustee for such Series.

                         DESCRIPTION OF THE CERTIFICATES

     With respect to each Trust, one or more classes of Certificates of the related Series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material terms of each Trust Agreement and Pooling and Servicing Agreement and is subject to, and is qualified in its entirety by reference to the related Prospectus Supplement.

DENOMINATIONS AND FORM

     The Depositor expects that each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless the related Prospectus Supplement specifies that Certificates are offered in definitive form, the Certificates will be available for purchase in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form only (other than the Certificates sold to the Depositor, as described in the related Prospectus Supplement). The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities Book-Entry Registration" and " Definitive Securities."

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series may include one or more classes of Strip Certificates entitled to (x) distributions in respect of principal with disproportionate, nominal or no interest distributions or (y) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given Series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the Securities-Fixed Rate Securities" and "-Floating Rate Securities." Distributions in respect of the Certificates of a given Series that includes Notes may be subordinate to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     With respect to a Series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the Receivables (including loss, delinquency and prepayment experience), the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related Receivables Pool. Generally the related Rating Agencies, the credit enhancer, if any, and the prevailing market conditions at the time of issuance of the Certificates of a Series dictate the applicable specified events with respect to such Series.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes-Principal and Interest on the Notes" and "Description of the Certificates -Distributions of Principal and Interest."

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security:

     (a) LIBOR (a "LIBOR Security");

     (b) the Commercial Paper Rate (a "Commercial Paper Rate Security");

     (c) the Treasury Rate (a "Treasury Rate Security");

     (d) the Federal Funds Rate (a "Federal Funds Rate Security");

     (e) the CD Rate (a "CD Rate Security"); or

     (f) such other Base Rate as is set forth in such Prospectus Supplement.

The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (x) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (y) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given Series, which may be either the related Trustee or Indenture Trustee with respect to such Series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "CD Rate" for each Interest Reset Period generally will be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.I5 (519) under the heading "Cds (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.I5 (519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "Calculation Date" pertaining to any CD Rate Determination Date will be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "Commercial Paper Rate" for each Interest Reset Period generally will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and generally will be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.I5(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period will be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.I5 (519) or Composite Quotations then the "Commercial Paper Rate" for such Interest Reset Period will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "Money Market Yield" will be a yield calculated in accordance with the following formula:

                 Money Market Yield =     D X 360
                                       --------------- X  100
                                     360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "Federal Funds Rate" for each Interest Reset Period generally will be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.I5(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period will be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.I5 (519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period will be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.I5(5l9) under the heading "Federal Funds (Effective);" provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date will be the next succeeding business day.

     LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security generally as follows:

     (1) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

     (2) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "Treasury Rate" for each Interest Period generally will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.I5 (519) under the heading "U.S. Government Securities - Treasury bills - auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such Treasury Rate Security and will be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

INDEXED SECURITIES

     To the extent so specified in any Prospectus Supplement, any class of Securities of a given Series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Payment Date or Distribution Date, as the case may be, for such class (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to:

     (1) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities");

     (2) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities");

     (3) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or

     (4) such other objective price or economic measures as are described in the applicable Prospectus Supplement.

The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index will be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security will be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

     Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement as the "Face Amount" of such Indexed Security. The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date or Distribution Date, as the case may be, will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement. Investors should carefully evaluate the Index related to each Indexed Security since the return of principal and the payment of interest on the related Indexed Securities is based on such Index. One Index might move in a favorable direction to investors while another could move in the opposite direction. The related Prospectus Supplement will contain the material risks of the applicable Index related to each Indexed Security, if any.

BOOK-ENTRY REGISTRATION

     The Depositor expects that persons acquiring beneficial ownership interests in the Securities of each Series will hold their interests through DTC in the United States or, in the case of any Series of Notes, Cedel or Euroclear in Europe. Each Class of Securities will be registered in the name of Cede & Co. ("Cede") as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes and, if the related Prospectus Supplement so provides, the Certificates on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. For additional information regarding clearance and settlement procedures see "Annex I" hereto.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its participants are on file with the Commission.

     Securityholders who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Securityholders will receive all distributions of principal of, and interest on, the Securities, from the applicable Trustee or any Indenture Trustee, as applicable (the "Applicable Trustee"), through DTC and Participants. Securityholders will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

     Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede (other than the related Company, as described in the related Prospectus Supplement) as nominee of DTC. Securityholders will not be recognized by the Applicable Trustee as Certificateholders or as Noteholders, as the case may be, as those terms are used in the Related Documents. Securityholders will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

     With respect to any Series of Securities issued in book-entry form, while such Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Securityholders have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date, and any such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of Notes and, if the related Prospectus Supplement so provides, Certificates by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Cross-market transfers between persons directly holding Notes and, if the related Prospectus Supplement so provides, Certificates or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions to the Depositories.

     With respect to any Series of Securities, Certificates and Notes (if any) will be issued in registered form to Securityholders, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if:

     (1) the Depositor advises the applicable Trustee or Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes and the Depositor is unable to locate a qualified successor;

     (2) the Depositor at its sole option has advised any Trustee or the applicable Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC; or

     (3) after the occurrence of an Event of Default, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises any Trustee or the applicable Indenture Trustee, as the case may be, through DTC that continuation of a book-entry system is no longer in their best interests.

Upon issuance of Definitive Certificates or Definitive Notes to Securityholders, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with any Trustee or the applicable Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

     DTC has advised the Depositor that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Depositor that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York the "Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes and, if the related Prospectus Supplement so provides, Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes and, if the related Prospectus Supplement so provides, Certificates under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes and, if the related Prospectus Supplement so provides, the Certificates among Direct Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Trust, the Seller, the Depositor, the Servicer, the Applicable Trustee, any Indenture Trustee, nor any of the underwriters will have any responsibility or obligation to any Participants, Cedel Participants or Euroclear Participants or the persons for whom they act as nominees with respect to:

     (1) the accuracy of any records maintained by DTC, Cedel, Euroclear or any Participant;

     (2) the payment by DTC, Cedel, Euroclear or any Participant of any amount due to any beneficial owner in respect of the principal balance of, or interest on, the Notes and, if the related prospectus supplement so provides, the Certificates;

     (3) the delivery by any Participant, Cedel Participant or Euroclear Participant of any notice to any beneficial owner which is required or permitted under the terms of the agreement to be given to Noteholders and, if the related prospectus supplement so provides, Certificateholders; or

     (4) any other action taken by DTC or its nominee as the Noteholder and, if the related prospectus supplement so provides, the Certificateholder.

DEFINITIVE SECURITIES

     The Notes, if any, and the Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates," respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if

     (1) the Servicer advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and the Servicer is unable to locate a qualified successor,

     (2) the Servicer, at its option, elects to terminate the book-entry system through DTC or

     (3) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such Series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given Series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Trust will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Three or more holders of the Notes of such Series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes.

     Three or more holders of the Certificates of such Series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

     With respect to each Series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each Series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each Series of Securities, each such statement to be delivered to the Indenture Trustee and Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such Series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to the Trustee and Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such Series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

     (1) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

     (2) the amount of the distribution allocable to interest on or with respect to each class of Securities of such Series;

     (3) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

     (4) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (1) above on such date;

     (5) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

     (6) the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of such Series with variable or adjustable rates;

     (7) the amount of the aggregate realized losses, net of Recoveries, if any, for such Collection Period;

     (8) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement under "Description of the Transfer and Servicing Agreements" or "Description of the Certificates", as the case may be), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

     (9) the aggregate Purchase Amounts paid by the Seller or the Servicer in such Collection Period;

     (10) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

     (11) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

     (12) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such Series;

     (13) the amounts collected by the Servicer;

     (14) the amounts received by the related Trust from the Servicer; and

     (15) delinquency information relating to Receivables which are 30, 60 or 90 days delinquent.

     Each amount set forth pursuant to subclauses (1), (2), (5) and (8) with respect to the Notes or the Certificates of any Series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

     Those reports will not be financial statements prepared in accordance with generally accepted accounting practices. So long as the Securities of a Series are in book entry form, those monthly and annual unaudited reports will be sent on behalf of the Trust only to Cede, as nominee of DTC and registered holder of the Notes and the Certificates. DTC will forward such reports to Participants and Indirect Participants, which in turn, will forward the reports to the beneficial owners of the Securities in accordance with their own procedures. If the Securities of a Series are not in book-entry form, such reports will be sent by the Trustee directly to the registered holders of the Notes or Certificates, as applicable.


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes the material terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, pursuant to which a Trust will purchase Receivables from the Depositor and the Servicer will agree to service such Receivables and each Trust Agreement or Pooling and Servicing Agreement, as the case may be, pursuant to which a Trust will be created and Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary is subject to, and qualified in its entirety by reference to the related Prospectus Supplement.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Seller will sell and assign to the Depositor, without recourse, the Initial Receivables of the related Receivables Pool, including the security interests in the related Financed Vehicles and all collections received or to be received on or after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received prior to the Cutoff Date that are due on or after the Cutoff Date, and the Depositor will transfer and assign to such Trust, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Initial Receivables of the related Receivables Pool, including its security interests in the related Financed Vehicles and all collections received or to be received with respect thereto on or after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received prior to the Cutoff Date that are due on or after the Cutoff Date. Each such Receivable will be identified in a schedule, as may be amended to reflect any Subsequent Receivables, appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The Applicable Trustee will, concurrently with such sale and assignment, execute and deliver the related Notes and/or Certificates. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     In each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant to the applicable Trust, among other things, that:

     (1) as of the related Cutoff Date, the information provided in the related Schedule of Receivables is correct in all material respects and the computer tape supplied to the Applicable Trustee describing certain characteristics of the related Receivables is correct in all material respects as of the related Cutoff Date;

     (2) the Obligor on each related Receivable has obtained physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements;

     (3) at the Closing Date, or with respect to any Subsequent Receivables, the applicable Subsequent Transfer Date, no right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any related Receivable;

     (4) as of the Closing Date or the applicable Subsequent Transfer Date, if any, as applicable, each of such Receivables is or will be secured by a validly perfected priority first security interest in favor of the Seller or appropriate action has been taken to obtain the same;

     (5) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and

     (6) as of the related Cutoff Date, there are no liens or claims, including liens for work, labor, materials or unpaid state or federal taxes relating to any Financed Vehicle securing the related Receivable that are or may be prior to or equal to the lien granted by such Receivable.

     If the related Prospectus Supplement specifies that Subsequent Receivables are to be acquired by a Trust, then during the related Funding Period, the Depositor will be obligated to purchase from the Seller and sell to the Trust the related Subsequent Receivables. The aggregate principal balance of the Subsequent Receivables will be in an amount that the Seller anticipates will equal the amount deposited in the Pre-Funding Account on the date of the issuance of the related Series. On each Subsequent Transfer Date, the Seller will sell and assign to the Depositor, without recourse, its entire interest in the Subsequent Receivables identified in a schedule attached to a supplemental conveyance relating to such Subsequent Receivables executed on such date by the Depositor and the Seller. In connection with each purchase of Subsequent Receivables, the Trust will be required to pay to the Depositor a cash purchase price equal to the outstanding principal balance of each Subsequent Receivable as of its Cutoff Date, which price the Depositor will pay to the Seller. The purchase price will be withdrawn form the Pre-Funding Account and paid to the Depositor for payment to the Seller so long as the representations and warranties set forth in the preceding paragraph and under "The Receivables Pools General" apply to each Subsequent Receivable to be conveyed, and the conditions set forth below are satisfied. The Seller will convey Subsequent Receivables to the Depositor on each such Subsequent Transfer Date pursuant to the applicable Subsequent Transfer Agreement (each, a "Subsequent Transfer Agreement") executed by the Seller and the Depositor on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The Seller will convey the Subsequent Receivables to the Trust on such Subsequent Transfer Date pursuant to the Pooling and Servicing Agreement or the Sale and Servicing Agreement and the applicable Subsequent Transfer Assignment (each, a "Subsequent Transfer Assignment") executed by the Depositor and the Applicable Trustee on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date.

     Any conveyance of Subsequent Receivables will be subject to the following conditions, among others specified in the related Prospectus Supplement:

     (1) each such Subsequent Receivable must satisfy the eligibility criteria specified in the second preceding paragraph as of its Subsequent Cutoff Date and such additional criteria as may be specified in the related Prospectus Supplement;

     (2) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such Subsequent Receivables to the Trust;

     (3) neither the Seller nor the Depositor will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Securityholders;

     (4) the Seller and the Depositor will deliver certain opinions of counsel to the Applicable Trustee and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and

     (5) the Rating Agencies shall confirm that the ratings on the Securities of such Series have not been withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Applicable Trustee.

     Following the end of the Funding Period, a current report on Form 8-K containing a description of the Receivables, including the information with respect to the Subsequent Receivables represented in the tables under "The Receivables Pool" in the related Prospectus Supplement, acquired by the Trust as of their respective Cutoff Dates will be filed with the Commission. As described under "Certain Information Regarding the Securities-Reports to Securityholders," the monthly statement to Securityholders will disclose the remaining Pre-Funded Amount during any Funding Period and the remaining Pre-Funded Amount following the end of the Funding Period.

     Pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor, the Seller, the Servicer or the applicable Trustee must promptly advise the others and the Indenture Trustee in writing upon a discovery of a breach of any of the Seller's representations and warranties with respect to the related Receivables. Unless any such breach shall have been cured by the last day of the Collection Period following the discovery of such breach by the applicable Trustee or receipt by the applicable Trustee of written notice from the Depositor, the Seller or the Servicer of such breach, the Seller will be obligated to repurchase any Receivable from the Trust in which the interests of the Securityholders are materially and adversely affected by such breach as of the last day of such Collection Period at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement to assure uniform quality in servicing the Receivables and to reduce administrative costs, the related Trust will appoint the Servicer as custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all electronic entries, documents, instruments and writings relating thereto (each, a "Receivable File"), either directly or through one or more subservicers, on behalf of the Trust for the benefit of Certificateholders. The Servicer will covenant, among other things, that it grant extensions only in accordance with the Sale and Servicing Agreement or Pooling and Servicing Agreement and maintain the security interest in the related Financed Vehicles. The Servicer will be required to purchase the related Receivables for which such covenants are breached.

     The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Servicer. The Depositor will cause the accounting records and computer systems used by the Depositor as a master record of the Receivables conveyed by it to the Trust to be marked to reflect the sale and assignment of the Receivables to the Trust, and will file UCC financing statements reflecting such sale and assignment with appropriate governmental authorities. The Seller will cause its accounting records and computer systems to be marked to reflect the sale and assignment of the related Receivables to the Depositor, and will file UCC financing statements reflecting such sale and assignment, with appropriate governmental authorities. The Obligors under the Receivables will not be notified of the sale and assignment of the Receivables to the Trust. See "The Trusts " and "Certain Legal Aspects of the Receivables."

ACCOUNTS


     With respect to each Trust that issues Notes, one or more accounts will be established in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.


     If so provided in the related Prospectus Supplement, the Servicer will establish for each Series an additional account (the "Payahead Account"), in the name of the related Indenture Trustee on behalf of the Noteholders, into which, to the extent required by the Sale and Servicing Agreement or Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Actuarial Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.

     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

     For any Series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") and the Certificate Distribution Account will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

     1. direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

     2. demand deposits, time deposits or certificates of deposit of any depository institution (including the Depositor or any affiliate of the Depositor) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (1) above or portion of such obligation for the benefit of the holders of such depository receipts); PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1;

     3. commercial paper (including commercial paper of the Depositor or any affiliate of the Depositor) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1;

     4. investments in money market funds (including funds for which the Depositor, the Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor's Structured Ratings Group of AAA-m or AAAm-G and from Moody's Investors Service, Inc. of Aaa;

     5. bankers' acceptances issued by any depository institution or trust company referred to in clause (2) above;

     6. repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (2) above; and

     7. any other investment which would not cause any Rating Agency to downgrade or withdraw its then current rating of the Securities of a Series.

     Investments will consist of Eligible Investments only to the extent that the investments would not require registration of the related Trust as an "investment company" under the Investment Company Act of 1940, as amended. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Depositor or its affiliates or trusts originated by the Depositor or its affiliates. Except as described below, Eligible Investments are limited to obligations or securities that mature not later than the business day before the date on which the funds invested in such Eligible Investments are required to be withdrawn from the Trust Accounts or the Certificate Distribution Account. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such Series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts and the Certificate Distribution Account, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date or Payment Date and will be treated as collections of interest on the related Receivables.

     The Trust Accounts and the Certificate Distribution Account will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either
(a) a segregated account with an Eligible Institution satisfying the criteria set forth in clause (b) of the definition thereof below or (b) a segregated trust account with the corporate trust department of a depository institution (other than the Depositor or any affiliate of the Depositor) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade (an "Eligible Trust Company"). "Eligible Institution" means, with respect to a Trust (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term senior unsecured debt rating acceptable to the Rating Agencies or (B) a short-term senior unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and
(2) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, in a manner, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, apply such collection procedures as it follows with respect to other automobile retail installment sale contracts it services. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to certain limitations contained in any Sale and Servicing Agreement or Pooling and Servicing Agreement. Pursuant to any Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer or the applicable Trustee will inform the other party and the Indenture Trustee in writing promptly upon the discovery of the breach by the Servicer of certain covenants made by it. If the Servicer fails to cure the breaches with respect to a related Receivable by the last day of the second Collection Period following such discovery (or, at the Servicer's option, the last day of the first following Collection Period), the Servicer will be obligated to purchase for the Purchase Amount any Receivable in which the interests of the Securityholders are materially and adversely affected by the breach. See "Certain Legal Aspects of the Receivables."

PAYMENTS ON RECEIVABLES

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source), other than any late fees, prepayment charges and other administrative fees or similar charges retained by the Servicer as part of its compensation, and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly remittances and none of the related Rating Agencies, after 10 days prior notice, shall have notified the Depositor, the Servicer, the related Trustee or the Indenture Trustee in writing that monthly deposits by the Servicer in and of itself will result in a reduction or withdrawal of the then-current ratings of the Securities of a series, then for so long as Mellon Bank, N.A. is the Servicer and provided that
(1) there exists no Servicer Default and (2) each other condition to making monthly deposits as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the business day preceding the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. In such event, the Servicer will also deposit the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer into the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. Pending deposit into the applicable Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.

     Collections on an Actuarial Receivable made during a Collection Period will be applied first to repay any outstanding Advances on Actuarial Receivables made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Advances on Actuarial Receivables, the collections will then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Actuarial Receivable in full, then, unless otherwise provided in the related Prospectus Supplement, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full. The scheduled payment with respect to an Actuarial Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance thereof under the actuarial method over the term of the Receivable (except in the case of a Balloon Loan to the extent of the Balloon Payment) and to provide interest at the APR of such Receivable.

ADVANCES

     To the extent the collections of interest and principal on an Actuarial Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Sale and Servicing Agreement or Pooling and Servicing Agreement will require the Servicer to make an Advance in the amount of such shortfall. The Servicer will be obligated to make an Advance on an Actuarial Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Actuarial Receivables in the related Receivables Pool. The Servicer will deposit the Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Advance from any collections made on other Actuarial Receivables in the related Receivables Pool.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be entitled to receive the Servicing Fee for each Collection Period, payable on each Distribution Date (other than the initial Distribution Date), in an amount equal to the product of one-twelfth of the specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") and the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates (the "Total Servicing Fee") will be paid solely to the extent of the Total Distribution Amount. The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders of the given series.

     The "Servicing Fee" will also include any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain expenses. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons or coupon books to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

MANDATORY PREPAYMENT

     To the extent a Pre-Funding Account is specified in the related Prospectus Supplement, the Securities will be prepaid in part on the Payment Date or Distribution Date on which the Funding Period ends (or on the Payment Date or Distribution Date immediately following the last day of the Funding Period, if the Funding Period does not end on a Payment Date or Distribution Date) in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of Subsequent Receivables, if any, on such Payment Date or Distribution Date. The aggregate principal amount of Securities to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account in such portions as specified in the related Prospectus Supplement. In such event, if and to the extent specified in the related Prospectus Supplement, a limited recourse mandatory prepayment premium (the "Prepayment Premium") may be payable by the Trust to the offered Securityholders if the aggregate principal amount of the offered Securities to be prepaid pursuant to such mandatory prepayment exceeds such threshold amount as will be specified in the related Prospectus Supplement. The amount of such Prepayment Premium, if any, will be specified in the related Prospectus Supplement. A Trust's obligation to pay the Prepayment Premium will be limited to funds which are received from the Seller as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. The ratings of any Series of Securities with respect to which a Prepayment Premium is payable does not evaluate the Prepayment Premium or the likelihood that the Prepayment Premium will be paid.

DISTRIBUTIONS

     With respect to each Series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such Series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such Series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given Series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such Series may be subordinate to payments in respect of Notes, if any, of such Series or other classes of Certificates of such Series.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given Series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, a Yield Supplement Agreement, a Yield Supplement Account, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support or cash deposits or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same Series, and credit or cash flow enhancement for a Series of Securities may cover one or more other Series of Securities.

     The presence of a Reserve Account, a Yield Supplement Agreement, a Yield Supplement Account and other forms of credit enhancement for the benefit of any class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or Series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or Series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other Series.


     RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will establish for a Series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Depositor on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related Series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement under "Summary of Terms--Reserve Account" or "--Reserve Fund," as the case may be) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the Depositor.


     YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT. If so provided in the related Prospectus Supplement, the Depositor or a third party will enter into a Yield Supplement Agreement and/or establish a Yield Supplement Account with the related Indenture Trustee or related Trustee for the benefit of the holders of the related Securities. A Yield Supplement Agreement or a Yield Supplement Account will be designed to provide payments to the Securityholders in respect of Receivables the Contract Rate of which is less than the Required Rate. A Yield Supplement Account may be an asset of the Obligor under the Yield Supplement Agreement holding funds to secure the obligation of such Obligor to make payments under such Yield Supplement Agreement or, in the case of a Trust that is not classified as a grantor trust, may be an asset of the Trust from which cash may periodically be withdrawn to provide payments to the Securityholders.

NET DEPOSITS

     As an administrative convenience, if the Servicer is not required to remit collections within two business days of receipt thereof (see "--Payments on Receivables" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date or Payment Date with respect to each Series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities-Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, on or before October 31 of each year a statement as to compliance by the Servicer during the preceding twelve months ended June 30 (or, in the case of the first such certificate with respect to each Trust, the period from the applicable Closing Date to June 30 of such calendar year), with certain standards relating to the servicing of the Receivables under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Indenture Trustee or Trustee, as applicable, concurrently with the delivery of the statement of compliance referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months ended June 30 (or, in the case of the first such certificate, from the Closing Date to June 30 of such calendar year) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee at the address specified in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law or if such resignation is required by regulatory authorities. Such resignation will become effective on the earlier of the date the Servicer is required by regulatory authorities to resign or the date on which the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the Servicer's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is incidental to its servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     The Servicer may appoint one or more subservicers to perform all or any portion of its obligations under the Pooling and Servicing Agreement or Sale and Servicing Agreement; however, the Servicer shall remain obligated and be liable to the Trust, the related Trustee and any Indenture Trustee and the Securityholders for the servicing and administering of the related Receivables as if the Servicer alone were servicing and administering such Receivables.

SERVICER DEFAULT

     "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

     (1) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice is received by the Servicer from the Applicable Trustee, or after discovery of such failure by the Servicer;

____ (2) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related Series and which continues unremedied for 30 days after the giving of written notice of such failure (x) to the Servicer by the Applicable Trustee or
(y) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such Series, as applicable, evidencing not less than 25% in aggregate outstanding principal amount of such Notes or of such Certificate Balance; and

____ (3) the occurrence of an Insolvency Event with respect to the Servicer.

"Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related Series evidencing not less than 25% of principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement. In the case of any Trust that has not issued Notes, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related Series evidencing not less than a majority of the aggregate outstanding principal balance of such Certificates may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor Servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement. If, however, a conservator or receiver has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such conservator or receiver may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automotive receivables. In no event may the servicing compensation to be paid to such successor be greater than the servicing compensation payable to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, the holders of Notes evidencing at least a majority in aggregate principal amount of the then outstanding Notes of the related Series (or the holders of the Certificates of such Series evidencing not less than a majority of the aggregate outstanding Certificate Balance, in the case of any default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such Series evidencing not less than a majority of the principal amount of such Certificates then outstanding, in the case of any default which does not adversely affect the related Trustee may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. The Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the Seller, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in aggregate principal amount of then outstanding Notes, if any, of the related Series and the holders of the Certificates of such Series evidencing at least a majority of the aggregate principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (y) reduce the aforesaid percentage of the aggregate outstanding principal balance of the Notes or Certificates of such Series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such Series.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights and duties of the Indenture Trustee, and the Certificateholders of such Series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Depositor, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (2) the payment to Noteholders, if any, and Certificateholders of the related Series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (3) the occurrence of either event described below.

         In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is equal to or less than a specified percentage (not more than 10%) of the initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to an amount which, when added to the amounts on deposit in the Collection Account for such Series for such Distribution Date, equals the unpaid principal balances of the Securities of such Series, plus accrued and unpaid interest thereon. The optional termination provision allows the Servicer administrative convenience. Once the outstanding principal balance of the Receivables is reduced to a small percentage of the Initial Pool Balance, it is often not economical for the Servicer to service the Receivables for the Trust.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than 5% of the Initial Pool Balance and the Servicer has not exercised its option to repurchase the Receivables, conduct an Auction sale by soliciting bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth below. An Auction sale could be included in the structure of a Series in order to provide investors a more identifiable final maturity.

     In the event that satisfactory bids are received as described below, the sale proceeds will be distributed to Securityholders on the second Distribution Date succeeding such Record Date. Any purchaser of the Receivables must agree to the continuation of Mellon Bank, N.A. as Servicer on terms substantially similar to those in the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Any such sale will effect early retirement of the Securities. The Applicable Trustee must receive at least two bids from prospective purchasers that are considered at the time to be competitive participants in the market for motor vehicle retail installment sale contracts. The highest bid may not be less than the fair market value of such Receivables and must equal the greater of (a) the aggregate purchase price for the Receivables (including liquidated receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (b) an amount that when added to amounts on deposit in the Collection Account for such Series available for distribution to Securityholders for such second succeeding Determination Date would result in proceeds sufficient to distribute the amount of the unpaid principal balances of the Securities of such Series plus accrued and unpaid interest therein, and the Total Servicing Fee payable on such final Distribution Date. The Applicable Trustee may consult with financial advisors, including any underwriter, to determine if the fair market value of such Receivables has been offered. Upon the receipt of such bids, the Applicable Trustee shall sell and assign such Receivables to the highest bidder and the Securities shall be retired on such Distribution Date. If any of the foregoing conditions are not met, the Applicable Trustee will not consummate such sale and will not be under any obligation to solicit any further bids or otherwise negotiate any future sale of Receivables remaining in the Trust. In such event, however, the Applicable Trustee may from time to time solicit bids in the future for the purchase of such Receivables upon the same terms described above.

     In the event that an Auction Sale is consummated, the Applicable Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at any office or agency of the Applicable Trustee specified for such purpose. Any funds remaining in the Trust, after the applicable Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to the Depositor.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related Series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such Series.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

     The Receivables are "chattel paper" as defined in the UCC. Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Depositor will cause appropriate financing statements to be filed with the appropriate governmental authorities in the Commonwealth of Pennsylvania to perfect the interest of the Trust in its purchase of the Receivables from the Depositor and in the Depositor's purchase of the Receivables from the Seller.

     Pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Servicer will hold the Receivables, either directly or through subservicers, as custodian for the Trust and Indenture Trustee following the sale and assignment of the Receivables to the Trust. The Depositor will take such action as is required to perfect the rights of the Trust and the Indenture Trustee in the Receivables. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.

     Under the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     Generally, motor vehicle retail installment sale contracts, such as the Receivables, evidence loans to obligors to finance the purchase of such motor vehicles. The Receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in the vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     The Bank's practice is to take such action as is required in order to perfect its security interest in a Financed Vehicle under the laws of the jurisdiction in which the Financed Vehicle is registered. If the Bank, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the Bank's security interest and to whom a certificate of ownership is issued in such purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. The Bank's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, the Seller will warrant in the related Pooling and Servicing Agreement or Sale and Servicing Agreement that an enforceable first priority perfected security interest with respect to each Financed Vehicle on the Closing Date has been created in favor of the Seller, and the Seller will be required to repurchase the related Receivable in the event of an uncured breach of such warranty in accordance with the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

     The Seller will assign its security interest in any related Financed Vehicles, along with the sale and assignment of the related Receivables to the Depositor and pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Depositor will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the Trust, and the Servicer will hold the certificates of title relating to the Financed Vehicles, either directly or through subservicers, as custodian for the Trust following such sale and assignment. The certificates of title will not be endorsed or otherwise amended to identify the Trust or the related Trustee or Indenture Trustee as the new secured party, however, because of the administrative burden and expense involved in connection therewith.

     In most states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is effective without amendment of any lien noted on a vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. In most states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the Seller or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. There exists a risk, however, in not identifying the Trust and the Indenture Trustee, if applicable, as the new secured party on the certificate of title, that the security interest of the Trust or the Indenture Trustee may not be enforceable. In the event the Trust has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest.

     The Seller will warrant in the related Pooling and Servicing Agreement or Sale and Servicing Agreement as to each Receivable conveyed by it to the Depositor that, on the Closing Date, the Seller has a valid, subsisting, and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest) and such security interest will be assigned to the Depositor and, by the Depositor to the Trust and the Indenture Trustee, if applicable. In the event of an uncured breach of such warranty, the Seller will be required to repurchase such Receivable for its Purchase Amount in accordance with the related Pooling and Servicing Agreement or Sale and Servicing Agreement. This repurchase obligation will constitute the sole remedy available to the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust for such breach. The Seller's warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date by operation of law which have priority over such security interest. Accordingly, any such lien would not by itself give rise to a repurchase obligation on the part of the Seller.

     In the event that an Obligor moves to a state other than the state in which the Financed Vehicle is registered, under the laws of most states, a perfected security interest in a motor vehicle continues for four months after such relocation and thereafter, in most instances, until the Obligor re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate. A majority of states require surrender of a certificate of title to re-register a motor vehicle and require that notice of such surrender be given to each secured party noted on the certificate of title. In those states that require a secured party to take possession of a certificate of title to perfect a security interest, the secured party would learn of the re-registration through the request from the Obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, the secured party would learn of the re-registration through the notice from the applicable state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. The Seller would therefore have the opportunity to re-perfect its security interest in a Financed Vehicle in the state of re-registration following relocation of the Obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. However, there is a risk that an Obligor could relocate without notification to the Servicer, then file a false affidavit with the new state to cause a new certificate of title to be issued without notation of the Seller's lien.

     Under the laws of many states, certain possessory liens for repairs performed on or storage of a motor vehicle and liens for unpaid taxes as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority over a perfected security interest in the motor vehicle. The Seller will warrant in the related Pooling and Servicing Agreement or Sale and Servicing Agreement that, as of the Closing Date, the Seller has not received notice that any such liens are pending. In the event of a breach of such warranty which has a material and adverse effect on the interests of the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust, the Seller will be required to repurchase the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust for such breach. Any liens for repairs or taxes arising at any time after the Closing Date during the term of a related Receivable would not give rise to a repurchase obligation on the part of the Seller.

REPOSSESSION

     In the event of a default by an Obligor, the holder of a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Seller in most cases, and is accomplished simply by taking possession of the motor vehicle. Generally, where the Obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court and the motor vehicle must then be repossessed in accordance with that order. In the event of a default by an Obligor, many jurisdictions require that, absent a waiver, the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession except such notice need not be given in emergency situations pursuant to an order from the appropriate state court.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus, in most cases, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Any such deficiency judgment would be a personal judgment against the Obligor for the shortfall, however, a defaulting Obligor may have very little capital or sources of income available following repossession. Other statutory provisions, including state and federal bankruptcy laws, may interfere with a lender's ability to enforce a deficiency judgment or to collect a debt owed or realize upon collateral. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all.

     Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the motor vehicle or, if no such lienholder exists or funds remain after paying such other lienholder, to the Obligor.

CONSUMER PROTECTION LAWS

     Numerous Federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth In Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, Z and AA, and other similar acts and regulations, state adoptions of the Uniform Consumer Credit Code and other similar laws, and state usury laws. Also, state laws impose other restrictions on consumer transactions, may require contract disclosures in addition to those required under Federal law and may limit the remedies available in the event of default by an Obligor. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions where applicable. In most cases, this liability could affect the ability of an assignee, such as the Trust, to enforce secured loans such as the Receivables.

     The FTC's holder-in-due-course rule (the "FTC Rule") has the effect of subjecting any assignee of the seller of the vehicle to all claims and defenses which the purchaser could assert against such seller of the vehicle. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule may be duplicated by state statutes or the common law in certain states. Although the Seller is not a seller of motor vehicles and is not subject to the jurisdiction of the FTC, the retail installment sale contracts evidencing the Receivables contain provisions which contractually apply the FTC Rule. Accordingly, the Seller, the Depositor, and the Trust as holders of the Receivables, may be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle.

     Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale. In addition, with respect to used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a claim against the seller of such vehicle. Although the Seller is not a seller of motor vehicles and is not subject to these laws, a violation thereof may form the basis for a claim or defense against the Seller, the Depositor, the Trust and the Indenture Trustee as holders of the Receivables.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

     The Seller will warrant as to each Receivable conveyed by it to the Depositor that such Receivable complied at the time it was originated and as of the Closing Date in all material respects with all requirements of applicable law. The Depositor will assign the Seller's warranty to the Trust. If, as of the related Cutoff Date, an Obligor had a claim against the Trust for violation of any law and such claim materially and adversely affected the Trust's interest in a Receivable, such violation would create an obligation of the Seller to repurchase the Receivable unless the breach was cured. This repurchase obligation will constitute the sole remedy of the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust against the Seller in respect of any such uncured breach. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In such a case, the amount collected on the related Receivable and payable to the Securityholders on account thereof, may be less than the amount anticipated.

     The Depositor intends that the transfer of the Receivables by it to the Trust under the related Sale and Servicing Agreement or Pooling and Servicing Agreement constitutes a valid sale and assignment of such Receivables. Notwithstanding the foregoing, if the Depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the Depositor or the Depositor itself were to take the position that the sale of the Receivables by the Depositor to the Trust should instead be treated as a pledge of Receivables to secure a borrowing of the Depositor, delays in payments or collections of Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by the Depositor to the Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Depositor arising before the transfer of the Receivables to the Trust may have priority over the Trust's interest in such Receivables.


                         FEDERAL INCOME TAX CONSEQUENCES

     This section sets forth (1) certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special counsel to the Depositor ("Federal Tax Counsel"), and (2) a discussion, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of Securities.

     The federal income tax consequences to holders of Securities will vary depending on whether an election is made to treat the Trust as a partnership or division of its owner under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each Series of Certificates will specify whether the Trust is intended to be treated as a partnership or a division of its owner, or the Trust will be treated as a grantor trust.

OPINIONS

     Federal Tax Counsel is of the opinion, as of the date of this Prospectus, that:

         (1) If a Prospectus Supplement indicates that one or more classes of Notes of the related Series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable Indenture are complied with, the Notes so designated will be considered indebtedness for federal income tax purposes;

         (2) If a Prospectus Supplement indicates that a Trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Pooling and Servicing Agreement, (a) the Trust will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and will not be considered to be an association taxable as a corporation and (b) an owner of the related Certificates (referred to herein as "Grantor Trust Certificates") will be treated for federal income tax purposes as the owner of an undivided interest in the Trust's assets;

         (3) If a Prospectus Supplement indicates that a Trust is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable Trust Agreement or Pooling and Servicing Agreement are complied with, such Trust will not be considered to be an association or publicly traded partnership taxable as a corporation;

         (4) If a Prospectus Supplement indicates that one or more classes of Certificates of the related Series are to be treated as indebtedness for federal income tax purposes, assuming all of the provisions of the applicable Pooling and Servicing Agreement are complied with, the Certificates so designated will be considered indebtedness for federal income tax purposes.

     Each such opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service (the "IRS"), the courts or any third-party.

DISCUSSION

     The discussion does not purport to deal with federal income tax consequences applicable to individuals holding Securities directly or indirectly through partnerships, trusts, estates, or corporations or investors holding Securities as other than a capital asset. Moreover, there are no cases or IRS rulings on all of the issues discussed below. As a result, the IRS may disagree with all or a part of the discussion below. The Depositor recommends that prospective investors consult their own tax advisors in determining the federal, state, local foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following discussion, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

TRUSTS CHARACTERIZED AS PARTNERSHIPS OR DIVISIONS

TAX CHARACTERIZATION OF THE TRUST

     If a Trust is intended to be a partnership for federal income tax purposes, the applicable Pooling and Servicing Agreement or Trust Agreement will provide that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities will be structured as a private placement under an IRS safe harbor, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation and that no election will be made to treat the Trust as a corporation for federal income tax purposes. If the Trust has a single owner, it will be treated as a division of its owner, and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the Trust as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct, that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes.

     Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to "original issue discount" within the meaning of Section 1273 of the Code ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 3% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed, but Federal Tax Counsel is unable to opine, that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.


     FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (x) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (y) provides the Applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.


     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person.

     BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust or individual retirement account will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation if it met certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

 TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     TREATMENT OF THE TRUST AS A PARTNERSHIP. The Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership, or if there is a single Certificateholder, to disregard the Trust as an entity separate from its owner. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, if any, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Generally, provided such Certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. If Certificates are issued at a substantial discount, a discussion of the relevant tax consequences will be set forth in the related Prospectus Supplement. The following discussion assumes that the Certificates represent equity interests in a partnership.

     The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Backup Withholding" and "Tax Consequences to Foreign Certificateholders" below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.


     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the related documents). The related Trust Agreement or Pooling and Servicing Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of:

     (1) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed;

     (2) any amount of Trust income that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

     (3) prepayment premium payable to the Certificateholders for such month;
         and

     (4) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount.


All remaining taxable income of the Trust will be allocated to the related Company. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although Federal Tax Counsel is unable to opine that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Substantially all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     Except as provided in the following paragraph the Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     DISCOUNT AND PREMIUM. It is believed that the Receivables will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction will be allocated to Certificateholders if the related Trust Agreement or Pooling and Servicing Agreement so provides. Any such allocation will be disclosed in the related Prospectus Supplement.

     SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to have transferred its assets and liabilities to a new partnership in exchange for interests in that new partnership which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The related Company is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.


     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.


     The Servicer or the Applicable Trustee will be designated as the tax matters partner in the related Trust Agreement or Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. As discussed below, an investment in a Certificate is not suitable for any non-U.S. person which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such non-U.S. person.

     No regulations, published rulings or judicial decisions exist that would discuss the characterization for Federal withholding tax purposes with respect to non-U.S. persons of a partnership with activities substantially the same as the Trust. Depending upon the particular terms of the related Trust Agreement and Sale and Servicing Agreement or Pooling and Servicing Agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust distributable to a non-U.S. person would be subject to Federal withholding tax at a rate of 35% for persons taxable as a corporation. Also, in such cases, a non-U.S. Certificateholder that is a corporation may be subject to the branch profits tax. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

     If a Trust is engaged in a trade or business, each foreign Certificateholder will be required to file a U.S. income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made to (or accrued by) a Certificateholder who is a foreign person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason or because of the nature of the Receivables, the interest will likely not be considered "portfolio interest." See "--Tax Consequences with respect to Holders of the Notes Foreign Holders." As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Certificateholders would be subject to United States Federal income tax which must be withheld at a rate of 30% on their share of the Trust's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Trust is notified that a Certificateholder is a foreign person, the Trust may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such a Certificateholder. A foreign holder would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.

     BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

     A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees or other amounts paid to the Servicer exceed reasonable servicing compensation, the amount of such excess would be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the stripped bond rules of the Code discussed below.

     The first two subsections below describe certain federal income tax consequences dependent on whether or not the stripped bond rules apply and the third subsection below describes certain federal income tax consequence which are not dependent on the applicability of the stripped rules.

TAXATION OF HOLDERS IF STRIPPED BOND RULES APPLY

     In the absence of comprehensive regulations, Federal Tax Counsel is unable to opine as to the tax treatment of stripped bonds. The preamble to certain stripped bond regulations suggests that each purchaser of a Grantor Trust Certificate will be treated with respect to each Receivable as the purchaser of a single stripped bond consisting of all of the stripped portions of the applicable Receivable (such portions with respect to a Receivable are referred to herein as a "Stripped Bond") which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations relating to Stripped Bonds (the "Section 1286 Treasury Regulations"), if the discount on a Stripped Bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond will be considered to have been issued with OID. See "-Original Issue Discount" herein. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

     ORIGINAL ISSUE DISCOUNT. When Stripped Bonds have more than a de minimis amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Stripped Bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a Stripped Bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Stripped Bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. The daily portions of OID with respect to a Stripped Bond generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Stripped Bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Bond under the prepayment assumption, if any, used in respect of the Stripped Bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Stripped Bond at the beginning of such accrual period. No representation is made that the Stripped Bonds will prepay at any prepayment assumption. The "adjusted issue price" of a Stripped Bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Stripped Bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

     With respect to the Stripped Bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Stripped Bonds.

TAXATION OF HOLDERS IF STRIPPED BOND RULES DO NOT APPLY

     PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivables relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. There is no law as to whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for Receivables that are construed to be acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption or it prepays faster than the prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable.

     MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Because the regulations described above have not been issued, Federal Tax Counsel is unable to opine as to what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

TAXATION OF HOLDERS REGARDLESS OF WHETHER STRIPPED BOND RULES
APPLY

     SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss generally will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


     NON-U.S. PERSONS. To the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (1) an owner that is not a U.S. Person (as defined below) or (2) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is the beneficial owner, is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the Obligor is not a natural person in order to qualify for the exemption from withholding.


     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust other than a "foreign trust," as defined in Section 7701(a)(3) of the Code.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

     Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that, based upon its analysis of the factors discussed below and certain assumptions and qualifications, the Certificates will be treated as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion. Such Certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such Certificates are herein referred to as "Debt Certificateholders."

     The Seller will express in the Trust Documents its intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the Receivables. The Seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Trust Documents, the Seller expects to treat such transactions, for regulatory and financial accounting purposes, as a sale of ownership interests in the Receivables and not as debt obligations.

     In general, whether for federal income tax purposes, a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a series of Debt Certificates.

     While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the IRS are described below under "--Possible Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation."

TAXATION OF INCOME OF DEBT CERTIFICATEHOLDERS

     As set forth above, it is expected that Federal Tax Counsel will advise the Depositor that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "Trusts Treated as Partnerships--Tax Consequences to Holders of Notes Issued By a Partnership."

     If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "Trusts Treated as Partnerships--Tax Consequences to Holders of Notes Issued By a Partnership"), a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes "qualified stated interest" that is not included in a Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The Prospectus Supplement will indicate whether the Trust intends to treat the interest on the Certificates as "qualified stated interest."

TAX CHARACTERIZATION OF TRUST

     Consistent with the treatment of the Debt Certificates as indebtedness, the Trust will be treated as a security device to hold Receivables securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then-current law, the issuance of the Debt Certificates of such series will not cause the applicable Trust to be characterized for federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

     The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Receivables (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Depositor and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Depositor currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.

     If a transaction were treated as creating a partnership between the Depositor and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

     If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FOREIGN INVESTORS

     If the IRS were to contend successfully that the Debt Certificates are interest in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust that is allocable to a foreign investor and such foreign investor would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

     Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the foreign investor, the foreign investor would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Trusts Characterized as Partnerships or Divisions--Tax Consequences to Holders of the Certificates--Tax Consequences to Foreign Certificateholders" for a more detailed discussion of the consequences of an equity investment by a foreign investor in an entity characterized as a partnership.

     If the Trust were taxable as a corporation, distribution to foreign investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30% unless such rate were reduced or eliminated by an applicable income tax treaty.

FASIT LEGISLATION

     In August, 1996, the United States Congress passed and President Clinton signed into law the "Small Business Job Protection Act of 1996," H.R. 3448 (the "Act"). The Act creates a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." The effective date of the FASIT provisions of the Act is September 1, 1997. The Act enables certain arrangements similar to a Trust to elect to be treated as a FASIT. Under the FASIT provisions of the Act a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so specified in the related Prospectus Supplement, a Trust may make an election to be treated as a FASIT. The applicable Transfer and Servicing Agreement for such a Trust may contain any such terms and provide for the issuance of Notes or Certificates on such terms and conditions as are permitted to a FASIT and described in the related Prospectus Supplement. In addition, upon satisfying certain conditions set forth in the Transfer and Servicing Agreements, the Depositor, the Seller and Servicer will be permitted to amend the Transfer and Servicing Agreements in order to enable all or a portion of a Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to a "Description of the Transfer and Servicing Agreements--Amendment." However, there can be no assurance that the Depositor will or will not cause any permissible FASIT election to be made with respect to a Trust or amend a Transfer and Servicing Agreement in connection with any election. In addition, if such an election is made, it may cause a holder to recognize gain (but not loss) with respect to any Notes or Certificates held by it, even though Federal Tax Counsel will deliver its opinion that a Note will be treated as debt for federal income tax purposes without regard to the election and the Note or Certificate would be treated as debt following the election. Additionally, any such election and any related amendments to a Transfer and Servicing Agreement may have other tax and non-tax consequences to Securityholders. Accordingly, prospective Securityholders are encouraged to consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

                        STATE AND LOCAL TAX CONSEQUENCES

     The discussion above does not address the tax consequences of purchase, ownership or disposition of the Securities under any state or local tax law. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider

         (1) whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

         (2) whether the investment satisfies the diversification requirements of Section 404 of ERISA;

         (3) whether the investment is in accordance with the documents and instruments governing the plan; and

         (4) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan or account investing in such entity (collectively, "Plans(s)") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by
Section 4975 of the Code. The Depositor, the related Trustee, the related Indenture Trustee and any underwriter of the offered Securities and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or transfer of Securities by, or on behalf of, such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a regulatory exception or administrative exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Trust Property and not merely an interest in the Securities, transactions occurring in connection with the servicing, management and operation of the Trust between the Depositor, the related Trustee, the related Indenture Trustee, the Servicer (or any other servicer), any insurer or any of their respective affiliates might constitute prohibited transactions, and the Trust Property would become subject to the fiduciary investment standards of ERISA, unless a regulatory exception or administrative exemption applies.

     With respect to offered Securities which are Certificates, the DOL has issued to a number of underwriters of pass-through certificates, similar to the Certificates, administrative exemptions (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA, and the excise taxes imposed pursuant to Section 4975(a) and (b) of the Code, the initial purchase, holding and subsequent resale of mortgage-backed or asset-backed pass-through certificates representing a beneficial undivided interest in certain fixed pools of assets held in a trust (as defined in paragraph III. B of Section III of the Exemption), along with certain transactions relating to the servicing and operation of such asset pools, provided that certain conditions set forth in the Exemption are satisfied. Paragraph III. B of Section III of the Exemption provides in part that a trust means an investment pool the corpus of which is held in trust and consists solely of:


         (1)      secured consumer receivables;

         (2)      secured credit instruments;

         (3) obligations secured by residential or commercial real property;

         (4) obligations secured by motor vehicles or equipment or qualified motor vehicle leases;

         (5)      guaranteed governmental mortgage pool certificates; or

         (6) an undivided fractional interest in any of the obligations listed in clauses (1)-(5) above.

     If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Plans in the initial issue of Certificates, the holding of Certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by:


         (1) an underwriter which has been granted an Exemption (or certain specified entities affiliated or associated with such underwriter) ("Underwriter");

          (2)     the Depositor;

         (3)      the Servicer (or any other servicer);

         (4)      the related Trustee or the related Indenture Trustee;

         (5) any obligor with respect to Receivables constituting more than 5 percent of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance;

         (6)      any insurer; and


         (7) any affiliate or successor of a person described in (1) to (6) above (the "Restricted Group").

     If the specific conditions of paragraph I.B of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(I)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in Certificates is (a) an obligor with respect to 5 percent or less of the fair market value of the Receivables or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans and (3) the holding of Certificates by Plans.

     If the specified conditions of paragraph I.C of Section I of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust and the Trust Property.

     The Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Certificates.

     The Exemption sets forth the following seven general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder.

         (1) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Securities issued by the Trust;

         (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Structured Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. ("National Credit Rating Agencies");

         (4) Neither the Trustee or the related Indenture Trustee is an affiliate of any other member of the Restricted Group (as defined above);

         (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made and retained by the Depositor pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

         (7)      The trust fund must also meet the following requirements:

                           (a) the corpus of the trust fund must consist solely
                  of assets of the type that have been included in other investment pools;

                           (b) certificates in such other investment pools must
                  have been rated in one of the three highest rating categories of one of the National Credit Rating Agencies for at least one year prior to the Plan's acquisition of Certificates; and

                           (c) certificates evidencing interests in such other
                  investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption may apply to a Plan's purchase, holding and transfer of Certificates and the operation, management and servicing of the Trust and the Trust Property as specified in the related Prospectus Supplement. In addition, in the event the Exemption is not available, certain exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Certificate. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers".

     Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Trust Property were deemed to be assets of a Plan. Under the Plan Assets Regulation, the Trust Property would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Depositor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. In addition, even in the event that the Notes are deemed to be an Equity Interest in the Trust, the Exemption may be applicable to both a Plan's purchase, holding and transfer of Notes (which in this situation are considered Certificates for purposes of the Exemption) and the operation, management and servicing of the Trust and the Trust Property, if so specified in the related Prospectus Supplement.

     Without regard to whether the Notes are characterized as Equity Interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust, the related Trustee or the related Indenture Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In such case, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and PTCE 84-14 may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.

     Investors that are insurance companies are encouraged to consult with their legal counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance co. v. Harris Trust and Savings Bank, 114 S.Ct. 517
(1993). In Harris Trust, the Supreme Court ruled that assets held in an insurance company's general account may be deemed plan assets under certain circumstances. Accordingly, such insurance company general accounts would be subject to the same considerations under ERISA and would be eligible for the same relief under the Exemption that would apply to any other Plan investor. In the event the Exemption is not applicable to the purchase, holding and transfer of Securities and the operation, management and servicing of the Trust and Trust Property, PTCE 95-60 may be applicable depending on the circumstances.

     Any Plan fiduciary considering the purchase of Securities is encouraged to consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                     RATINGS

     As a condition of issuance, the offered Securities of each Series will be rated an investment grade, that is, in one of its four highest rating categories, by at least one nationally recognized rating agency (a "Rating Agency") as specified in the related Prospectus Supplement. Ratings on the offered Securities of each Series address the likelihood of receipt by the related Securityholders of all distributions on the underlying Receivables. These ratings address the structural, legal and issuer-related aspects associated with the Securities of such Series, the nature of the underlying Receivables of such Series, the subordination and any credit enhancement provided therefor, including the credit quality of the third party credit enhancement provider, if any. Ratings on offered Securities of each Series do not represent any assessment of the likelihood of principal prepayments by Obligors or of the degree by which prepayments might differ from those originally anticipated. As a result, the related Securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their underlying investments. Each security rating should be evaluated independently of any other security rating. A security rating is not a recommendation to buy, sell or hold securities. There is no assurance that the ratings initially assigned to the Securities will not be subsequently lowered or withdrawn by the Rating Agencies. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related Prospectus Supplement.

                             METHOD OF DISTRIBUTION

     Notes and/or Certificates are being offered hereby in Series from time to time through any of the following methods:

         1. By negotiated firm commitment underwriting and public reoffering by underwriters;

         2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

         3. By placement directly by the Depositor with institutional investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Notes and/or the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Notes and/or the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Notes and/or Certificates of such Series if any such Notes and/or Certificates are purchased. Notes and/or Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Mellon Financial Services, Inc., an affiliate of the Depositor, may from time to time act as agent or underwriter in connection with the sale of the Notes and/or Certificates. This Prospectus and the related Prospectus Supplement may be used by Mellon Financial Services, Inc. in connection with offers and sales related to secondary market transactions in any Series of Notes and/or Certificates. Mellon Financial Services, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Notes and/or Certificates of such Series.

                                 LEGAL OPINIONS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters relating to the issuance of the Securities of any Series and the income tax consequences thereof will be passed upon for the Underwriters and the Depositor by Stroock & Stroock & Lavan LLP, New York, New York. If so specified in the related Prospectus Supplement certain legal matters relating to the issuance of the Securities of a Series under the laws of the State of Delaware will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                        INDEX OF PRINCIPAL DEFINED TERMS

Act..............................................................85
Actuarial Receivables.............................................8
Applicable Trustee...............................................37
APR...............................................................8
Base Rate........................................................30
Calculation Agent................................................31
Calculation Date.................................................31
CD Rate..........................................................30
CD Rate Determination Date.......................................31
CD Rate Security.................................................30
Cede.............................................................44
Cedel Participants...............................................39
Certificate Distribution Account.................................48
Certificate Majority.............................................39
Certificate Pool Factor..........................................18
Certificateholders................................................5
Closing Date.....................................................45
Code.............................................................68
Collection Account...............................................48
Commercial Paper Rate............................................32
Commercial Paper Rate Determination Date.........................32
Commercial Paper Rate Security...................................30
Commission........................................................7
Commodity Indexed Securities.....................................36
Composite Quotations.............................................30
Cooperative......................................................40
Currency Indexed Securities......................................36
Definitive Certificates..........................................38
Definitive Notes.................................................38
Definitive Securities............................................41
Depositories.....................................................37
DOL..............................................................87
DTC..............................................................44
Eligible Deposit Account.........................................51
Eligible Institution.............................................51
Eligible Trust Company...........................................51
Equity Interest..................................................90
Euroclear Operator...............................................40
Euroclear Participants...........................................40
Events of Default................................................21
Exchange Act......................................................7
Excluded Plan....................................................88
Exemption........................................................87
Face Amount......................................................36
 FASIT...........................................................10
Federal Funds Rate...............................................30
Federal Funds Rate Determination Date............................33
Federal Funds Rate Security......................................30
Financed Vehicle Loans...........................................10
Fixed Rate Securities............................................29
Floating Rate Securities.........................................29
FTC Rule.........................................................66
Global Securities................................................97
H.15(519)........................................................30
Index............................................................35
Index Maturity...................................................30
Indexed Commodity................................................36
Indexed Currency.................................................36
Indexed Principal Amount.........................................35
Indexed Securities...............................................35
Indirect Participants............................................37
Initial Pool Balance.............................................60
Insolvency Event.................................................58
Interest Reset Date..............................................30
Interest Reset Period............................................30
Investment Earnings..............................................50
IRS..............................................................68
LIBOR............................................................33
LIBOR Determination Date.........................................33
LIBOR Security...................................................30
London Banking Day...............................................34
Money Market Yield...............................................32
National Credit Rating Agencies..................................89
Note Distribution Account........................................48
Note Pool Factor.................................................18
OID..............................................................69
OID Regulations..................................................69
Paid-Ahead Period................................................17
Paid-Ahead Receivable............................................17
Participants.....................................................20
Payahead Account.................................................49
Payaheads........................................................52
Payment Date.....................................................21
Plan Assets Regulation...........................................87
Pool Balance.....................................................18
Prepayment Premium...............................................54
PTCE.............................................................90
Purchase Amount..................................................47
Receivable File..................................................48
 Registration Statement...........................................7
Related Documents................................................25
Related Person...................................................70
Reserve Account..................................................55
Restricted Group.................................................88
Reuters Screen LIBO Page.........................................34
Rules............................................................38
Schedule of Receivables..........................................45
Section 1286 Treasury Regulations................................78
Securities Act....................................................7
Servicer Default.................................................58
Servicing Fee....................................................53
Servicing Fee Rate...............................................53
Short-Term Note..................................................70
Simple Interest Receivables......................................14
Spread...........................................................30
Spread Multiplier................................................30
Stock Index......................................................36
Stock Indexed Securities.........................................36
Stripped Bond....................................................78
Subsequent Transfer Date.........................................45
Terms and Conditions.............................................40
Total Servicing Fee..............................................53
Transfer and Servicing Agreements................................45
Treasury Bills...................................................34
Treasury Rate....................................................34
Treasury Rate Determination Date.................................35
Treasury Rate Security...........................................30
Trust Accounts...................................................49
U.S. Person.....................................................101
Underwriter......................................................88


                                    ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION

                                   PROCEDURES

     Except in certain limited circumstances, any globally offered series of Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes and, if the related Prospectus Supplement so provides, Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to insure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC DEPOSITOR AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR DEPOSITOR AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL WITHHOLDING TAXES AND DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificateholder or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Securities or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding or that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                            MELLON AUTO TRUST 199_-_


                            $-----------------------


                              [ASSET-BACKED NOTES]

                      ASSET-BACKED CERTIFICATES [CLASS ___]


                          -----------------------------
                              PROSPECTUS SUPPLEMENT
                          -----------------------------

                                   UNDERWRITER


     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the [Asset-Backed Notes or] Asset-Backed Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the [Asset-Backed Notes or] Asset-Backed Certificates, and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the [Asset-Backed Notes or] Asset-Backed Certificates will be required to deliver a prospectus supplement and prospectus until __________, 1999_.

                                __________, 199_

                                                    [Alternate Page]


PROSPECTUS SUPPLEMENT DATED                         , 19
To Prospectus dated          , 199


                             Mellon Auto Trust 199__

                       Mellon Auto Receivables Corporation
                                    Depositor

                         [Asset Backed Notes, Series __]
                     [Asset Backed Certificates, Series __]

     This Supplement relates to the offering of the [Notes][Certificates] of the Series referenced above. This Supplement does not contain complete information about the offering of the [Notes][Certificates]. Additional information is contained in the Prospectus Supplement dated , 199 (the "Prospectus Supplement") prepared in connection with the offering of the [Notes][Certificates] of the Series referenced above and in the Prospectus of the Depositor dated , 199 (the "Prospectus"). Purchasers are encouraged to read this Supplement, the Prospectus Supplement and the Prospectus in full.

           PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE __ OF THE PROSPECTUS

     This Supplement is to be used by Mellon Financial Markets, Inc., an affiliate of Mellon Auto Receivables Corporation, in connection with offers and sales relating to market making transactions in the [Notes][Certificates] of the above-referenced Series in which Mellon Financial Markets, Inc. acts as principal. Mellon Financial Markets, Inc. may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

     This Supplement is qualified in its entirety by reference to the detailed information appearing in the accompanying Prospectus Supplement and Prospectus. Certain capitalized terms used in this Supplement are defined in the Prospectus Supplement or the Prospectus.


                              THE RECEIVABLES POOL

     Certain information regarding the Receivables as of June 30, 199_ (the "Reference Date") is set forth in Exhibit I in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by principal balance of the Receivables of the Reference Date and have been rounded in order to total 100.00%.

                             METHOD OF DISTRIBUTION

     The Supplement is to be used by Mellon Financial Markets, Inc., an affiliate of Mellon Auto Receivables Corporation, in connection with offers and sales relating to market-making transactions in the [Notes][Certificates] of the Series referred to on the cover page hereof in which Mellon Financial Markets, Inc., acts as principal. Mellon Financial Markets, Inc. may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and
                                  commissions.


SEC Registration Fee...................................   $   556,000
Printing and Engraving.................................   $   210,000
Trustee's Fees.........................................   $   162,000
Legal Fees and Expenses................................   $   350,000
Blue Sky Fees and Expenses.............................   $   150,000
Accountant's Fees and Expenses.........................   $   210,000
Rating Agency Fees.....................................   $ 1,038,000
Miscellaneous Fees and Expenses........................   $   180,000
                                                          -----------
Total Expenses.........................................   $ 2,706,000


-------------

*To be completed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

The general effect of the provisions for indemnification of directors and officers of the Registrant is to permit the Registrant to obtain the services of qualified individuals who otherwise would be unwilling to serve because it might expose their personal assets to potential liability arising from legal actions in the right of, or against, the Registrant. Such provisions do not insulate the officers or directors from their own unlawful acts but do permit the Registrant to provide funds to defend themselves from allegations unless and until they are finally judged to have acted unlawfully.

ITEM 16.  EXHIBITS


1.1.      Form of Underwriting Agreement*
3.1.      Certificate of Incorporation of the Registrant*
3.2.      By-laws of the Registrant*
4.1.      Form of Pooling and Servicing Agreement*
4.2.      Form of Certificate (included as part of Exhibit 4.1)*
4.3.      Form of Indenture*
4.4.      Form of Trust Agreement*
5.1.1.    Opinion of Stroock & Stroock & Lavan LLP with respect to legality
5.1.2.    Opinion of Richards, Layton & Finger, P.A. with respect to legality*
8.1. Opinion of Stroock & Stroock & Lavan LLP with respect to federal income tax matters (contained in Exhibit 5.1.1)
10.1.     Form of Sale and Servicing Agreement*
23.1.1.   Consent of Stroock & Stroock & Lavan LLP (contained in Exhibit 5.1.1)
23.1.2.   Consent of Richards, Layton & Finger, P.A. (contained in
          Exhibit 5.1.2)*
24.1.     Powers of Attorney*
25.1.     Statement of Eligibility and Qualification of Indenture Trustee
          (Form T-1)*


--------------------------
*        Previously filed.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To provide to the Underwriters at the closing specified in the underwriting agreements, securities in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (6) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (7) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (8) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, PA on the 15th day of April 1999.


                                       MELLON AUTO RECEIVABLES CORPORATION


                                       By: /S/ STEPHEN COBAIN
                                          ---------------------------
                                          Name:  Stephen Cobain
                                          Title: Chairman and President


Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities indicated on April 15, 1999.


       SIGNATURE                                           TITLE

           *                     Chairman of the Board, President and Director
---------------------------      (principal executive officer)
  Stephen Cobain

           *                     Treasurer
----------------------------     (principal financial and accounting officer)
  Jeffrey S. Gearhart

           *                     Director
----------------------------
  Paul S. Beideman


           *                     Director
-----------------------------
  Paul H. Dimmick


           *                     Director
-----------------------------
  Philip K. Hamm


           *                     Director
-----------------------------
  William R. Bairel


           *                     Director
-----------------------------
  William E. Numrich


*By: /S/ STEPHEN COBAIN
-----------------------------
         Stephen Cobain
         Attorney-in-fact

                                INDEX TO EXHIBITS

 Exhibit
 Number                   Exhibit                                       Page


 1.1.     Form of Underwriting Agreement*
 3.1.     Certificate of Incorporation of the Registrant*
 3.2.     By-laws of the Registrant*
 4.1.     Form of Pooling and Servicing Agreement*
 4.2.     Form of Certificate (included as part of Exhibit 4.1)*
 4.3.     Form of Indenture*
 4.4.     Form of Trust Agreement*
 5.1.1.   Opinion of Stroock & Stroock & Lavan LLP with respect to legality
 5.1.2.   Opinion of Richards, Layton & Finger, P.A. with respect to legality*
 8.1. Opinion of Stroock & Stroock & Lavan LLP with respect to federal income tax matters (contained in Exhibit 5.1.1)
 10.1.    Form of Sale and Servicing Agreement*
 23.1.1.  Consent of Stroock & Stroock & Lavan LLP (contained in Exhibit 5.1.1)
 23.1.2.  Consent of Richards, Layton & Finger, P.A. (contained in
          Exhibit 5.1.2)*
 24.1.    Powers of Attorney*
 25.1.    Statement of Eligibility and Qualification of Indenture Trustee
          (Form T-1)*


---------------------

*        Previously filed.